UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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IDEXX Laboratories, Inc.
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Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

IDEXX

About IDEXX

IDEXX was incorporated in Delaware in 1983, and our principal executive office is located at One IDEXX Drive, Westbrook, Maine 04092. IDEXX is a member of the S&P 500® Index and is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. Our innovations also help ensure the safety of milk and water across the world and maintain the health and well-being of people and livestock.

91%
of our revenues in 2022 came from our Companion Animal Group (CAG) business.
Our CAG products and services support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions to advance medical care, improve efficiency and build thriving practices.

Our Purpose
To be a great company that creates exceptional long-term value for our customers, employees, and shareholders by enhancing the health and well-being of pets, people and livestock.

March 31, 2023
To Our Colleagues, Shareholders and Other Stakeholders,
We are proud of the strong execution by our employees that enabled IDEXX to achieve solid growth in 2022, despite veterinary clinic capacity constraints and macroeconomic headwinds. We continued to support our veterinary customers in advancing the standard of pet healthcare and are well positioned to address the significant opportunities ahead of us.
Our operational execution is reflected in numerous achievements in 2022, including:
•Record placements of Companion Animal Group (CAG) Diagnostics premium instruments and software practice information management systems, which drove a 13% year-over-year expansion of our global premium instrument installed base.
•Release of eight new product, service and software solution enhancements, consistent with our Technology for Life approach.
•High customer retention rates at or above 97% across our major modalities.
•Achievement of 99% product availability and on-time delivery in each quarter of 2022, despite unprecedented supply chain challenges.
•Solid 5% reported revenue growth, and 7% organic revenue growth, over 2021 — building on significant expansion of revenue during the pandemic.1 Revenue gains were driven by growth in CAG Diagnostics recurring revenues, and continued strong growth in our veterinary software and Water businesses, including our ezyVet software product line which has materially outperformed our original revenue growth expectations.
We also advanced key strategic goals during this past year to position us for future growth and continued long-term value creation. Highlights include:
•Advancement of Our Innovation Agenda – In 2022 we successfully in-licensed technology on a worldwide, exclusive basis for use in developing two new point-of-care diagnostic platforms and applications, which will enable us to broaden the diagnostic menu available to our veterinary customers and support them in advancing the standard of pet healthcare.
•Enhancement of Our Commercial Capabilities in Key International Regions – We have been strategically enhancing our global commercial capabilities in key growth regions, including successfully expanding our commercial presence in Brazil, Italy and Japan.
•Talent Engagement and Building a More Diverse and Inclusive Organization – We advanced engagement programs for our critical frontline workers, who comprise more than 40% of our workforce, to enhance their retention, productivity and compensation. We also hired a new Chief Human Resources Officer and Head of Diversity and Inclusion and set a goal for underrepresented groups to comprise 33% of U.S. management by 2030.
•Corporate Responsibility Advancements – We set goals to reduce our operational greenhouse gas emissions (Scope 1 and Scope 2) by 37.8% from a 2021 baseline, and to source 100% renewable electricity by 2030. We also committed to conducting a human rights risk assessment of portions of our supply chain, which we expect to complete in 2023.
We are proud to play a leadership role in supporting the veterinary industry. Recently, we conducted a first-of-its kind empirical study that aims to help address veterinary practice capacity constraints in the near term. Our study, Finding the Time: Empowering Veterinary Teams to Get the Most Out of Every Day, shares practical strategies and solutions that individual practices can implement to increase productivity while also maintaining quality of care.
We could not be more appreciative of our nearly 11,000 IDEXX colleagues for their efforts in helping us achieve strong growth in 2022 in a very dynamic external environment. Their work helped position us to continue to address the significant opportunity ahead of us and toward providing a better future for animals, people and our planet. Thank you to all our stakeholders for your continued support of IDEXX. We look forward to joining our shareholders on May 17th at our annual meeting.
Sincerely,

Jonathan J. Mazelsky President and Chief Executive Officer	Lawrence D. Kingsley Independent Non-Executive Board Chair
1    Information regarding organic revenue growth, which is a non-GAAP (generally accepted accounting principles in the United States of America) financial measure, and its reconciliation to reported revenue growth is provided in Appendix A.
2023 Proxy Statement | 1

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NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
Notice of 2023 Annual Meeting
of Shareholders
NOTICE IS HEREBY GIVEN of the 2023 annual meeting of shareholders (2023 Annual Meeting) of IDEXX Laboratories, Inc. We will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2023 Annual Meeting, as well as our 2022 Annual Report on Form 10‑K filed with the SEC on February 16, 2023, on or about March 31, 2023. The 2023 Annual Meeting will be held:

DATE AND TIME Wednesday, May 17, 2023, 10:00 a.m., Eastern Time	LOCATION Virtual meeting online via audio webcast at www.virtualshareholdermeeting.com/IDXX2023
RECORD DATE
The Company’s Board of Directors has fixed the close of business on March 20, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the 2023 Annual Meeting.

Shareholder Voting Matters Summary

Proposal	Board Vote Recommendation	Page Number for More Information
Proposal One Election of Directors	FOR each nominee	19
Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	47
Proposal Three Advisory Vote to Approve Executive Compensation	FOR	50
Proposal Four Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation	FOR EVERY ONE YEAR	50
Virtual Meeting Admission
Shareholders of record as of March 20, 2023, will be able to participate in the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/IDXX2023. To participate in the 2023 Annual Meeting, shareholders of record will need the control number included on their Notice of Internet Availability of the proxy materials, on their proxy card or on the instructions that accompanied their proxy materials. The annual meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.
In the event of a technical malfunction or other situation that the chair of the 2023 Annual Meeting determines may affect the ability of the 2023 Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn the 2023 Annual Meeting, the chair or secretary of the 2023 Annual Meeting will convene the meeting at 10:00 a.m. Eastern Time on the date specified above at One IDEXX Drive, Westbrook, Maine 04092 solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the chair of the 2023 Annual Meeting. Under the foregoing circumstances, we will post information regarding the announcement on the Investor Relations section of our website (www.idexx.com).
2023 Proxy Statement | 3

Pre-Meeting Forum
The online format for our 2023 Annual Meeting also allows us to communicate more effectively with you through our online pre-meeting forum, which can be accessed at www.proxyvote.com for beneficial owners and www.proxyvote.com/idxx for registered shareholders. At this online pre-meeting forum, you can submit questions in advance of our 2023 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2023 Annual Meeting and access copies of proxy materials and our annual report.

By order of the Board of Directors, Sharon E. Underberg Executive Vice President, General Counsel and Corporate Secretary Westbrook, Maine March 31, 2023	How To Vote	For registered holders:	For beneficial owners:
	BY TELEPHONE	1-800-690-6903*	1-800-454-8683*
	BY INTERNET	Before the meeting: www.proxyvote.com* During the meeting: www.virtualshareholdermeeting.com/IDXX2023*
	BY MAIL	Request a paper proxy card by calling 1-800-579-1639 or send an email to sendmaterial@proxyvote.com.	Mark, sign and date your voting instruction form and return it in the postage-paid envelope provided.
*    You will need the control number included in your Notice of Internet Availability, your proxy card or the voting instruction form that accompanies your proxy materials.
4 | 2023 Proxy Statement

TABLE OF CONTENTS
2023 Proxy Statement | 5

2022 Financial Performance Highlights‡
For more complete information, review our 2022 Annual Report on Form 10-K filed with the SEC on February 16, 2023, which can be accessed on our website (www.idexx.com).

Revenue

$3.367 billion

+5% over 2021

+7% organic revenue growth over 2021

Operating Profit

$899 million

-4% lower than 2021

Diluted Earnings Per Share

$8.03

-7% lower than 2021

+5% growth in CAG Diagnostics recurring revenue, or +8% organic revenue growth, over 2021	27% of revenue -230 bps lower than 2021 on reported basis -240 bps lower than 2021 on comparable basis, including an unfavorable 230 bps impact from discrete R&D investments	-1% lower than 2021 on comparable basis, including a ~9% unfavorable impact from discrete R&D investments to in-license technology for two new point-of-care diagnostic platforms and applications

OPERATING CASH FLOW†	FREE CASH FLOW†	ROIC
$543 million	$394 million	44%
-28% lower than 2021	-38% lower than 2021 and 58% of net income	$3.367 billion Revenue +7% $899 million Operating Profit -4% $8.03 Diluted Earnings Per Share -7%

CAPITAL ALLOCATED TO SHARE REPURCHASES, 2018 – 2022*
$2.4 billion	8%	$347.66
Capital allocated to share repurchases	Percentage of outstanding shares repurchased	Average share repurchase price

Comparison of Cumulative Five-Year Total Shareholder Return**

‡    Information regarding the following non-GAAP financial measures and their calculation is provided in Appendix A: organic revenue growth, comparable EPS growth, free cash flow, ratio of free cash flow to net income, comparable operating margin improvement and after-tax return on invested capital, excluding cash and investments (ROIC).
†     Impacted by discrete research and development (R&D) investments, higher inventory levels aligned with sustaining product availability, higher deferred R&D tax credits and investments in a major facility expansion.
*    For the period from January 1, 2018 to December 31, 2022.
**    Assumes the investment of $100 on December 31, 2017 in IDEXX’s common stock, the S&P 500 Index, the S&P 500 Health Care Index and the NASDAQ Stock Market Index (U.S. Companies) (NASDAQ Index) and the reinvestment of dividends, if any.
6 | 2023 Proxy Statement

GENERATING LONG-TERM VALUE
Generating Long-Term Value
We believe that the long-term financial potential of our business is significant, as reflected in the model below:*

Revenue Growth 10%+	+	Operating Margin Expansion 50 – 100 bps	+	Capital Allocation Leverage 1% – 2% Incremental EPS Growth	Long-Term EPS Growth Potential 15% – 20%
We aim to achieve these financial goals over the long term by successfully executing our Purpose-driven strategy:

•Focused on Growing the Highly Attractive Global Pet Healthcare Space – Global pet healthcare has excellent long-term secular growth characteristics. In fact, we estimate that the total global addressable companion animal diagnostics opportunity is approximately $37 billion, with approximately ⅔ of this estimated opportunity located outside the U.S. We seek to expand and realize that opportunity by bringing innovative products and services to market and driving their broad adoption.
•Advancement of Innovation – We aim to advance global pet healthcare standards of care through innovation, supporting the long-term development of global pet healthcare. Our sustained focus on R&D enables us to introduce novel diagnostic and software products and services. For example, our $80 million in discrete R&D investments in 2022 to in-license technology for use in developing two new point-of-care diagnostic platforms and applications demonstrates our robust pipeline investment for new product development. In addition, our innovative diagnostic solutions are fully backed by peer-reviewed and third-party studies, where possible, that objectively confirm their claims and capabilities.
•Customer Focus – We have the largest and most-experienced companion animal diagnostics field-based professional organization in the world, which enables us to develop and strengthen our relationships with our customers, including individual veterinarian customers, and to drive faster adoption of our innovations. We continue to invest in our customer development and commercial capabilities, with an increased focus on key international regions.
•Expansion of Recurring Revenue Business Model – Our business is designed around a durable, recurring revenue business model, with robust growth and profit characteristics and supported by our extraordinary customer loyalty and high retention rates. The largest contributor to our total revenues is our CAG Diagnostics recurring revenue, which constituted 79% of our total 2022 revenue.
•Commitment to Sustained Growth in Financial Performance – We have a consistent track record of organic revenue growth and operating margin expansion over the long term, strong free cash flow generation and a disciplined approach to capital allocation. As a result, our investments in our business yielded a 44% ROIC in 2022.**
Highly Attractive Global Pet Healthcare Factors and Trends

•The enduring bond between humans and their pets, which is increasing in strength across successive generations of pet parents.
•Pet parents’ ever-increasing desire to support the health and well-being of companions that many consider part of their families and their willingness to commit their time and money toward veterinary care.
•Growth in the global pet population, which accelerated during the pandemic.
•Veterinary care providers’ ever-advancing ability and intent to provide a high medical standard of care, including increased focus on services offered within the clinic.
•New veterinary care models, such as curbside concierge service and telehealth, which emerged during the pandemic and support clinical visit growth.
•Our diagnostic and software innovations that:
•Expand veterinarians’ medical toolkit, including AI-powered diagnostic insights and support.
•Enable pets — who cannot speak for themselves — to communicate more precisely their health status and problems.
•Support increased productivity and efficiency in veterinary clinic practices and more effective, technology-enabled communications with pet parents.

*    Our long-term financial potential model represents our projected annual gains, assuming that foreign currency exchange rates remain the same and excluding year-over-year changes in share-based compensation tax benefits and non-recurring or unusual items.
**    Information regarding ROIC, or after-tax return on invested capital, excluding cash and investments, and its calculation is provided in Appendix A.
2023 Proxy Statement | 7

Key Business Highlights
IDEXX’s Innovation is Built on Decades of Sustained R&D Investment and Capability Development
Consistent with our Guiding Principle to innovate with intelligence, we have made significant R&D investments for decades, which, combined with our deep knowledge of our customers and their needs, have enabled us to introduce a steady stream of innovative CAG diagnostic and software products and services. Many of these innovations expand the testing capabilities of our existing instrument platforms as part of our Technology for Life approach of continuing to enhance the diagnostic value of our instruments.

CAG Product Innovations
IDEXX Preventive Care
As veterinary medicine advances, supported by IDEXX innovations, the relevance and medical benefits of diagnostic tests for pets during wellness visits, as part of a preventive care protocol, continue to grow. Preventive care offers an opportunity for our veterinarian customers to deliver better medical care to pet patients, while building stronger relationships with pet parents.
We offer IDEXX Preventive Care Simple Start for our customers — especially capacity-constrained practices. It is an innovative turnkey solution that combines our diagnostic tests in specially designed preventive care profiles, together with staff training, consultation services and ready-to-use communications materials. This program not only supports the advancement of veterinary standards of care, but also represents a significant growth opportunity, with a total addressable U.S. opportunity estimated to be $3.0 billion. Since 2017, we have enrolled over 6,200 practices in North America.
Helping Address Veterinary Practice Capacity Constraints
Veterinary practices are under extraordinary strain, due in part to veterinary care demand outpacing current practice models and tight labor market dynamics.
In response to this need, in February 2023 we published Finding the Time: Empowering Veterinary Teams to Get the Most Out of Every Day, which introduces the veterinary Practice Productivity IndexTM, a data-driven framework and collection of guides to help practices increase productivity and create additional capacity, while maintaining quality of care and supporting happier, healthier veterinary teams.

Differentiated Assay Development
IDEXX FGF-23 Test – Introduced in 2022, it detects FGF-23, a kidney disease management biomarker, providing evidence-based insights to recommend therapeutic interventions in cats with chronic kidney disease. This test complements our IDEXX SDMA Test introduced in 2015, which detects the renal biomarker SDMA — an early indicator for kidney function decline. With the addition of IDEXX FGF-23, we believe we offer the most comprehensive portfolio of renal diagnostic panels on the market today.
Fecal Dx® Antigen Testing – Expanded in 2022 to detect flea tapeworm, in addition to hookworm, roundworm and whipworm. With this addition, this test detects up to five times more of these common intestinal parasites, and earlier than fecal flotation alone, and provides veterinarians with valuable insights as part of annual wellness tests and preventive care protocols.
IDEXX 4Dx® Plus Test – Added new markers in 2022 that detect antibodies for Anaplasma acute infections earlier, detecting up to 30% more positives with increased sensitivity. This enables veterinarians to provide timely treatment to more infected pets that may be asymptomatic, improving the pets’ prognosis.

Instrument Platform Development
ProCyte One® Hematology Analyzer – With over 8,000 analyzers delivered globally since commercial launch in 2021, the ProCyte One analyzer delivers real-time, accurate, complete blood count (CBC) results from a blood sample drawn during a patient visit. This next-generation, point-of-care analyzer is easy to use, takes up less space than our best-in-class IDEXX ProCyte Dx® Hematology Analyzer and is priced attractively.
Catalyst Dx® and Catalyst One® Chemistry Analyzers – These analyzers deliver real-time chemistry, electrolytes and immunoassay results from blood samples drawn during patient visits and are connected real-time with IDEXX for support and continued software upgrades. Consistent with our Technology for Life approach, we continue to add important tests to the test menu, such as our IDEXX SDMA® Test that no longer requires a separate reagent cup in 2022 and Catalyst Bile Acids Test in 2020.
Investment in Future Diagnostic Platforms – In 2022 we made an $80 million discrete R&D investment to in-license technology for use in developing two new point-of-care diagnostic platforms and applications.

2022 Global Premium Instrument Placements
•~8,200 premium chemistry instruments, for a global installed base of ~63,100 instruments.
•~7,800 premium hematology instruments, including over 5,700 ProCyte One analyzers, for a global installed base of ~43,100 instruments.
•~2,400 SediVue Dx® Urine Sediment Analyzers, for a global installed base of ~15,600 analyzers.

8 | 2023 Proxy Statement

KEY BUSINESS HIGHLIGHTS

Artificial Intelligence (AI) and Machine Learning
Expanded Global Customer Development and Commercial Capabilities
We believe that developing and deepening strong relationships with our veterinarian customers helps to deliver better care to patients, drive broader adoption of our products and services and maintain high customer loyalty. Since 2015, we began transitioning to a model in which we directly market our CAG products to veterinarians. Today, almost 99% of our CAG products and services are sold in countries where we have a direct presence.
We also expanded our global field organization to support this strategy. As a result, the number of our global CAG field-based professionals has grown to approximately 1,100 as of December 31, 2022.
In addition, because regions outside the U.S. represent approximately ⅔ of the total global addressable companion animal diagnostics opportunity, we have been strategically enhancing our global commercial capabilities in key international regions by expanding our in-region commercial presence on a rolling basis, including Italy, Brazil and Japan in 2022, and developing global centers of excellence to scalably support sales and other operations for all regions.

SediVue Dx® Urine Sediment Analyzer Featuring Neural Network 6.0 – Automates urine sediment analysis, a traditionally laborious and variable process, while expanding its clinical value by finding more underlying disease, and sooner. It uses neural network algorithms similar to facial recognition technology to identify clinically relevant urine sediment particles and captures high-contrast digital images that become part of the permanent patient record. Neural Network 6.0, the latest release of this analyzer’s software, was built on an image bank of 800 million images, and uses machine learning to continuously improve the algorithms’ ability to identify abnormalities in urine samples. SediVue Dx also features Interpretive Comments that enhance medical decision making for improved efficiency in determining next steps
VetConnect® Plus Software with IDEXX DecisionIQ™ – Software that enables veterinarians to access, analyze and share patients’ diagnostic results from all IDEXX diagnostic modalities. Recently enhanced with IDEXX DecisionIQ to deliver next-step considerations alongside results, helping veterinarians make informed clinical decisions with confidence. IDEXX DecisionIQ currently supports clinical decision-making for vector-borne disease infections, chronic kidney disease and endocrine conditions.

Customer-Facing Software and Connectivity Innovations
Helping Veterinarians Diagnose and Treat Cancer in Our Pets
In the U.S. alone, roughly 6 million new cancer diagnoses are made in dogs, and a similar number in cats, each year.
Building on our expertise in cancer pathology and preventive care, in January 2023 we broadened our comprehensive cancer diagnostics test and service menu at our North America reference laboratories, which now offer:
•IDEXX Nu.Q Canine Cancer Screen, a more accessible way to screen dogs for cancer as part of preventive care protocols.
•A liquid biopsy test that uses DNA sequencing technology to aid in diagnosing the most common canine cancers.
•A diagnostic panel for biopsy tissues to identify genetic mutations in dogs, assisting in therapy selection and personalized treatment options.
•Diagnostic profiles to support cancer therapy management and monitoring.

ezyVet® Practice Management Software – Cloud-native and industry-leading practice information management software (PIMS) acquired and successfully integrated into our software portfolio in 2021, complementing our other cloud-based PIMS offerings. Offering advanced capabilities and intuitive workflow, it integrates with over 100 other veterinary software applications and programs and is a leading platform for advanced and specialty veterinary clinics.
VetConnect® PLUS Mobile App with Advanced Features – Mobile cloud-based software that enables veterinarians to access and analyze patients’ data from all IDEXX diagnostic modalities. Advanced features include streamlined case management, easier-to-read reports and more intuitive navigation — all available in multiple languages — allowing our customers to spend less time searching for information and more time with patients.

2023 Proxy Statement | 9

ESG
We are a purpose-driven company and our commitment to environmental, social and governance (ESG) priorities is aligned with our goal to advance animal, human and environmental health and well-being through innovation, technology and sustainable, long-term value creation for our shareholders and other stakeholders.
Our 2021 Corporate Responsibility Report communicates our ESG goals, commitments and achievements and includes disclosure aligned with the Sustainability Accounting Standards Board metrics for our industry and the Task Force on Climate-related Financial Disclosures (TCFD) recommendations. Please visit the Corporate Responsibility section of our website (www.idexx.com) to learn more.

Selected ESG Goals and Commitments[1]

Reduce operational greenhouse gas (GHG) emissions (Scope 1 & 2) by 37.8% by 2030.[2]	Maintain gender balance[4] in global management[5] and ensure programs are in place to support career advancement opportunities for women across the enterprise.	Expand access to care for >500,000 animals in underserved communities by 2025.[8]

Source 100% renewable electricity by 2030.	Increase underrepresented groups[6] in U.S. management[5] to 33% by 2030.	Expand access to mental health and well-being support for veterinary professionals around the world.[8]

Advance understanding of our Scope 3 GHG emissions.[3]	Continue to provide career opportunities to women in STEM roles[7] globally.	Conduct human rights risk assessment of our business and portions of our supply chain in 2023.

Integrate sustainability considerations as required criteria for new product development and design.	Reduce amount of plastic and other material waste from current products and packaging.	Increase annual global employee volunteering to 15,000 hours by 2025.

1Our ESG goals and commitments constitute forward-looking statements. For information about forward-looking statements and where you can find more detail about risks and uncertainties that could cause actual results to differ materially from those results expressed or implied by forward-looking statements, refer to the discussion under “Forward-Looking Statements” on page 95.
2Emissions target is based on 2021 data as baseline. Target aligned with the United Nations Paris Agreement’s goal of limiting warming to 1.5 degrees Celsius.
3Completed an initial Scope 3 screening and plan to work with selected suppliers and logistics partners to gather additional visibility on value chain emissions and opportunities to reduce our impact.
4Gender balance refers to the equitable representation of women and men between the range of 45% and 55%.
5Employees in people leadership roles (all levels).
6Based on self-identification by our employees. The term “underrepresented groups” is defined as African American/Black, Asian, Hispanic/Latinx, American Indian, Alaska Native, Native Hawaiian/Other Pacific Islander, and two or more races, as well as other underrepresented and/or vulnerable groups.
7Includes STEM professional and technical support roles in computer and math (e.g., software developers), engineering (e.g., process engineers), physical and life sciences (e.g., senior scientists), veterinary professionals (e.g., clinical pathologists, professional service veterinarians or medical laboratory technicians) and STEM managerial (e.g., laboratory managers).
8Through global social initiatives, which include grants from the IDEXX Foundation and contributions from corporate lines of business.
10 | 2023 Proxy Statement

ESG
Our ESG Framework and Select Highlights Since January 2022
During 2022 we developed a framework to align our ESG goals, commitments and initiatives with our long-term business strategy and Purpose. This framework, which was informed by viewing our stakeholders’ perspectives from our first ESG materiality assessment through the lens of our long-term business strategy and Purpose, drives our focus across three key pillars. Highlights from our progress under these pillars since January 2022 include the following:

Care	People	Planet
We released eight new product, service and software solution enhancements across IDEXX modalities described under “Key Business Highlights” above.
Supported increased access to veterinary care in underserved communities, community engagement and a more diverse veterinary population through the IDEXX Foundation.
Announced the first three veterinary students to receive full scholarships in connection with our IDEXX Foundation initiative with the Tuskegee University College of Veterinary Medicine.
Conducted a first-of-its kind empirical study that aims to help address veterinary practice capacity constraints in the near term. Our study, Finding the Time: Empowering Veterinary Teams to Get the Most Out of Every Day, shares practical strategies and solutions that individual practices can implement to increase productivity while also maintaining quality of care.
Enhanced VetConnect PLUS mobile app to provide on-the-go veterinary professionals patient information they need in the palm of their hand, allowing our customers to spend less time searching for information and more time with patients.

We advanced frontline employee engagement programs that improved retention, productivity and compensation for frontline employees.
We scoped and launched a human rights risk assessment of a portion of our supply chain that is intended to identify and manage related risks to our business. This human rights risk assessment is expected to be completed during 2023.
We made progress against our multi-year global diversity, equity and inclusion (DEI) strategy and roadmap, including:
•Hired a new Head of Diversity and Inclusion to lead and coordinate the continued advancement of our DEI priorities.
•Completed our 2022 pay equity assessment, which confirmed our global pay practices are fair and equitable.
•Achieved 100% completion by global people leaders in our diversity, inclusion and belonging training.
Introduced expanded mental health benefits for all U.S. employees and their families and maintained a hybrid, flexible work environment globally.
Our employees contributed nearly 14,000 volunteer hours in 2022, driven largely by our first annual One Good Thing giving and volunteering campaign.
Launched a new employee recognition program that includes key recognition acknowledgments throughout the year and engages the employee population in a holistic manner.

We conducted a climate-related-scenario analysis under the TCFD framework and included TCFD-aligned disclosures in our 2021 Corporate Responsibility Report.
We transitioned to more environmentally-friendly insulated packaging when shipping cold consumables in Europe. As a result, in Europe alone, we estimate that we will avoid using more than 190,000 pounds per year of polystyrene foam.
We launched our Catalyst SDMA Test featuring a new innovative technology that enables SDMA testing to be run without using a reagent cup, with a reduced number of steps and streamlined process, enabling faster results. Other benefits include:
•100% paperboard packaging.
•44% reduction in packaging materials.
We continued to support a three-year effort by the non-profit organization charity: water to bring clean water to 30 communities across Africa and South Asia.

2023 Proxy Statement | 11

Governance
IDEXX is committed to sound corporate governance practices that benefit all our stakeholders, including our shareholders, customers, employees, communities and suppliers. Strong governance underpins and serves as a foundation for our efforts to achieve our ESG goals and commitments and create sustainable, long-term value for our stakeholders.
Our shareholders elect our Board, which acts as a steward for IDEXX and its long-term, sustainable value. The Board and its committees meet throughout the year and regularly engage with management as part of fulfilling their oversight responsibilities and duties.
The Board has adopted corporate governance policies and practices, including Corporate Governance Guidelines, which provide a framework for effective Board oversight. The Governance and Corporate Responsibility Committee regularly assesses the corporate governance landscape to identify emerging practices that are aligned with our Purpose and enhance the creation of long-term stakeholder value. With that perspective, the Governance and Corporate Responsibility Committee reviews our Corporate Governance Guidelines and other corporate governance policies and practices (including all Board committee charters following review by each respective committee) at least annually and, as necessary or advisable, recommends enhancements to the full Board for its approval. As a result, the Board has adopted the following corporate governance practices:
•Led by an independent Board Chair
•Proxy access rights for our shareholders
•Majority vote standard in uncontested director elections and related director resignation policy
•No shareholder rights plan (poison pill)
•Robust stock ownership and retention guidelines for our Board and senior executives
•Pledging, hedging and short sales of stock prohibited
•Clawback policy for performance-based incentive compensation
The full text of the Corporate Governance Guidelines; the charters of the Audit, Compensation and Talent, Finance, and Governance and Corporate Responsibility Committees; and our Code of Ethics can be found on the Corporate Governance section of our website (www.idexx.com).
Board Oversight of Legal and Ethical Conduct
The Audit Committee oversees our Code of Ethics compliance monitoring, and the full Board exercises oversight over our compliance program for legal and ethical conduct.
The General Counsel regularly updates the Audit Committee of any ethical concerns raised through the IDEXX Ethics Hotline, which is hosted by an independent third party. The Hotline allows for both confidential and anonymous reporting. The General Counsel also evaluates the treatment of potential or actual violations of our Code of Ethics in accordance with our applicable policies and procedures, and generates an annual benchmarking report, which the Audit Committee receives. The Audit Committee briefs the full Board on these matters. In addition, the General Counsel and Chief Compliance Officer annually provide the full Board with an update on our corporate compliance program, including our Code of Ethics and data privacy, anti-bribery and corruption, and trade sanctions compliance programs.
Board Oversight of Cybersecurity
Like other companies, we inhabit an environment of increasing global cybersecurity vulnerabilities and threats. The management of cybersecurity risk is overseen by our entire Board. Our cybersecurity risk management program is led by our Chief Information Security Officer and his team, who are in turn overseen by a senior management-level cybersecurity risk steering committee that includes our Head of Internal Audit and General Counsel. For additional information, refer to the discussion under “Board’s Oversight of Cybersecurity Risk Management” on page 33.
Board Oversight of Corporate Responsibility and ESG Matters
Our full Board oversees our overall strategy and management of material ESG risks and opportunities with the support of our Board committees. For more information, refer to the discussion under “Board’s Oversight of Corporate Responsibility and ESG Matters” on page 34.

Selected governance accomplishments since January 2022
•Adopted a new stand-alone conflict of interest policy to supplement our Code of Ethics and provide additional guidance and guardrails for our employees.
•Adopted a Global Policy on Corporate Social Initiative Support and Community Engagement that formalizes practices and procedures applicable to charitable contributions, donations or other activity in support of any social initiatives or community engagement by us or our employees through our global volunteer program.
•Vetted and selected an ESG data management software solution for implementation in 2023 to support the efficiency and governance of the collection of ESG-related data.

12 | 2023 Proxy Statement

PROXY VOTING ROADMAP
Proxy Voting Roadmap

PROPOSAL ONE

Election of Directors To elect Daniel M. Junius, Lawrence D. Kingsley, and Sophie V. Vandebroek as Class II Directors with a term expiring at the 2026 Annual Meeting.

The Board of Directors recommends a vote “FOR” the three Director nominees up for election
Refer to page 19 for further information about our Director nominees
Board Composition, Backgrounds and Skills
The following summarizes key information regarding the composition, backgrounds and skills of our Board. For more information, refer to our Directors’ biographical information under “Director Nominees and Board Biographies” beginning on page 20.

Director Independence	Gender Diversity	Born and Raised Outside U.S.	Racial or Ethnic Diversity

Director Age	62 years Average Age 47 53 60 61 62 67 70 71 72 Average Tenure 8 years	Director Tenure

Backgrounds
Board Member	Gender		Race/Ethnicity						Sexual Identity
	Male	Female	Asian/Pacific Islander	Black/African American	Caucasian/White	Hispanic/Latinx	Middle-Eastern/North African	Native American	LGBTQ+
Jonathan W. Ayers
Bruce L. Claflin
Asha S. Collins, PhD
Stuart M. Essig, PhD
Daniel M. Junius
Lawrence D. Kingsley
Jonathan J. Mazelsky
Sam Samad
M. Anne Szostak
Sophie V. Vandebroek, PhD
2023 Proxy Statement | 13

Skills and Experience Matrix
The table below highlights many of the key skills, experiences and competencies that our Directors bring to the Board. This high-level summary is not intended to be an exhaustive list of each Director’s skills, experiences or contributions to the Board. Further details about each Director’s skills, experiences and qualifications are set forth in their individual biographies.

	Jonathan W. Ayers	Bruce L. Claflin	Asha S. Collins, PhD	Stuart M. Essig, PhD	Daniel M. Junius	Lawrence D. Kingsley	Jonathan J. Mazelsky	Sam Samad	M. Anne Szostak	Sophie V. Vandebroek, PhD
Executive Leadership	✓	✓		✓	✓	✓	✓	✓	✓	✓
Direct Financial Reporting / Accounting Oversight	✓	✓		✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Science and Technology	✓	✓	✓	✓	✓		✓	✓		✓
Human Capital Management / Compensation	✓	✓		✓		✓	✓	✓	✓	✓
International Business	✓	✓		✓		✓	✓	✓	✓	✓
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sustainability / ESG	✓							✓		✓
Cybersecurity										✓
Capital Markets	✓	✓		✓	✓	✓	✓	✓	✓

PROPOSAL TWO

Ratification of Appointment of Independent Registered Public Accounting Firm To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2023.

	Fiscal Years Ended December 31,
	2022 ($)	2021 ($)
Audit fees	2,759,249	2,410,842
Audit-related fees	—	—
Tax fees	1,294,024	2,284,402
All other fees	900	900
Total fees	4,054,173	4,696,144

The Board of Directors recommends a vote “FOR” this item
Refer to page 47 for further information about our independent auditors
14 | 2023 Proxy Statement

PROXY VOTING ROADMAP

PROPOSAL THREE

Advisory Vote to Approve Executive Compensation (“say-on-pay”)
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (NEOs) as disclosed in this Proxy Statement.

The Board of Directors recommends a vote “FOR” this item
Refer to the discussion under “Our Executive Compensation Program” below and the discussion beginning on page 50 for further information about our executive compensation program.

PROPOSAL FOUR

Advisory Vote on the Frequency of Advisory Vote to Approve Executive Compensation (“frequency of say-on-pay”)
To approve, on an advisory (non-binding) basis, how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules.

The Board of Directors recommends a vote “FOR” the option of EVERY ONE YEAR
Refer to page 50 for further information about this frequency of say-on-pay proposal.
Our Executive Compensation Program
Our executive compensation program consists of three key elements: base salary, annual performance-based cash bonus and equity-based long-term incentives, which in total are within a competitive range of our market. Because it relates most directly to the creation of shareholder value over time, variable, at-risk compensation is a higher percentage of total compensation for our senior executives, including our NEOs, than for our other employees. The 2022 total target direct compensation mix for our Chief Executive Officer (CEO) and our other NEOs is detailed below:

Elements of 2022 Total Target Direct Compensation for CEO and Other NEOs (Average)

2023 Proxy Statement | 15

Corporate Governance
Board Refreshment and Succession Planning
Our Governance and Corporate Responsibility Committee identifies, reviews and recommends candidates for nomination to our Board in accordance with its charter and our Corporate Governance Guidelines. To ensure it selects candidates who will contribute to Board effectiveness and the continued fulfillment of our Purpose, our Governance and Corporate Responsibility Committee actively plans for Board succession and refreshment throughout the year:

Strategic and Risk Review
This annual strategic planning process and enterprise risk assessment informs the Governance and Corporate Responsibility Committee’s understanding of the specific skill sets that would contribute to Board effectiveness

Board Self-Assessment
Governance and Corporate Responsibility Committee uses this annual assessment to identify any future needs — particularly in light of our long-term strategy, risks and potential Director retirements

Board Composition Review Governance and Corporate Responsibility Committee annually reviews the Board composition and each Director’s skill set

Recruitment and Nomination Process
Governance and Corporate Responsibility Committee identifies and evaluates potential candidates and recommends to the Board nominees; Board selects nominees for election by shareholders

Election Shareholders vote on nominees

Eight new independent Directors joined the Board since 2012
Each year, our Governance and Corporate Responsibility Committee leverages insights from the Board’s annual review of our long-term strategic plan and related enterprise risk assessment to identify the capabilities, skills, attributes and experiences it believes would best enable our Board to support our Purpose, including the creation of exceptional long-term shareholder and stakeholder value, in both the present and the future.
The Governance and Corporate Responsibility Committee then considers the results of our annual Board self-assessment and evaluates the Board’s composition and each Director’s skill set to determine whether our Directors’ current capabilities, skills, attributes and experiences align with the long-term needs of our Board.
Based on this review, coupled with our Director age limit in our Corporate Governance Guidelines — which requires each Director to retire at the next Annual Meeting after their 73rd birthday, except as may be approved by the Board — the Governance and Corporate Responsibility Committee determines whether and when Board refreshment is needed, as well as the capabilities, skills, attributes and experiences that candidates should possess.
The Governance and Corporate Responsibility Committee then engages in the process described later under “Director Nomination Process.” Once candidates are recommended to the Board, the Board selects nominees to be voted upon by our shareholders, or if a candidate is recommended to fill a Board vacancy, they may be elected by the vote of a majority of the Directors then in office.
16 | 2023 Proxy Statement

CORPORATE GOVERNANCE
Diversity and our Board
We believe that diversity on our Board, including but not limited to gender, racial and ethnic diversity, helps drive innovation and a better understanding of our stakeholders and contributes to Board effectiveness.
Accordingly, our Governance and Corporate Responsibility Committee and Board focus on ensuring representation of a wide range of backgrounds and experiences on our Board and consider the value of diversity of all types in the Board member nomination process. In particular, the Governance and Corporate Responsibility Committee actively seeks out and includes highly-qualified, diverse candidates (including women and persons with racially and/or ethnically diverse backgrounds) in the pool of potential Board nominees.
As a result of our Board’s sustained focus on refreshment and diversity, we have added eight new independent Directors since 2012, and we are proud of the diversity of our Board.

Board Diversity Matrix (As of March 1, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0
Directors with Disabilities: 1
Directors who identify as Middle Eastern: 1
Directors born and raised outside the United States: 2
For more information regarding the composition, backgrounds and skills of our Board, refer to the information above beginning on page 13 under “Board Composition, Backgrounds and Skills” and our Directors’ individual biographical information under “Director Nominees and Board Biographies” beginning on page 20.
2023 Proxy Statement | 17

Director Nomination Process

1	2

The Governance and Corporate Responsibility Committee identifies, evaluates, recruits and makes recommendations to the Board regarding candidates for election by the shareholders or to fill vacancies on the Board using the criteria described below. The process followed by the Governance and Corporate Responsibility Committee includes:
•Receiving recommendations from the Board, management and shareholders;
•Actively seeking and including diverse individuals who fit the Board’s search criteria (including women and persons with racially/ethnically diverse backgrounds) in the pool of potential candidates;
•Holding meetings to evaluate biographical information and background material relating to potential candidates; and
•Interviewing selected candidates.

In addition, the Governance and Corporate Responsibility Committee may engage an executive search firm to assist in recruiting candidates. In such cases, the executive search firm assists the Governance and Corporate Responsibility Committee in:
•Identifying a diverse slate of potential candidates who fit the Board’s search criteria (including women and persons with racially/ethnically diverse backgrounds);
•Obtaining candidate resumes and other biographical information;
•Conducting initial interviews to assess candidates’ qualifications, fit and interest in serving on the Board;
•Scheduling interviews with the Governance and Corporate Responsibility Committee, other members of the Board and management;
•Performing reference checks; and
•Assisting in finalizing arrangements with candidates who receive an offer to join the Board.

Director Nominee Criteria, Diversity and Qualifications
To be considered for nomination to the Board, a candidate must meet the following minimum criteria:
•Reputation for integrity, honesty and adherence to high ethical standards;
•Demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives;
•Willingness and ability to contribute positively to our decision-making process;
•Record of substantial achievement in one or more areas that are relevant to us and a general understanding of the issues facing public companies of a size and operational scope similar to us;
•Commitment to understanding us and our industry and to devoting adequate time and effort to Board responsibilities, including regularly attending and participating in Board and Committee meetings;
•Interest in and understanding of the sometimes conflicting interests of our various constituencies, which include shareholders, employees, customers, government entities, suppliers, creditors and the general public, and willingness to act in the interests of our stakeholders in a manner consistent with applicable fiduciary duties; and
•Capacity to serve on our Board and an absence of any conflict of interest, or appearance of a conflict of interest, that would impair the Director’s ability to fulfill the responsibilities of a Director.
Our Governance and Corporate Responsibility Committee and Board also focus on ensuring representation of a wide range of backgrounds and experiences on our Board and consider the value of diversity of all types in the Board member nomination process, as described above under “Diversity and Our Board.”
In addition, the Governance and Corporate Responsibility Committee evaluates whether potential candidates possess the desired capabilities, skills, attributes and experiences that would best enable our Board to support our Purpose, including the creation of exceptional long-term shareholder value, in both the present and the future, as described earlier under “Board Refreshment and Succession Planning,” and whether the candidates meet the other applicable requirements under our Corporate Governance Guidelines, including the Director independence requirements described under “Director Independence” beginning on page 28 and the maximum number of directorships generally permitted for our Directors. The Corporate Governance Guidelines provide that, unless an exception has been granted by the Board:
•Directors cannot serve on more than three other public company boards;
•Audit Committee members cannot serve on more than two other public company audit committees or, if an Audit Committee member is a retired certified public accountant, chief financial officer or controller, or is a retired executive with similar experience, then they cannot serve on more than three other public company audit committees; and
•Directors who are CEOs of other public companies cannot serve on more than two other public company boards (including the board of their employer).
18 | 2023 Proxy Statement

CORPORATE GOVERNANCE
Shareholder Recommendation and Nomination of Directors
Shareholders who want to recommend a candidate for Director should submit the name of the candidate to our Executive Vice President, General Counsel and Corporate Secretary at our principal executive offices, together with biographical information and background material sufficient for the Governance and Corporate Responsibility Committee to evaluate the recommended candidate based on its selection criteria, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance and Corporate Responsibility Committee will apply the same criteria, and follow substantially the same process, in considering each qualifying shareholder recommendation as it does in considering other candidates. If the Board determines to nominate a shareholder-recommended candidate and recommends their election, then their name will be included on the proxy card for our next Annual Meeting.
Shareholders also have the right under our Amended and Restated By-Laws to nominate Director candidates directly, without any action or recommendation on the part of the Governance and Corporate Responsibility Committee or the Board, by following the procedures described under “Proposals Submitted Outside of Rule 14a-8” on page 94.
Majority Voting and Director Resignation
Our Amended and Restated By-Laws provide that, in an uncontested election of Directors, a nominee who does not receive at least a majority of votes cast with respect to their election will not be elected.
Pursuant to our Director Resignation Policy included in our Corporate Governance Guidelines, a Director who is not re-elected is required to promptly tender their resignation, and the Governance and Corporate Responsibility Committee must make a recommendation to the Board as to whether to accept the resignation. Following the Governance and Corporate Responsibility Committee’s recommendation, the Board must determine whether or not to accept that Director’s resignation, considering any factors it deems relevant. The Board must act on the recommendation of the Governance and Corporate Responsibility Committee within 90 days of the certification of the shareholder vote.
Proposal One – Election of Directors
Our Board of Directors is divided into three classes, and members of each class hold office for three-year terms as set forth below:
•Class I Directors – currently three Directors whose terms expire at the 2024 Annual Meeting;
•Class II Directors – currently three Directors whose terms expire at the 2023 Annual Meeting; and
•Class III Directors – currently four Directors whose terms expire at the 2025 Annual Meeting.
Upon the recommendation of the Governance and Corporate Responsibility Committee, the Board has nominated Mr. Daniel M. Junius, Mr. Lawrence D. Kingsley and Dr. Sophie V. Vandebroek, our current Class II Directors, for re-election as Class II Directors, and the Board is asking shareholders to elect them for three-year terms expiring at the 2026 Annual Meeting.
Each nominee meets NASDAQ Stock Market (NASDAQ) independence requirements, and all of our nominees have consented to serve, if elected. If any of the nominees becomes unable to serve, proxies can be voted for a substitute nominee, or the Board may choose to reduce the size of the Board.
Biographical information for all of our Directors, including the Director nominees, is provided below, along with information regarding some of the key experiences, qualifications, attributes and skills that our Directors bring to the Board and that contributed to each Director’s selection as a Board member and each Director nominee’s nomination for re-election at our 2023 Annual Meeting. There are no family relationships among the executive officers or Directors of IDEXX.
For a summary of key information regarding the composition, backgrounds and skills of our Board, refer to the information above beginning on page 13 under “Board Composition, Backgrounds and Skills” and on page 17 under “Diversity and Our Board.”

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that you vote “FOR” the election of Mr. Junius, Mr. Kingsley and Dr. Vandebroek.
2023 Proxy Statement | 19

Director Nominees and Board Biographies
Class II Directors Whose Terms Would Expire in 2026

Daniel M. Junius

Mr. Junius served as President and Chief Executive Officer of ImmunoGen, Inc. from 2009 until his retirement in May 2016. Before that, he served as President and Chief Operating Officer and Acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, Executive Vice President and Chief Financial Officer from 2006 to July 2008 and Senior Vice President and Chief Financial Officer from 2005 to 2006. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of New England Business Service from 1998 to 2002. Before joining New England Business Service, Mr. Junius was Vice President and Chief Financial Officer of Nashua Corporation from 1996 to 1998. Mr. Junius joined Nashua Corporation in 1984 and held various financial management positions of increasing responsibility before becoming Chief Financial Officer. Mr. Junius holds an undergraduate degree in Political Science from Boston College and a master’s degree in Management from Northwestern University’s Kellogg School of Management.
Qualifications
As the former Chief Executive Officer and Chief Financial Officer of ImmunoGen, a public biotechnology company, Mr. Junius has extensive leadership, management, strategic planning and financial experience in the biotechnology field. Over the course of almost 20 years as the chief financial officer of various companies, Mr. Junius gained substantial expertise in the review and preparation of financial statements, which provides valuable perspective as the Chair of the Audit Committee. Mr. Junius’s service on other public company boards, including as audit committee chair, brings additional insight to his Board service and leadership.

Independent Director
Age: 70
Director since: March 2014
Committees:
Audit (Chair)
Finance
Other current public company director service:
•GlycoMimetics, Inc. (since March 2016)
Former public company
director service:
•ImmunoGen, Inc. (November 2008 to June 2018)
•Vitae Pharmaceuticals, Inc.
(July 2016 to October 2016)

20 | 2023 Proxy Statement

CORPORATE GOVERNANCE

Lawrence D. Kingsley

Mr. Kingsley has served as the independent Non-Executive Board Chair of IDEXX since November 2019, as the Non-Executive Chairman of the Board of Mirion Technologies, Inc. since October 2021 and as an Advisory Director to Berkshire Partners LLC, a Boston-based investment firm, since May 2016. Prior to that Mr. Kingsley served as Chairman of Pall Corporation from 2013 to 2015 and as Chief Executive Officer of Pall Corporation from 2011 to 2015. Before his experience at Pall, Mr. Kingsley was the Chief Executive Officer of IDEX Corporation, a company specializing in fluid and metering technologies, health and science technologies and fire, safety and other diversified products, from 2005 to 2011 and the Chief Operating Officer of IDEX from 2004 to 2005. From 1995 to 2004, he held various positions of increasing responsibility at Danaher Corporation, including Corporate Vice President and Group Executive from March 2004 to August 2004, President of Industrial Controls Group from 2002 to 2004 and President of Motion Group, Special Purpose Systems from 2001 to 2002. Mr. Kingsley holds an undergraduate degree in Industrial Engineering and Management from Clarkson University and an MBA from the College of William and Mary.
Qualifications
As the former Chief Executive Officer of Pall Corporation and IDEX Corporation, Mr. Kingsley successfully led high-technology, high-growth, multinational public companies and demonstrated his leadership and outstanding executive management and operational skills. Mr. Kingsley also brings strategic planning and financial expertise. Mr. Kingsley’s experience serving on other public company boards brings additional valuable perspectives to his Board service, including as our Independent Non-Executive Board Chair.

Independent Non-Executive Board Chair
Age: 60
Director since: October 2016
•Independent Non-Executive Board Chair (since November 2019)
•Lead Director (May 2018 – November 2019)
Committees:
Compensation and Talent
Governance and Corporate Responsibility
Other current public company director service:
•Polaris Industries Inc. (since January 2016)
•Mirion Technologies, Inc.
(since October 2021) (Non-Executive Chair)
Former public company
director service:
•Rockwell Automation, Inc.
(2013 to December 2021)
•Cooper Industries plc
(formerly Cooper Industries Ltd.) (2007 to 2012)
•Pall Corporation (2011 to August 2015)
•IDEX Corporation (2005 to 2011)

2023 Proxy Statement | 21

Sophie V. Vandebroek, PhD

Dr. Vandebroek has served as founder and owner of Strategic Vision Ventures LLC since February 2021. Previously, Dr. Vandebroek was the inaugural visiting scholar at the Massachusetts Institute of Technology School of Engineering for the 2019-2020 academic year; Vice President, Emerging Technology Partnerships for International Business Machines Corporation (IBM) from August 2018 to August 2019; and Chief Operating Officer - IBM Research from January 2017 to August 2018. Prior to joining IBM, she was an executive with Xerox Corporation, where she served as Chief Technology Officer and Corporate Vice President of Xerox Corporation and President of the Xerox Innovation Group from 2006 to 2016 and Chief Engineer of Xerox Corporation from 2002 to 2005. She was also responsible for overseeing Xerox’s global research centers, including the Palo Alto Research Center, or PARC Inc. In 2021, Dr. Vandebroek was appointed an honorary Professor at KU Leuven, Belgium. Dr. Vandebroek is the Chair of the Advisory Committee of the Flanders AI Research Program, a member of the AI Innovation Board of the Norwegian Research Center for AI and a Fellow of the Institute of Electrical & Electronics Engineers. Dr. Vandebroek holds an undergraduate degree in Engineering and a master’s degree in Electro-mechanical Engineering from KU Leuven, Leuven, Belgium, and a PhD in Electrical Engineering from Cornell University.
Qualifications
Through her academic experiences, board service and prior executive global roles at IBM and Xerox, Dr. Vandebroek brings substantial knowledge and expertise in sustainability, technology, business processes and cybersecurity, as well as a long track record of innovation and managing balanced research and development portfolios and leading large, diverse and inclusive organizations for global enterprises. Dr. Vandebroek’s experience in research and development and innovation is particularly relevant for IDEXX in light of our commitment to innovation as a strategy and extensive investment in research and development.

Independent Director
Age: 61
Director since: July 2013
Committees:
Finance
Governance and Corporate Responsibility
Other current public company director service:
•Wolters Kluwer N.V. (Since April 2020)
Former public company
director service:
•Analogic Corporation (August 2008 to January 2016)

Class III Director Nominees Whose Terms Expire in 2025

Jonathan W. Ayers

Mr. Ayers was our Board Chair from January 2002 to November 2019 and President and CEO from January 2002 to June 2019. After leaving IDEXX executive management in 2019, Mr. Ayers served as Senior Advisor to the Company from November 2019 to July 2021, and since September 2021, he has served as the Board Chair of Panthera Corporation, a non-profit organization devoted to global wild cat conservation. Before joining IDEXX, Mr. Ayers held various executive leadership positions at United Technologies Corporation and its business unit Carrier Corporation from 1995 to 2001. Prior to that, Mr. Ayers held various investment banking positions at Morgan Stanley & Co. for nine years. Mr. Ayers holds an undergraduate degree in Molecular Biophysics and Biochemistry from Yale University and an MBA from Harvard Business School, with high distinction.
Qualifications
As our former Board Chair, President and CEO for more than seventeen years, Mr. Ayers brings outstanding leadership skills, a comprehensive institutional knowledge of our business, strategy and evolving risk landscape and insightful perspectives into our primary sector: global pet healthcare. Mr. Ayers also brings significant and diverse experience in many relevant areas, including international business, technology, capital markets, investment banking and finance, which contribute to his service on our Board, including on the Finance Committee. In addition, as our Board Chair from January 2002 to November 2019, Mr. Ayers gained significant corporate governance and board leadership experience, and through serving as Board Chair of Panthera, Mr. Ayers has acquired ESG and sustainability experience.

Non-Employee Director Age: 67 Director since: January 2002 •Board Chair (January 2002 – November 2019) Committees: Finance

22 | 2023 Proxy Statement

CORPORATE GOVERNANCE

Stuart M. Essig, PhD

Dr. Essig has served as the Chair of the Board of Directors of Integra LifeSciences Holdings Corporation since 2012, and he first joined Integra’s Board of Directors in 1997. In addition, Dr. Essig was Integra’s Chief Executive Officer from 1997 until 2012. Since 2012, he has also served as Managing Director of Prettybrook Partners LLC, a family office focused on investing in the healthcare industry. He is a Venture Partner at Wellington Partners Advisory AG, a venture capital firm, and a Senior Advisor to TowerBrook Capital Partners. Before joining Integra, Dr. Essig was a managing director in mergers and acquisitions for Goldman, Sachs and Co., specializing in the medical device, pharmaceutical and biotechnology sectors. Dr. Essig holds an undergraduate degree from the School of Public and International Affairs at Princeton University, and a PhD in Financial Economics and an MBA from the University of Chicago.
Qualifications
As the former Chief Executive Officer of Integra LifeSciences Holdings Corporation and its current Board Chair, Dr. Essig has extensive executive leadership experience in developing, executing and overseeing the corporate strategy of a rapidly growing medical device company. Dr. Essig also brings broad knowledge of the healthcare industry and deep capital markets, investment banking and financial services expertise, which inform his service as Chair of our Board’s Finance Committee. Dr. Essig’s membership on public company boards, including in leadership roles, provides valuable additional perspective on corporate governance and other board-related matters.

Independent Director
Age: 61
Director since: July 2017
Committees:
Finance (Chair)
Governance and Corporate Responsibility
Other current public company director service:
•Integra LifeSciences Holdings Corporation (since 1997) (Chairman since 2012)
•Orthofix Medical Inc. (since January 2023)
Former public company
director service:
•Owens & Minor, Inc. (October 2013 to August 2019)
•SeaSpine Holdings Corporation (June 2015 to January 2023) (Lead Director from July 2015 to January 2023)
•St. Jude Medical, Inc. (March 1999 to January 2017)
•Vital Signs, Inc. (1998 to 2002)
•Zimmer Biomet Holdings, Inc. (2005 to 2008)

2023 Proxy Statement | 23

Jonathan J. Mazelsky

Mr. Mazelsky has served as President and CEO of IDEXX since October 2019. Prior to that, Mr. Mazelsky served as our Interim President and CEO from June 2019 to October 2019, and he was an Executive Vice President responsible for our North American Companion Animal Group Commercial Organization and key elements of the innovation portfolio, including our IDEXX VetLab® in-house diagnostics, Diagnostic Imaging, Veterinary Software and Services, Rapid Assay and Telemedicine lines of business, from August 2012 to June 2019. Before joining IDEXX, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics (now named Royal Philips). Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit at Agilent Technologies from 1997 to 2000. From 1988 to 1996, Mr. Mazelsky held a number of roles at Hewlett Packard in finance, marketing and business planning. Mr. Mazelsky holds an undergraduate degree in Mathematics from the University of Rochester and an MBA from the University of Chicago.
Qualifications
As our President and CEO, Mr. Mazelsky brings demonstrated leadership, management and operational capabilities, a deep understanding of IDEXX, our industries and business sectors and our innovative products and services and a compelling strategic vision for continued long-term, sustainable growth at IDEXX. Mr. Mazelsky also has extensive leadership and management experience at other global enterprises in healthcare markets, providing valuable insights. In addition, as our CEO and a Board member, he effectively connects the Board with management and supports effective Board oversight that is informed by his understanding of IDEXX, as well as our employees, customers and other stakeholders.

Director and President and Chief Executive Officer Age: 62 Director since: October 2019 Committees: None

M. Anne Szostak

Ms. Szostak founded Szostak Partners, an executive coaching and human resources consulting firm, in 2004 and as President of Szostak Partners, she provides strategic advice and counsel to clients. Previously, Ms. Szostak had a 31-year career with Fleet/Boston Financial Group (now Bank of America), a diversified financial services company, until her retirement in 2004. She served as Board Chair and Chief Executive Officer of Fleet Bank-Rhode Island from 2001 to 2003, Corporate Executive Vice President and Chief Human Resources Officer of FleetBoston Financial Group from 1998 to 2004 and Board Chair, President and Chief Executive Officer of Fleet-Maine from 1991 to 1994. Ms. Szostak holds an undergraduate degree from Colby College, and she has completed several executive education programs at Harvard Business School.
Qualifications
Through her executive leadership roles at Fleet/Boston Financial Group, including serving as the Chief Executive Officer of two major bank subsidiaries and as Chief Human Resources Officer, Ms. Szostak brings extensive leadership, management, financial services and human resources experience to the Board. In particular, Ms. Szostak has deep expertise in human capital management, which is a key driver for our strategy of innovation. Ms. Szostak also leverages her substantial public company board experience, including in committee chair roles, in her service on our Board, including as Chair of the Compensation and Talent Committee.

Independent Director
Age: 72
Director since: July 2012
Committees:
Audit
Compensation and Talent (Chair)
Other current public company director service:
•Tupperware Brands Corporation (since 2000)
Former public company
director service:
•Belo Corporation (2004 to 2013)
•ChoicePoint Corporation (2005 to 2008)
•Dr. Pepper Snapple Group, Inc. (May 2008 to July 2018)
•SFN Group, Inc. (2005 to 2011)

24 | 2023 Proxy Statement

CORPORATE GOVERNANCE
Class I Directors Whose Terms Expire in 2024

Bruce L. Claflin

Mr. Claflin served as President, Chief Executive Officer and a member of the board of directors of 3Com Corporation from January 2001 until his retirement in 2006, and he served as President and Chief Operating Officer of 3Com from August 1998 to January 2001. Before joining 3Com, Mr. Claflin worked at Digital Equipment Corporation as Senior Vice President, Sales and Marketing from 1997 to 1998 and as Vice President and General Manager of the PC Business Unit from 1995 to 1997. Before joining Digital Equipment Corporation, Mr. Claflin worked at IBM for 22 years, where he held senior management positions in sales, marketing, research and development and manufacturing. Mr. Claflin holds an undergraduate degree in Political Science from Pennsylvania State University.
Qualifications
As the past Chairman and Chief Executive Officer of 3Com Corporation, a large international public technology company, Mr. Claflin brings extensive leadership, management and corporate strategy experience. Through Mr. Claflin’s various executive and senior management roles at IBM and Digital Equipment Corporation, he acquired significant experience in manufacturing, operations and international business transactions, as well as a deep understanding of advanced technology. Mr. Claflin’s service on other public company boards, including as the Non-Executive Chairman of the Board of Advanced Micro Devices, a global semiconductor company, offers valuable perspective.

Independent Director
Age: 71
Director since: July 2015
Committees:
Audit
Governance and Corporate Responsibility (Chair)
Other current public company director service:
•Ciena Corporation (since 2006)
Former public company
director service:
•Advanced Micro Devices, Inc. (August 2003 to April 2017) (Chairman March 2009 to May 2016)
•3Com Corporation (2001 to 2006)
•Time Warner Telecom (2000 to 2003)

Asha S. Collins, PhD

Dr. Collins has served as General Manager of Biobanks at DNAnexus, Inc. since August 2021. Previously, Dr. Collins served as the Head of U.S. Clinical Operations at Genentech, Inc., a subsidiary of Roche Holding A.G., from May 2018 to June 2021. Prior to joining Genentech, Dr. Collins held several senior leadership positions at McKesson Corporation between September 2014 and March 2018, including Vice President of Clinical Sourcing and Business Development from November 2015 to March 2018 and Senior Director, Corporate Strategy and Business Development from September 2014 to November 2015. She was previously Principal Consultant at Quintiles from 2011 to 2014 and Manager at Deloitte Consulting from 2008 to 2011. In July 2019, Dr. Collins was selected as a Health Innovators Fellow by The Aspen Institute. Dr. Collins holds an undergraduate degree in Biology from the University of Pittsburgh and a PhD in Cancer Biology and Microbiology from the University of Wisconsin-Madison.
Qualifications
As the General Manager of Biobanks at DNAnexus, Inc., a cloud-based genome informatics and data management company, and the former Head of U.S. Clinical Operations at Genentech, a biotechnology company and member of the Roche Group, Dr. Collins is a proven entrepreneur, innovator and values-based leader in the healthcare field. Dr. Collins brings a deep scientific understanding, as well as valuable strategic, operational and management experience at life science and healthcare companies, to her Board service. Dr. Collins’s experience in research and development and science and technology provides valuable insights and perspective in light of the importance of innovation to our strategy.

Independent Director Age: 47 Director since: November 2020 Committees: Finance Governance and Corporate Responsibility

2023 Proxy Statement | 25

Sam Samad

Mr. Samad has served as Executive Vice President and Chief Financial Officer of Quest Diagnostics Incorporated since July 2022. Before joining Quest Diagnostics, he was Senior Vice President and Chief Financial Officer of Illumina, Inc. from January 2017 to July 2022. Mr. Samad held several senior leadership positions at Cardinal Health between November 2007 and January 2017, including Senior Vice President and Corporate Treasurer from February 2012 to January 2017, with leadership responsibility for Cardinal Health’s China business. He was previously Senior Vice President and Chief Financial Officer for the pharmaceutical segment of Cardinal from 2009 to 2012, and Vice President, Healthcare Supply Chain Services. He also previously held finance roles at Eli Lilly and Pepsico Inc. Mr. Samad received his undergraduate degree in Business Administration from the American University of Beirut in Lebanon and his MBA from McMaster University in Hamilton, Canada.
Qualifications
Through his current and prior roles as Chief Financial Officer of Quest Diagnostics Incorporated, a leading provider of diagnostic information services, and Illumina, Inc., a public biotechnology company, Mr. Samad brings substantial financial and leadership experience at innovative, high-growth, public diagnostics and healthcare companies, valuable perspectives regarding communications and engagement with the investment community and expertise in the review and preparation of financial statements. In addition, Mr. Samad has extensive international operational experience, providing him with important insights.

Independent Director Age: 53 Director since: July 2019 Committees: Audit Compensation and Talent

26 | 2023 Proxy Statement

CORPORATE GOVERNANCE
Our Corporate Governance Framework
We are proud of our commitment to sound corporate governance and high ethical standards, and we believe that this commitment has contributed to our success in building long-term value for our shareholders and other stakeholders by:
•Strengthening Board and management accountability and effectiveness;
•Promoting alignment with the long-term interests of our shareholders and other stakeholders; and
•Helping to maintain our shareholders’ and other stakeholders’ trust in our Company.
Our corporate governance framework includes our corporate governance policies and practices and provides the structure that enables our Board to provide effective oversight and counsel for the Company.

Visit the Corporate Governance section of our website (www.idexx.com) to learn more about, and access copies of, our corporate documents and corporate governance policies, including our:
•Corporate Governance Guidelines
•Code of Ethics
•Certificate of Incorporation
•Amended and Restated By-Laws
•Board Committee Charters
Hard copies of these documents are available on request by contacting our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092.
Information on our website does not constitute part of this Proxy Statement.

Notable Corporate Governance Highlights
Our engaged and diverse Board has implemented and maintains strong corporate governance policies and practices, and it regularly reviews these policies and practices in light of the evolving landscape to identify and implement best practices for our Company that will enable us to fulfill our Purpose and support the creation of exceptional long-term value. We believe that our strong governance policies and practices summarized below and the Board’s effective stewardship have enabled us to achieve strong long-term financial performance relative to our peers and the S&P 500 Index.

Board Independence	Board Effectiveness	Strategy, Risk Management and Succession Planning	Further Best Practices
 Independent Non-Executive Board Chair
 Independent Board except for our CEO and our former CEO
 Fully independent Audit, Compensation and Talent and Governance and Corporate Responsibility Committees
 Executive sessions of independent Directors held at each regularly scheduled Board meeting

 Commitment to Board refreshment with 8 new independent Directors joining the Board since 2012
 Robust Director nominee selection process aligned with our long-term, strategic needs
 Actively seeking and including highly qualified, diverse Director candidates (including women and persons with racially or ethnically diverse backgrounds) in the pool of potential Director nominees
 Rigorous annual self-assessments of the Board, its Committees, the independent Board Chair and each Director
 Continuing education opportunities available for Directors on an ongoing basis
 Director retirement at the next Annual Meeting after 73rd birthday, except as may be approved by the Board

 Annual corporate strategy review by the Board
 Risk management oversight by the Board and its Committees
 Board oversight of cybersecurity risk management
 Board oversight of overall strategy and management of material ESG risks and opportunities
 Active Board participation in and oversight over CEO and senior executive succession planning

 Majority vote standard in uncontested Director elections
 Proxy access rights
 No shareholder rights plan (poison pill)
 Robust stock ownership and retention guidelines for Directors and senior executives
 Prohibition of pledging, hedging and short sales of stock
 Clawback policy for performance-based incentive compensation

2023 Proxy Statement | 27

Board of Directors and Its Oversight of IDEXX
Our Board currently has ten members. The Board meets throughout the year on a set schedule, and it also holds special meetings and acts by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its four standing Committees: the Audit Committee; the Compensation and Talent Committee; the Governance and Corporate Responsibility Committee; and the Finance Committee. For more information regarding the Board Committees, refer to the discussion under “Board Committees” beginning on page 35.
The Board is responsible for monitoring the overall performance of IDEXX. Among other things, the Board, directly and through its Committees:
•Oversees our long-term strategy for creating enduring growth and value creation;
•Reviews and approves our key financial and other objectives, the annual budget and other significant actions and transactions;
•Oversees our processes for maintaining the integrity of our financial statements and other public disclosures and our compliance with law and high ethical standards;
•Oversees the prudent management of risk, including cybersecurity risk management;
•Reviews plans for CEO succession and management’s succession planning for other key executive officers;
•Monitors shareholder engagement and communications;
•Oversees our overall ESG strategy and management of material ESG risks and opportunities;
•Oversees our executive compensation program, policies and practices; and
•Reviews the performance of the CEO, determines the CEO’s compensation and reviews and approves the CEO’s compensation recommendations for our other executive officers, making changes when deemed appropriate.
In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board does not manage the day-to-day operations of IDEXX.
Board Meetings and Attendance
Directors are responsible for attending Board and Committee meetings and for devoting the time needed to discharge their responsibilities properly. The Board held seven meetings in 2022, and the Committees held a total of 25 meetings in 2022.
Each of our Directors attended at least 75% of the meetings of the Board and each Committee on which they served in 2022.
We schedule Board and Committee meetings to coincide with the Annual Meeting, and Directors are expected to attend the 2023 Annual Meeting. Last year, all of our Directors attended our 2022 Annual Meeting.
Director Education
To maintain and enhance the effectiveness of the Board, the Board supports the continuing education by each Director on an ongoing basis regarding director duties and responsibilities, including with respect to corporate governance; legal, regulatory and accounting developments; shareholder engagement; and other topics relevant to the oversight of our business. We reimburse Directors for reasonable expenses incurred in connection with continuing education, provide memberships and subscriptions to various relevant organizations and periodicals and regularly make information available to all Directors regarding external director education programs. The Board and Committees also regularly review developments in corporate governance to continue enhancing Board effectiveness. In addition, third-party experts and advisors, including financial, accounting and legal advisors, provide presentations to the Board and Committees from time to time on salient topics relevant to the oversight of our business.
Director Independence
Under our Corporate Governance Guidelines, at least a majority of our Directors must be “independent” as defined by NASDAQ rules. The Finance Committee’s charter requires that at least a majority of its members be independent, and each other Committee’s charter requires all of its members to be independent. Audit Committee and Compensation and Talent Committee members must satisfy additional independence criteria, as follows:
•Under the Audit Committee charter, each Audit Committee member must also satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (Exchange Act); and
•Under the Compensation and Talent Committee charter, each Compensation and Talent Committee member must also satisfy the heightened independence standard described in NASDAQ Rule 5605(d)(2)(A) and qualify as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.
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CORPORATE GOVERNANCE
The Board, in consultation with the Governance and Corporate Responsibility Committee, determines the independence of each Director. In February 2023, the Board determined that:
•Each of the Directors other than Mr. Mazelsky, our President and CEO, and Mr. Ayers, our former President and CEO, is independent under NASDAQ rules;
•Each Audit Committee member also satisfies the independence criteria of Rule 10A-3(b)(1) under the Exchange Act; and
•Each Compensation and Talent Committee member also satisfies the heightened independence criteria under NASDAQ rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.
In determining Mr. Samad’s independence, the Board and Governance and Corporate Responsibility Committee each considered Mr. Samad’s position, from January 2017 to July 2022, as Senior Vice President and Chief Financial Officer of Illumina, Inc., which licenses certain intellectual property rights to the Company, which we refer to as the Illumina Transactions. The Board and Governance and Corporate Responsibility Committee each considered several factors, including the following:
•The Company’s relationships with Illumina either predate Mr. Samad joining the Board or were consummated after Mr. Samad’s employment with Illumina had ended;
•Mr. Samad did not participate in the negotiation of the intellectual property license agreements between the Company and Illumina;
•The licenses were provided by Illumina on arm’s length terms and conditions and in the ordinary course of business; and
•The Company paid Illumina approximately $125,000 in 2020, $175,000 in 2021 and $225,000 in 2022 for certain licensed intellectual property rights.
In determining Mr. Samad’s independence, the Board and Governance and Corporate Responsibility Committee each also considered Mr. Samad’s position, since July 2022, as Executive Vice President and Chief Financial Officer of Quest Diagnostics Incorporated, which provides certain remote route freight services to the Company, which we refer to as the Quest Transactions. The Board and Governance and Corporate Responsibility Committee each considered several factors, including the following:
•The Company’s relationship with Quest predates Mr. Samad joining the Board;
•Mr. Samad did not participate in the negotiation of the terms of the transactions between the Company and Quest;
•Quest’s services were provided on arm’s length terms and conditions and in the ordinary course of business; and
•The services provided by Quest to the Company are routine and limited in scope (the Company paid Quest approximately $361,000 in 2020, $549,000 in 2021 and $1.04 million in 2022).
Considering these and other factors, the Board and Governance and Corporate Responsibility Committee each concluded that the Illumina Transactions and the Quest Transactions would not affect Mr. Samad’s independence.
In determining Dr. Collins’s independence, the Board and Governance and Corporate Responsibility Committee each considered Dr. Collins’s position as Head of U.S. Clinical Operations at Genentech, Inc., a subsidiary of Roche Holding AG, from May 2018 to June 2021. The Company provides bioanalytic lab testing services to Genentech and sells certain lab products to Roche, while Roche has licensed certain intellectual property to the Company and sells diagnostic lab equipment and consumables to the Company. The Board and Governance and Corporate Responsibility Committee each considered several factors, including the following:
•The Company’s relationships with both Genentech and Roche predate Dr. Collins joining the Board;
•Dr. Collins did not participate in the negotiation of the terms of the transactions between the Company and Genentech and the Company and Roche;
•The transactions between the Company and Genentech and the Company and Roche were conducted on arm’s length terms and conditions and in the ordinary course of business;
•The bioanalytic lab testing services provided by the Company to Genentech are routine and limited in scope (Genentech paid the Company approximately $440,000 in 2020, $530,000 in 2021 and $460,000 in 2022);
•The lab purchases by Roche from the Company are routine and limited in scope (Roche paid the Company approximately $3,500 in 2020, less than $10 in 2021 and $2,000 in 2022); and
•The license agreement and diagnostic lab equipment and consumables provided by Roche to the Company are routine and limited in scope (the Company paid Roche approximately $1.7 million in 2020, $6.4 million in 2021 and $6.5 million in 2022).
Considering these and other factors, the Board and Governance and Corporate Responsibility Committee each concluded that these transactions would not affect Dr. Collins’s independence.
2023 Proxy Statement | 29

Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy under which the Audit Committee must review and approve any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. The Audit Committee may approve any such transaction only if it determines that, under all of the applicable circumstances, the transaction is not inconsistent with the best interests of the Company.
A related person under this policy is:
•Any executive officer;
•A Director, or nominee for Director;
•A holder of 5% or more of our common stock; or
•An immediate family member of any of those persons.
The policy provides that a “direct or indirect material interest” does not arise solely from the related person’s position as an executive officer of another entity involved in a transaction with the Company, where:
•The related person owns less than a 10% equity interest in such entity;
•The related person and their immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction;
•The amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the other entity involved in the transaction; and
•The amount involved in the transaction equals less than 2% of the consolidated gross revenues of the Company for its most recent fiscal year.
Since January 1, 2022, there have been no related person transaction requiring review and approval by the Audit Committee under the Related Person Transaction Policy.
Compensation Committee Interlocks and Insider Participation
Ms. Szostak (Chair), Mr. Kingsley and Mr. Samad served on the Compensation and Talent Committee during 2022. There were no Compensation and Talent Committee interlocks or insider (employee) participation during 2022.
Board Leadership Structure
Mr. Kingsley currently leads our Board as our independent Non-Executive Board Chair.
The Board believes one of its most important responsibilities is to determine the appropriate leadership structure for the Board at a given time that best enables it to provide effective, independent oversight of management and support long-term value creation for the Company and our stakeholders, considering the current, specific characteristics and circumstances of IDEXX at that time.
Accordingly, the Board does not have a predetermined policy as to whether or not the roles of the Board Chair and CEO should be combined or separate. Instead, the Board takes a flexible approach, enabling it to adapt its leadership structure to best meet the needs of the Board, IDEXX and our shareholders and other stakeholders as characteristics and circumstances of IDEXX change.
Each year, the Board, through the Governance and Corporate Responsibility Committee, assesses the Board’s leadership structure, including whether the roles of Board Chair and CEO should be combined or separate and what leadership structure is appropriate given the specific characteristics and circumstances of IDEXX at that time. The Board will also, from time to time, assess Board Chair and CEO succession and transition planning considerations in determining the appropriate leadership structure of the Board.
In January 2023, the Governance and Corporate Responsibility Committee, conducting its annual assessment, determined that separating the roles of Board Chair and CEO continues to best serve the current needs of the Board, IDEXX, our shareholders and other stakeholders and effectively allocates responsibility and oversight between management and the Board based on the current characteristics and circumstances of IDEXX.
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CORPORATE GOVERNANCE
Independent Non-Executive Board Chair
Our independent Non-Executive Board Chair has significant authority and responsibilities, including:

Board Leadership and Board Committee Service
Presides over all Board meetings, executive sessions of independent and/or non-employee Directors and shareholder meetings. Provides leadership to the Board by maintaining regular communication with, and facilitating communications among, the Directors. Serves as a member of the Governance and Corporate Responsibility Committee and such other Committees as may be assigned.

Advisor to CEO
Provides mentorship, support and advice to the CEO. Briefs the CEO on issues and concerns raised during executive sessions of independent and/or non-employee Directors. Serves as the principal liaison between the Board and the CEO.

Agendas	Works with the CEO in preparing the agenda for each Board meeting and liaises with Directors concerning Board agendas and materials.
Corporate Governance	Consults with and advises the CEO on matters relating to corporate governance and Board functions.
Board Oversight of Strategy and CEO and Officer Succession Planning
Coordinates Board review of and input regarding the strategic plan and other significant corporate strategy decisions. Supports the Compensation and Talent Committee’s oversight over succession planning for the CEO and other executive officers.

Stakeholder Communication	Works with the General Counsel to monitor communications from shareholders and other stakeholders.
Annual Board Self-Assessment
Our Board believes that a rigorous annual review of its performance is essential to ensuring its effectiveness.
To that end, each year, the Governance and Corporate Responsibility Committee determines the format and approach for, and conducts, an annual Board self-assessment. This self-assessment involves evaluating the performance of the Board, its Committees, the independent Board Chair and each Director and helps identify ways to enhance their effectiveness.
The annual self-assessment process is conducted during the second half of each calendar year, and the following summarizes the overall process:

1	COLLECTION OF INPUT	•Questionnaires distributed and individual interviews conducted with Directors and selected executive officers.
2	REVIEW OF INPUT	•Results reviewed and shared with Non-Executive Board Chair and Committee-specific results are reviewed and shared with each Committee Chair.
3	COMMITTEE-LEVEL EVALUATION
•Governance and Corporate Responsibility Committee evaluates process, discusses results and determines proposed Board-level follow-up actions.
•Committees discuss Committee-specific results and determine Committee-specific follow-up actions.

4	BOARD-LEVEL EVALUATION	•Results and Committee-specific follow-up actions reported to Board. •Board discusses results and proposed Board-level follow-up actions and determines Board-level follow-up actions.
5	MONITORING AND IMPLEMENTATION	•Board and Committees monitor progress of any agreed upon actions.
The information gathered through this process has informed Board and Committee meeting agenda topics, revisions to Committee charters and Corporate Governance Guidelines, enhancements to our continuing education program for our Directors and the Governance and Corporate Responsibility Committee’s active planning for Board succession and refreshment throughout the year.
2023 Proxy Statement | 31

Board’s Oversight of Our Strategy
Management annually presents the Company’s long-term business and financial strategic plan to the Board for review, discussion and approval. The plan identifies and assesses the strengths, weaknesses, opportunities and threats to the continuing creation of enduring growth and long-term stakeholder value, and management’s presentation to the Board includes overviews of business and market trends, historical financial performance, assessments of opportunities for long-term growth and margin expansion and projected long-term financial performance.
This annual corporate strategy review is accompanied by a presentation on the results of management’s annual enterprise risk assessment (including an analysis of strategic risks), as described below under “Board’s Role in Risk Management Oversight.” The Board acts as a strategic partner in this process, offering insight and additional perspectives and challenging management’s plan as it deems appropriate.
In addition to this annual corporate strategy review, the Board is involved in strategic planning and review throughout the year:
•Management regularly presents information to the Board regarding the Company’s various business segments, their commercial markets and strategic priorities, as well as trends expected to pose significant risks or strategic opportunities for IDEXX.
•The Board annually reviews and approves our key financial and other objectives and budget.
•Management regularly presents its capital allocation and deployment plans to the Finance Committee and the Board for review and discussion, and the Board (or the appropriate Committee) approves specific significant actions and transactions to ensure that we deploy our capital to create long-term value for our shareholders and other stakeholders, including through capital and operating expenditures or strategic acquisitions that support future innovation or growth, as well as share repurchases that return cash to our shareholders.
Board’s Role in Risk Management Oversight
Management is responsible for our enterprise risk assessment and risk management on a day-to-day basis. The Board oversees our risk management activities directly and through its Committees, including by discussing with management the policies and practices used in assessing and managing risks and providing input on those policies and practices.
In general, the Board oversees risk management activities relating to business strategy, acquisitions, capital allocation and structure, cybersecurity, legal, compliance and regulatory risk and operational risks that are most relevant to our business. The entire Board also oversees our overall strategy and management of material ESG risks and opportunities as described below under “Board’s Oversight of Corporate Responsibility and ESG Matters” on page 34.

The Audit Committee oversees risk management activities relating to accounting, auditing, internal controls, information system controls, Code of Ethics compliance monitoring and insurance and tax matters.

The Compensation and Talent Committee
oversees risk management activities relating to the Company’s compensation policies and practices, organizational risk and human capital and talent matters (including effective management of executive succession).

The Governance and Corporate Responsibility Committee oversees risk management activities relating to Board composition, function and succession; other corporate governance matters; and corporate responsibility, environmental /sustainability and social matters.
The Finance Committee oversees risk management activities relating to capital allocation and structure, investment policy, foreign currency hedging activities and financial instruments.
Each Committee reports to the full Board on a regular basis, including with respect to its risk management oversight activities as appropriate.
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CORPORATE GOVERNANCE
We conduct an annual enterprise risk assessment as part of our annual strategic planning process. The risk assessment process involves identification and assessment by senior line-of-business and functional leaders of the particular risks relevant to their lines of business and functional areas (including legal, compliance and regulatory risks; cybersecurity risks; and ESG-related risks and opportunities), the materiality of those risks, our risk tolerances and our plans to mitigate the risks to the extent prudent and feasible. The identified risks are ranked based on probability of occurrence and severity of impact and maturity of related controls. Management shares the result of this annual risk assessment with the full Board in conjunction with the Board’s annual review and discussion of the Company’s long-term business and financial strategic plan described earlier under “Board’s Oversight of Our Strategy.” Management also reviews specific risk areas, such as cybersecurity risk, on a regular basis with the Board. In addition, certain other risks and related mitigation plans are reviewed throughout the year either by the Board or its Committees as part of normal business discussions.
The Audit Committee reviews links between the critical risk findings, management preparedness or plans to address those risks and the internal audit department’s tests of those plans. The Audit Committee seeks to ensure that our internal audit department can perform its function by reviewing the charter, plans, activities, staffing and organizational structure of the internal audit department, and approving the appointment, replacement, reassignment or dismissal of the Head of Internal Audit. The Head of Internal Audit reports directly to the Audit Committee (and administratively to the Chief Financial Officer), and the Audit Committee provides an open channel of communication between internal audit and the Board. The Audit Committee also meets independently with the Company’s internal auditors, independent auditors and management.
Board’s Oversight of Cybersecurity Risk Management
Like other companies, we currently inhabit an environment of increasing global cybersecurity vulnerabilities and threats. Our cybersecurity risk management program conforms with the National Institute of Standards and Technology (NIST) Cybersecurity Framework. Our Chief Information Security Officer leads a team of information security professionals who manage our cybersecurity risk management program and activities, and our Chief Information Security Officer reports directly to our Senior Vice President and Chief Information Officer. We have also adopted a robust cybersecurity risk governance model, including a senior management-level cybersecurity risk steering committee that includes our Head of Internal Audit and General Counsel. Our cybersecurity risk management program aims to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, IDEXX and includes controls and procedures for the identification, containment and remediation of cyber threats.
Our cybersecurity risk management program includes, among other key features:
•regular cybersecurity risk assessments;
•detection and reporting of any cybersecurity events;
•robust information security training program that provides tailored information security training to our employees twice per year, based on the specific results of their periodic information security assessments; and
•a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident to executive leadership and our Board.
We assess our cybersecurity risk management program at least annually against the NIST Cybersecurity Framework, and external third parties conduct such assessments of our program from time to time. We regularly review our cyber incident response plan and conduct cybersecurity tabletop exercises.
Our entire Board oversees cybersecurity risk management at IDEXX. Our Chief Information Officer and Chief Information Security Officer review our cybersecurity risks and risk management program and activities at least annually with the Board and provide additional updates on changes in our cybersecurity risks and related risk management program and activities to the Board from time to time throughout the year, as warranted.
2023 Proxy Statement | 33

Board’s Oversight of Corporate Responsibility and ESG Matters
Our Director of Global Corporate Responsibility is responsible for advancing our Corporate Responsibility and ESG strategy and works in collaboration with a cross-functional team, including Legal, Investor Relations, Finance, Operations, Supply Chain, Human Resources and business leaders. Members of this cross-functional team periodically engage with external stakeholders, including some of our shareholders, on IDEXX’s ESG initiatives and disclosures. In addition, ESG-related risks and opportunities are identified and assessed as part of management’s annual enterprise risk assessment process described earlier under “Board’s Role in Risk Management Oversight.” A senior management-level ESG steering committee composed of business and functional leaders provides strategic guidance to the cross-functional team and regularly reviews progress.
Our full Board oversees our overall strategy and management of material ESG risk and opportunities, and our Board committees provide support as follows:

Audit Committee	Compensation and Talent Committee	Governance and Corporate Responsibility Committee
•Reviews controls and procedures for disclosures relating to ESG matters •Reviews disclosures in Annual Reports on Form 10-K and other periodic reports
•Oversees human capital and talent, such as:
•Diversity, equity and inclusion
•Pay equity
•Employee engagement
•Talent recruitment, development and retention
•Health and wellness
•Reviews executive compensation and human capital disclosures in proxy statements and Annual Reports on Form 10-K

•Oversees environmental / sustainability and social matters (other than human capital and talent), such as:
•Climate change and sustainability
•Supply chain and human rights
•Community and government relations
•Charitable and political contributions
•Reviews significant ESG disclosures not addressed by other Board committees

Our senior management regularly reviews our material ESG activities and practices (including our ESG disclosures) with the Board and the Committees, including as part of the Board’s review of the results of our annual enterprise risk assessment.
Talent Management and Executive Succession Planning
Executive succession planning and talent development are an integral part of our long-term strategy for sustained shareholder value creation. The Compensation and Talent Committee is responsible for annually reviewing succession plans for the CEO and our other executive officers, and the Board is responsible for ensuring the existence of appropriate succession plans for these executive officers.
The CEO is responsible for preparing an annual report to the Board regarding succession planning for himself, and as part of that annual report, our CEO provides his evaluations and recommendation of potential future candidates for the position of CEO, including possible timing. In addition, the Board, both directly and through the Compensation and Talent Committee, reviews plans for identifying and developing potential future candidates for other senior leadership roles, and Board members interact with many of these candidates in formal and informal settings during the year.
Diversity, Equity and Inclusion
We believe that diversity among our employees and senior management, including but not limited to gender, racial and ethnic diversity, helps drive both innovation and a better understanding of our increasingly global customer base. We also believe that senior management with a variety of backgrounds, experiences, education, skills and business knowledge will contribute to our effectiveness.
Throughout IDEXX, we are focused on ensuring representation of a wide range of backgrounds and experiences, including broad representation of gender, ethnic and racial backgrounds in all levels of management. We actively seek out highly qualified, diverse candidates (including women and persons from racially and/or ethnically diverse backgrounds) to include in each pool of potential senior management, and we consider the value of diversity of all types when evaluating nominees and assessing senior-level management.
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CORPORATE GOVERNANCE
We have a global DEI strategy and roadmap, and the Compensation and Talent Committee periodically reviews our DEI strategy and progress against our roadmap. We have made good progress against our DEI priorities in 2022, and highlights include:
•Hired an experienced Chief Human Resources Officer;
•Hired a new Head of Diversity and Inclusion to lead and coordinate our continued advancement of our DEI priorities;
•Completed our 2022 pay equity assessment, which confirmed that our global pay practices are fair and equitable;
•Increased the percentage of women in compensation grades considered Director or above to 35.5% as of December 31, 2022 (inclusive of promotions and new hires approved as of year-end to be effective in 2023); and
•Set a goal to increase representation of underrepresented groups in U.S. management to 33% by 2030.
We also aim to advance DEI at IDEXX through our strengthened DEI practices in our human capital management and talent acquisition processes.
Board Committees
The Board has established four standing committees — an Audit Committee, a Compensation and Talent Committee, a Governance and Corporate Responsibility Committee and a Finance Committee — each of which is described briefly below. The Audit, Compensation and Talent and Governance and Corporate Responsibility Committees are composed entirely of independent Directors as determined under NASDAQ rules. Each Committee acts pursuant to a written charter that is approved by the Board and reviewed annually by the applicable Committee, the Governance and Corporate Responsibility Committee and the Board. Current copies of each Committee’s charter can be accessed on the Corporate Governance section of our website (www.idexx.com) or by contacting our Corporate Secretary at the Company’s principal executive offices.
Members of the Committees, as of March 31, 2023, are named below:

Board Member	Audit	Compensation & Talent	Governance & Corporate Responsibility	Finance
Jonathan W. Ayers
Bruce L. Claflin (1)
Asha S. Collins, PhD
Stuart M. Essig, PhD
Daniel M. Junius (1)
Lawrence D. Kingsley (2)
Jonathan J. Mazelsky
Sam Samad (1)
M. Anne Szostak (1)
Sophie V. Vandebroek, PhD
(1)    Audit Committee Financial Expert as defined under SEC rules
(2)    Independent Non-Executive Board Chair
Member
Chair
2023 Proxy Statement | 35

AUDIT COMMITTEE

Members	Meetings held in 2022: 9
Mr. Junius (chair) Mr. Claflin Mr. Samad Ms. Szostak

Key Committee Responsibilities
The Audit Committee oversees: accounting; internal control over financial reporting; information system controls relating to our financial reporting process; and our compliance and audit processes, including the selection, retention and oversight of our independent auditors. The Audit Committee also reviews and approves all related person transactions, receives and reviews management reports relating to the treatment of potential or actual violations of our Code of Ethics in accordance with our applicable policies and procedures and prepares the Audit Committee Report required to be included in our annual proxy statement. The Audit Committee also periodically reviews our ESG disclosure controls and procedures. The Audit Committee meets from time to time with our financial personnel, other members of management, internal audit staff and independent auditors regarding these matters.
The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 49. The Audit Committee has also adopted procedures for the receipt, retention and treatment of complaints received by IDEXX regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters.

The Audit Committee Report is included on page 48.

COMPENSATION AND TALENT COMMITTEE

Members	Meetings held in 2022: 6
Ms. Szostak (chair) Mr. Kingsley Mr. Samad

Key Committee Responsibilities
The Compensation and Talent Committee: oversees our executive compensation philosophy and practices; evaluates the performance of our CEO; determines the compensation of our CEO and approves the compensation of other executive officers; and annually reviews, evaluates and makes reports and recommendations to the Board regarding, as appropriate, succession plans for our CEO and certain other executive officers.
The Compensation and Talent Committee also: has primary responsibility to oversee the administration of our incentive compensation plans for executive officers and equity compensation plans; reviews and approves stock ownership and retention guidelines applicable to our Directors and Officers and reviews compliance with those guidelines; reviews and makes recommendations to the Board regarding compensation-related policies applicable to executive officers, including our incentive compensation recoupment policy; and reviews and makes recommendations to the Board regarding the compensation of non-employee Directors.
In addition, the Compensation and Talent Committee: oversees our key human capital and talent strategies and policies and management of material human capital and talent risks and opportunities, including those relating to diversity, equity and inclusion, employee engagement, talent recruitment, development and retention, and health and wellness; monitors and analyzes risks associated with our compensation policies and practices; reviews the Compensation Discussion and Analysis and prepares the Compensation and Talent Committee Report required to be included in our annual proxy statement; and may make or recommend changes to our executive compensation program and practices that it deems appropriate based on the results of the shareholder vote on the “say-on-pay” proposal set forth in our annual proxy statement.
The Compensation and Talent Committee charter does not provide for any delegation of these duties except to a sub-committee or individual members of the Committee as the Compensation and Talent Committee may determine.

The Compensation and Talent Committee Report is included on page 72.
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GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

Members	Meetings held in 2022: 5
Mr. Claflin (chair) Dr. Collins Dr. Essig Mr. Kingsley Dr. Vandebroek

Key Committee Responsibilities
The Governance and Corporate Responsibility Committee advises and makes recommendations to the Board with respect to corporate governance matters, including: Board composition, organization, function, membership and performance; Board committee structure and membership; our Corporate Governance Guidelines; succession planning for the Board Chair; and matters of significance to shareholders and other stakeholders relating to corporate governance, corporate responsibility and environmental/sustainability and social matters.
The Governance and Corporate Responsibility Committee also: advises and makes recommendations to the Board on matters relating to Board oversight of the management of corporate responsibility, environmental/sustainability and social risks and opportunities; periodically reviews key strategies and policies relating to environmental/sustainability and social matters (other than human capital and talent maters); and periodically reviews our significant ESG disclosures not addressed by another Committee.
The Governance and Corporate Responsibility Committee also identifies, evaluates, recruits and makes recommendations to the Board regarding candidates to fill vacancies on the Board as described beginning on page 18.
The Governance and Corporate Responsibility Committee annually reviews the performance of the Board, its Committees, the independent Board Chair and each of the Directors, as described under “Annual Board Self-Assessment” on page 31. The Governance and Corporate Responsibility Committee is also responsible for annually reviewing with the Board the requisite skills and criteria for new Board members, as well as the composition of the Board as a whole, and annually assessing, for each Director or person nominated to become a Director, the specific experience, qualifications, attributes and skills, including those described on page 18, that lead the Governance and Corporate Responsibility Committee to conclude that such Director or nominee should serve as a Director in light of our business and structure.

FINANCE COMMITTEE

Members	Meetings held in 2022: 5
Dr. Essig (chair) Mr. Ayers Dr. Collins Mr. Junius Dr. Vandebroek

Key Committee Responsibilities
The Finance Committee advises the Board with respect to financial matters and capital allocation, including capital structure and strategies, financing strategies, investment policies and practices, major financial commitments, financial risk management, acquisitions and divestitures, stock repurchase strategies and activities and dividend policy.
The Finance Committee also, among other things: monitors our liquidity and financial condition; oversees our financial risk management activities (including foreign currency hedging and transactions involving derivatives); reviews and approves any proposed acquisition or divestiture having an aggregate value greater than $50 million but less than or equal to $100 million; makes recommendations to the Board regarding any other proposed acquisition or divestiture having an aggregate value greater than $100 million; and reviews and approves a variance in capital expenditures that in the aggregate exceeds 10% of the total budgeted amount in the applicable annual budget approved by the Board or the Finance Committee.

2023 Proxy Statement | 37

Corporate Governance Guidelines and Code of Ethics
The Board has adopted Corporate Governance Guidelines and a Code of Ethics, both of which are accessible on the Corporate Governance section of our website (www.idexx.com). Hard copies are available on request by contacting our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092.
Our Code of Ethics applies to all our employees, officers and Directors. In addition, we intend to post on our website all disclosures required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics.
Anti-Hedging and Short Sale and Anti-Pledging Policies
Our Policy on Short Sales, Derivative Transactions and Hedging generally prohibits any Director, officer or employee, or any of their family members or affiliates, from engaging in (i) any short sales of IDEXX securities, (ii) purchases or sales of puts, calls or other derivative securities based upon IDEXX securities, or (iii) purchases of financial instruments that are designed to hedge or offset any decrease in the market value of IDEXX securities.
Our Policy on Pledging of Company Stock prohibits our Directors and executive officers from pledging, hypothecating or otherwise encumbering the equity securities they own in IDEXX as collateral for indebtedness, including holding shares in a margin or similar account that would subject our equity securities to margin calls or otherwise making them available as collateral for a margin loan.
Shareholder Communication and Engagement
We believe transparent communication and engagement with our shareholders is critical for our continued success. It enables us to convey our strategy for long-term value creation and sustainable financial performance and to understand and actively listen to our shareholders’ perspectives and concerns. We contact, meet and engage with our shareholders on a year-round basis in connection with our quarterly reporting of financial results, industry and investment conferences, our Annual Meeting, our Investor Day and the release of our Corporate Responsibility Report, as well as from time to time on discrete topics of interest to shareholders.
In 2022, we engaged and interacted with a meaningful portion of our institutional investor base. As part of our engagement efforts, our senior management met with representatives of many of our top institutional shareholders at industry and investment community conferences and analyst meetings, as well as at engagement meetings arranged by the Company outside of such forums. We also held our annual 2022 Investor Day at our corporate headquarters in Westbrook, Maine in August 2022, with a live webcast available.
To further advance our engagement with shareholders on ESG matters, we also contacted and met with many of our top institutional shareholders specifically in connection with the July 2022 release of our 2021 Corporate Responsibility Report to communicate and reinforce the key themes of the report while also seeking feedback regarding our newly announced ESG goals, progress toward those goals and our overall approach to corporate responsibility.
Topics discussed during our 2022 engagement meetings included, among other things:
•Our business strategy, long-term financial potential model and financial performance
•Customer and industry trends
•Investment in R&D, commercial resources and innovation
•Capital allocation and deployment
•Executive compensation, human capital and DEI
•Corporate governance
•Environmental and sustainability issues
Management shares with the Board any feedback provided by our shareholders.
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We provide several additional ways for our shareholders and other interested parties to communicate with us. Written communications to any individual Director, the Board Chair or the full Board may be submitted by electronic mail to contactdirectors@idexx.com, by completing the online “Contact the Board” submission form available on our website at www.idexx.com/corporate/corporate-governance.html or by writing to the Office of the Corporate Secretary at One IDEXX Drive, Westbrook, Maine 04092.
Written communications addressed to any individual Director are forwarded to that Director. In addition, our Executive Vice President, General Counsel and Corporate Secretary or her delegate reviews all written communications addressed to any individual Director, the Board Chair or the Board. The Corporate Secretary will forward all such written communications to the Board Chair (if the Board Chair is an independent Director) or the Chair of the Governance and Corporate Responsibility Committee, as applicable, for review, except for items that could not reasonably be interpreted to implicate or otherwise relate to the duties and responsibilities of the Board.
Virtual Shareholder Meeting
We will conduct our 2023 Annual Meeting virtually through a live audio webcast, with related online shareholder tools available. We are implementing the virtual meeting format for our 2023 Annual Meeting to enable full and equal participation by all our shareholders from any location in the world at little to no cost. We believe this is the right choice for IDEXX because:
•We are a global company with shareholders all around the world;
•The virtual meeting format is cost-effective and convenient for our shareholders, as well as the Company, and enables IDEXX to reduce the environmental impact of our 2023 Annual Meeting; and
•Given the latest technology for holding virtual meetings and related online tools, we believe that the virtual meeting format will enhance shareholder access and participation in our 2023 Annual Meeting.
We designed the format of our 2023 Annual Meeting to ensure shareholders who attend our 2023 Annual Meeting have the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. For example, the format of our 2023 Annual Meeting will include the following:
•An online pre-meeting forum will be available to our shareholders. Beneficial owners can enter at www.proxyvote.com and registered shareholders can enter at www.proxyvote.com/idxx. By accessing this online pre-meeting forum, our shareholders will be able to submit questions in writing in advance of our 2023 Annual Meeting, vote, view the 2023 Annual Meeting’s Rules of Conduct and Procedures and obtain copies of proxy materials and our annual report.
•By following instructions on the online pre-meeting forum or at www.virtualshareholdermeeting.com/IDXX2023, shareholders will have the ability to use their telephones to dial into a live audio webcast of the meeting and verbally ask questions during the meeting. In addition, shareholders accessing the audio webcast online will be able to submit questions in writing during the meeting. As part of the 2023 Annual Meeting, we will hold a live Q&A session, during which we will answer questions as they come in and address those asked in advance, as time permits. Please note, however, that the purpose of the meeting will be observed, and we will not address questions determined to be irrelevant or inappropriate.
•We will publish the answer to each question received following the 2023 Annual Meeting, including those not addressed during the meeting due to insufficient time, except for those questions determined to be irrelevant or inappropriate.
•Although the live audio webcast will be available only to shareholders at the time of the meeting, a replay of the meeting will be made publicly available at www.virtualshareholdermeeting.com/IDXX2023 after the meeting.
2023 Proxy Statement | 39

Non-Employee Director Compensation
Our non-employee Director compensation program is designed to attract and retain qualified Directors, fairly compensate them and align their interests with our shareholders’ interests. The Compensation and Talent Committee reviews and makes recommendations regarding the form and amount of non-employee Director compensation, for discussion and approval by the Board. In 2022, Farient Advisors LLC (Farient) provided director compensation program analysis, benchmarking and advice to the Compensation and Talent Committee.
Annual Non-Employee Director Compensation
Our non-employee Directors receive annual compensation for their Board service as described in the chart below:

Compensation Element	Non-Employee Director Compensation Program
Cash compensation (1)
Annual retainer	$80,000
Committee Chair retainer	$25,000 for the Audit Committee
$25,000 for the Compensation and Talent Committee
$25,000 for the Governance & Corporate Responsibility Committee
$15,000 for the Finance Committee
Other Audit Committee member retainer (2)	$7,500
Lead Director retainer (as applicable)	$25,000
Non-Executive Board Chair retainer (as applicable)	$80,000
Meeting fees	Not applicable; no fees are paid for meeting attendance
Equity compensation (3)
Full-value awards (4)	$115,000 in target value (5)
Non-qualified stock options	$115,000 in value (6)
Total	$230,000
Additional equity compensation for Non-Executive Board Chair (7)
Full-value awards (4)	$40,000 in target value (5)
Non-qualified stock options	$40,000 in value (6)
Total	$80,000
Director stock ownership guidelines (8)	Target ownership of our common stock (including vested deferred stock units credited to a Director’s investment account) equal to six times the Annual Retainer
(1)All retainers are paid in quarterly installments, and each non-employee Director may, at their option, defer all or any portion of any retainer in the form of fully vested deferred stock units under our Director Deferred Compensation Plan (Director Plan). A non-employee Director who joins the Board after the date of an Annual Meeting receives a pro rata amount of their quarterly installment of the retainer based on the number of days until the end of the quarter during which they were appointed. If a non-employee Director retires, resigns or otherwise ceases to be a Director before the expiration of their term, they will receive a pro rata amount of their quarterly installment of the retainer based on the number of days served, divided by the number of days in the applicable quarter.
(2)Paid to all Audit Committee members, except the Audit Committee Chair.
(3)We annually grant a full-value award and a non-qualified stock option award to each non-employee Director on the date of the Annual Meeting. A non-employee Director who joins the Board after the date of an Annual Meeting receives a pro rata grant based on the number of months remaining until the next year’s grant. The maximum number of shares subject to equity awards granted under our 2018 Stock Incentive Plan (2018 Plan) during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will be limited to $650,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), provided that the non-employee Directors who are considered independent (under NASDAQ rules) may make exceptions to this limit for a non-executive Board Chair, if any, in which case the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(4)Full-value awards in the form of restricted stock units (RSUs) or deferred stock units (DSUs) are granted to non-employee Directors. As a default, RSUs are granted to non-employee Directors as the full-value award portion of their annual equity awards; however, a non-employee Director may, at their option, elect to defer the entire full-value award portion of the annual equity award in the form of DSUs under the Director Plan.
(5)The number of full-value award units granted equals the target value, divided by the price of our common stock on the grant date, rounded to the nearest whole share.
(6)The value of the granted non-qualified stock options is calculated using the Black-Scholes-Merton option pricing model. This model is consistent with the valuation approach used to value executive awards on grant date.
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(7)In recognition of the additional responsibilities of the independent Non-Executive Board Chair, they receive an additional $80,000 in equity grants, as calculated in accordance with notes (5) and (6) above.
(8)All non-employee Directors complied with the stock ownership guidelines as of December 31, 2022.
Equity Compensation
A full-value award — either in the form of RSUs or DSUs — and non-qualified stock options are granted to non-employee Directors annually on the date of the Annual Meeting. The most recent grant date was May 11, 2022, and the next scheduled grant date is May 17, 2023, the date of the 2023 Annual Meeting.
Full-Value Awards. The full-value awards granted to non-employee Directors, whether in the form of RSUs or DSUs, fully vest on the earlier of one year from the date of grant or the date of the next Annual Meeting. RSUs are granted under the 2018 Plan, and DSUs are granted under the Director Plan.
As a default, RSUs are granted to non-employee Directors as the full-value award portion of their annual equity awards; however, a non-employee Director may defer the entire full-value award portion of the annual equity award in the form of DSUs under the Director Plan.
When RSUs vest, an equivalent number of shares of our common stock is then issued and delivered to the non-employee Director. When DSUs vest, the vested DSUs are credited to a hypothetical investment account established in the non-employee Director’s name, and these vested DSUs will be distributed as an equal number of shares of our common stock in accordance with the Director Plan.
For more information regarding DSUs and the Director Plan, refer to the discussion below under “Director Plan.” For more information regarding the 2018 Plan, refer to the discussion under “Stock Incentive Plans” beginning on page 83.
Non-Qualified Stock Options. Non-qualified stock options are granted under the 2018 Plan and have the following terms:
•Exercise price equal to the last reported sales price for a share of our common stock on the grant date;
•Fully vest and are exercisable on the earlier of one year from the date of grant or the date of the next Annual Meeting;
•Expire on the day immediately prior to the tenth anniversary of the grant date; and
•Accelerated vesting upon a change in control of the Company as described in the discussion under “Stock Incentive Plans” beginning on page 83.
Director Plan
Each non-employee Director may defer all or any portion of any cash compensation in the form of fully vested DSUs, which are issued under the Director Plan and subject to the terms of the 2018 Plan. In addition, each non-employee Director may defer the entire full-value award portion of the annual equity award in the form of DSUs, which fully vest on the earlier of one year from the date of grant or the date of the next Annual Meeting and are granted under the Director Plan and subject to the terms of the 2018 Plan. Compensation in the form of DSUs constitutes deferred compensation for federal income tax purposes.
A hypothetical investment account is established in the name of each non-employee Director, and vested DSUs are credited as follows:
•Any cash compensation the Director defers is credited to the account as the number of vested DSUs equal to the aggregate value of the deferred compensation divided by the price of a share of common stock on the date of the applicable deferral; and
•When the grant of DSUs made on the date of an Annual Meeting (or any prorated grant of DSUs made when they join the Board) vests, those vested DSUs also are credited to this account.
Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of common stock affecting the value of the DSUs in the account.
2023 Proxy Statement | 41

Vested DSUs are distributed in the form of an equal number of shares of our common stock as follows:

Type of DSU	Deferrals and Grants Prior to the 2022 Annual Meeting	Deferrals and Grants From and After the 2022 Annual Meeting
Deferred Cash Compensation
At the non-employee Director’s election:
•A single lump sum one year after the termination of Board service; or
•For deferrals made on or after January 1, 2011: (i) a single lump sum on a non-discretionary and objectively determinable fixed date; or (ii) four equal annual installments beginning as soon as practicable on or after such a fixed date.
If a non-employee Director fails to make a timely distribution election, the applicable DSUs will be distributed as a single lump sum one year after the termination of Board service.

At the non-employee Director’s election:
•A single lump sum as soon as practicable after the termination of Board service;
•A single lump sum on a non-discretionary and objectively determinable fixed date; or
•Four equal annual installments beginning as soon as practicable on or after such a fixed date.
If a non-employee Director fails to make a timely distribution election, the applicable DSUs will be distributed as soon as practicable after the termination of Board service.

Annual Full-Value Award	A single lump sum one year after the termination of Board service.
At the non-employee Director’s election:
•A single lump sum as soon as practicable after the termination of Board service;
•A single lump sum on a non-discretionary and objectively determinable fixed date; or
•Four equal annual installments beginning as soon as practicable on or after such a fixed date.
If a non-employee Director fails to make a timely distribution election, the applicable DSUs will be distributed as soon as practicable after the termination of Board service.

If the administrator of the Director Plan determines that a non-employee Director has suffered an unforeseeable emergency, the administrator may authorize the distribution of all or a portion of their vested DSUs.
Unvested DSUs will vest immediately upon:
•The non-employee Director’s death or disability.
•A change in control of the Company.
The shares of common stock credited to a non-employee Director’s hypothetical investment account will be distributed in a single lump sum as soon as practicable after a change in control.
A change in control under the Director Plan occurs when:
•Any person or group acquires direct or indirect beneficial ownership of stock possessing 35% or more of the total voting power of the Company’s stock;
•A majority of the Board members is replaced during any twelve-month period by new Directors whose appointment or election is not approved by a majority of the Board members serving immediately before the appointment or election of any of these new directors; or
•A change in the ownership of a substantial portion of our assets occurs such that any person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.
Other Compensation
We reimburse Directors for their reasonable travel expenses incurred in connection with Board and Committee meetings and for their reasonable expenses (including travel expenses) incurred in connection with continuing education regarding their duties and responsibilities as Directors. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies. We do not provide any other benefits, including retirement benefits or perquisites, to our independent non-employee Directors.
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Director Stock Ownership Guidelines
Our stock ownership guidelines set a target level of ownership of our common stock for each non-employee Director equal to six times the annual retainer, which is $480,000 in stock value, at the end of each calendar year.
Shares that are owned by, or held in trust for the benefit of, a non-employee Director or their immediate family members residing in the same household and vested DSUs credited to the Director’s investment account are included in calculating stock ownership.
Until the value of a non-employee Director’s common stock exceeds this target level at the end of a calendar year, the Director must retain:
•At least 75% of our common stock received upon the exercise of options or the vesting and release of RSUs or DSUs during the following year, after payment or withholding of any applicable exercise price and taxes; and
•All other shares of our common stock held by the Director.
A non-employee Director complies with these stock ownership guidelines if their stock ownership equals or exceeds the target level at the end of the year or if they have complied with the applicable retention requirements under the stock ownership guidelines.
2022 Non-Employee Director Compensation Table
The table below shows 2022 compensation for each of our non-employee Directors. Mr. Mazelsky, who is an employee, receives no additional compensation for his Board service. For information regarding Mr. Mazelsky’s compensation, refer to the discussion under “How We Paid Our NEOs in 2022” beginning on page 63.

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Option Awards (2) ($)	All other compensation $	Total Compensation ($)
Jonathan W. Ayers	80,000		114,862	114,968	—	309,830
Bruce L. Claflin	112,500		114,862	114,968	—	342,330
Asha S. Collins, PhD	80,000	(3)	114,862	114,968	—	309,830
Stuart M. Essig, PhD	95,000	(4)	114,862	114,968	—	324,830
Daniel M. Junius	105,000	(5)	114,862	114,968	—	334,830
Lawrence D. Kingsley	160,000		154,930	154,994	—	469,924
Sam Samad	87,500		114,862	114,968	—	317,330
M. Anne Szostak	112,500		114,862	114,968	—	342,330
Sophie V. Vandebroek, PhD	80,000		114,862	114,968	—	309,830
(1)Stock awards to non-employee Directors are issued either in the form of RSUs pursuant to the 2018 Plan or DSUs pursuant to the Company’s Director Plan. The amount shown excludes DSUs received in lieu of deferred compensation as described in notes (3), (4) and (5) below and reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (calculated by rounding $115,000 (or $155,000 in the case of the independent Non-Executive Board Chair) to the nearest share on the date of grant). Refer to Note 5 to the consolidated financial statements included in our 2022 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards. As discussed under “Equity Compensation” above on page 41, non-employee Directors receive only one full-value award grant and only one option grant during the fiscal year. As of December 31, 2022, the following are the aggregate number of DSUs accumulated in each non-employee Director’s deferral account for all years of service as a Director, including DSUs issued for deferred fees elected by the Directors as well as DSUs issued as annual grants to non-employee Directors: Mr. Ayers, 584; Mr. Claflin, 2,896; Dr. Collins, 511; Dr. Essig, 2,410; Mr. Junius, 4,624; Mr. Kingsley, 2,738, Mr. Samad, 1,231; Ms. Szostak, 4,515, and Dr. Vandebroek, 4,389. Refer to "Director Plan” on page 41.
(2)Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 5 to the consolidated financial statements included in our 2022 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards. As of December 31, 2022, each non-employee Director had the following number of stock options outstanding: Mr. Ayers, 3,673 (inclusive only of stock options granted to Mr. Ayers in his capacity as a non-employee Director); Mr. Claflin, 6,538; Dr. Collins, 2,026; Dr. Essig, 9,070; Mr. Junius, 6,538; Mr. Kingsley, 13,132; Mr. Samad, 3,972 Ms. Szostak 7,584, and Dr. Vandebroek, 6,538. Refer to "Stock Ownership of Directors and Officers" below.
(3)Includes compensation in the amount of $20,000 deferred and issued as 41 DSUs pursuant to the Director Plan.
(4)Includes compensation in the amount of $23,750 deferred and issued as 49 DSUs pursuant to the Director Plan.
(5)Includes compensation in the amount of $26,250 deferred and issued as 62 DSUs pursuant to the Director Plan.
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Stock Ownership Information
Stock Ownership of Directors and Officers
The table below shows the number of shares of our common stock beneficially owned as of March 8, 2023 by each of our Directors, each of our NEOs named in the Summary Compensation Table for 2022 and all of our Directors and executive officers as a group. The table below also includes information about stock options and vesting restricted stock units granted to our Directors and executive officers. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares and other securities listed.

Beneficial Owner	Shares Owned		Options Exercisable and RSUs Vesting (1)	Total Number of Shares Beneficially Owned (2)	Percentage of Common Stock Outstanding (3)
Jonathan W. Ayers	605,520	(4)	542,732	1,148,252	1.37%
Bruce L. Claflin	1,921	(5)	5,593	7,514	*
Asha S. Collins, PhD	—		1,081	1,081	*
Stuart M. Essig, PhD	224		8,125	8,349	*
Daniel M. Junius	2,350		3,406	5,756	*
Lawrence D. Kingsley	7,082		11,858	18,940	*
Sam Samad	—		3,027	3,027	*
M. Anne Szostak	7,960	(6)	6,639	14,599	*
Sophie V. Vandebroek, PhD	8,897	(7)	5,593	14,490	*
Jonathan J. Mazelsky	72,727		215,617	288,344	*
Brian P. McKeon	27,399	(8)	92,947	120,346	*
James F. Polewaczyk	16,011		33,441	49,452	*
Michael J. Lane	5,599	(9)	27,995	33,594	*
Tina Hunt, PhD	11,052	(10)	22,839	33,891	*
All Directors and executive officers as of March 8, 2023 as a group: (17 persons)	770,685		998,085	1,768,770	2.11%
*    Less than 1%
(1)Consists of options to purchase shares of common stock exercisable, and RSUs vesting, on or within 60 days after March 8, 2023.
(2)The number of shares beneficially owned by each person or group as of March 8, 2023 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 8, 2023, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.
(3)For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described in note (2) above by the sum of 82,968,540 shares of common stock outstanding on March 8, 2023 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 8, 2023, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.
(4)Includes 450,000 shares held by the Jonathan W. Ayers 2022 GRAT and 10,000 shares held by the Ayers Family Trust.
(5)Includes 1,560 shares held by the Claflin Family Trust, where Mr. Claflin’s spouse is the trustee for the benefit of his spouse and children. Mr. Claflin disclaims beneficial ownership of the shares held in the Claflin Family Trust.
(6)Includes 6,700 shares held by the Trust of M. Anne Szostak.
(7)Includes 8,673 shares held by the Sophie Vandebroek Revocable Trust.
(8)Includes 18,050 shares held by the Estony McKeon Family LLC. Mr. McKeon is the sole manager of the limited liability company and has sole voting and dispositive power for the shares held by the limited liability company.
(9)Includes 592 shares held by Mr. Lane’s spouse in an IRA account. Mr. Lane disclaims beneficial ownership of the shares held in the IRA account.
(10)Includes 160 shares held jointly with Dr. Hunt’s spouse.
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We also grant deferred stock units to our non-employee Directors as voluntary deferrals of annual fees or annual equity grants under the Director Plan (and prior to the 2022 Annual Meeting as annual equity grants). Deferred stock units are not included in the table above because they do not represent a right to acquire shares of our common stock within 60 days after March 8, 2023. Although deferred stock units carry no voting rights, individuals holding fully vested deferred stock units are at risk as to the price of our common stock in their investment accounts, and therefore vested deferred stock units are included for purposes of determining satisfaction of target stock ownership levels under our stock ownership guidelines. Accordingly, the table below shows the total numbers of shares and fully vested deferred stock units owned as of March 8, 2023 by each of our Directors, each of our NEOs and all our Directors and executive officers as a group.

Beneficial Owner	Shares Owned		DSUs (1)	Total Number of Shares and DSUs Owned
Jonathan W. Ayers	605,520	(2)	584	606,104
Bruce L. Claflin	1,921	(3)	2,552	4,473
Asha S. Collins, PhD	—		511	511
Stuart M. Essig, PhD	224		2,410	2,634
Daniel M. Junius	2,350		4,019	6,369
Lawrence D. Kingsley	7,082		2,738	9,820
Sam Samad	—		887	887
M. Anne Szostak	7,960	(4)	4,515	12,475
Sophie V. Vandebroek, PhD	8,897	(5)	4,389	13,286
Jonathan J. Mazelsky	72,727		—	72,727
Brian P. McKeon	27,399	(6)	34,708	62,107
James F. Polewaczyk	16,011		—	16,011
Michael J. Lane	5,599	(7)	—	5,599
Tina Hunt, PhD	11,052	(8)	—	11,052
All Directors and executive officers as of March 8, 2023 as a group: (17 persons)	770,685		57,313	827,998
(1)Consists of DSUs that are vested as of March 8, 2023.
(2)Includes 450,000 shares held by the Jonathan W. Ayers 2022 GRAT and 10,000 shares held by the Ayers Family Trust.
(3)Includes 1,560 shares held by the Claflin Family Trust, where Mr. Claflin’s spouse is the trustee for the benefit of his spouse and children. Mr. Claflin disclaims beneficial ownership of the shares held in the Claflin Family Trust.
(4)Includes 6,700 shares held by the Trust of M. Anne Szostak.
(5)Includes 8,673 shares held by the Sophie Vandebroek Revocable Trust.
(6)Includes 18,050 shares held by the Estony McKeon Family LLC. Mr. McKeon is the sole manager of the limited liability company and has sole voting and dispositive power for the shares held by the limited liability company.
(7)Includes 592 shares held by Mr. Lane’s spouse in an IRA account. Mr. Lane disclaims beneficial ownership of the shares held in the IRA account.
(8)Includes 160 shares held jointly with Dr. Hunt’s spouse.
Director and Officer Stock Ownership Guidelines
We maintain stock ownership guidelines for our Directors and Officers. For more information regarding our Director stock ownership guidelines, refer to the discussion under “Director Stock Ownership Guidelines” on page 43, and for more information regarding our executive stock ownership guidelines, refer to the discussion under “Executive Stock Ownership and Retention” on page 70.
2023 Proxy Statement | 45

Stock Ownership of Certain Beneficial Owners
Based solely on our review of filings made under Sections 13(d) and 13(g) of the Exchange Act, the only persons or entities known to us to beneficially own more than 5% of our common stock as of December 31, 2022 were:

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	8,502,881	10.25%
The Vanguard Group (3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	8,132,479	9.80%
Fundsmith LLP (4) 33 Cavendish Square London, U.K., W1G 0PQ	4,447,828	5.36%
(1)For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group on December 31, 2022, as reflected in the most recent filing by such group of statements of beneficial ownership with the SEC, by the 82,968,540 shares of common stock outstanding on March 8, 2023. Therefore, the percentage ownership may differ from the percentage ownership reported in such statements of beneficial ownership, which reflect ownership as of an earlier date.
(2)Based solely upon information derived from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023, it has sole power to vote 7,716,026 shares and sole power to dispose of 8,502,881 shares.
(3)Based solely upon information derived from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, it has the sole power to vote 0 shares, sole power to dispose of 7,784,587 shares, shared power to vote 123,543 shares, and shared power to dispose of 347,892 shares. The Vanguard Group provides recordkeeping, managed account and other services for our 401(k) plan and is an investment manager to mutual funds and investment trusts that are investment options in our 401(k) Plan. The selection of Vanguard to provide recordkeeping and other administrative services to our 401(k) plan and the selection of the Vanguard mutual funds or investment trusts as investment options for our 401(k) plan are unrelated to Vanguard’s common stock ownership. The recordkeeping and other administrative service fees resulted from arm’s-length negotiations, and we believe they are reasonable in amount and reflect market terms and conditions.
(4)Based solely upon information derived from a Schedule 13G and Schedule 13G/A each filed by Fundsmith LLP with the SEC on February 14, 2023, it has the sole power to vote 4,433,683 shares and sole power to dispose of 4,447,828 shares.
Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, our Directors, executive officers and any person holding more than 10% of our outstanding common stock must report their initial ownership of common stock and any subsequent changes in their ownership to the SEC.
Based solely on our review of copies of Section 16(a) reporting forms that we received from reporting persons for transactions occurring during our 2022 fiscal year and written representations from our Directors and executive officers, we believe that no reporting person failed to timely file any report required by Section 16(a) during the 2022 fiscal year.
46 | 2023 Proxy Statement

AUDIT COMMITTEE MATTERS
Audit Committee Matters
Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for 2023, subject to ratification by shareholders. The Audit Committee has retained PwC as our independent registered public accounting firm continuously since 2002.
The Audit Committee annually evaluates the performance of our independent registered public accounting firm and determines whether to retain the current firm or consider other firms. In addition, in conjunction with the mandated rotation of our external auditor’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the external auditor’s new lead engagement partner.
In appointing PwC as our independent registered public accounting firm for 2023, the Audit Committee considered carefully PwC’s performance as the Company’s independent registered public accounting firm, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders.
Because the members of the Audit Committee value the views of our shareholders on our independent auditors, even though ratification is not required by law, shareholders will have an opportunity to ratify this selection at the 2023 Annual Meeting. Representatives of PwC will be present at the 2023 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the 2023 Annual Meeting, the Audit Committee may reconsider its selection of PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our shareholders’ best interests.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that you vote “FOR” the ratification of PwC as our independent registered public accounting firm for 2023.
2023 Proxy Statement | 47

Audit Committee Report
The Audit Committee is responsible for overseeing IDEXX’s accounting, internal control and financial reporting processes and audit processes. As set forth in the Audit Committee’s charter, which is available on our website at www.idexx.com/corporate/corporate-governance.html, management is responsible for the preparation, presentation and integrity of IDEXX’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. IDEXX has a full-time internal audit department, and the Head of Internal Audit reports directly to the Audit Committee (and administratively to the Chief Financial Officer). Our internal audit department is responsible for, among other things, objectively reviewing and assessing the adequacy and effectiveness of our internal controls and procedures. The Audit Committee discusses our internal controls over financial reporting and management’s assessment of the effectiveness of those controls with management, the Head of Internal Audit and our independent registered public accounting firm.
Each Audit Committee member is an independent Director as determined by the Board of Directors, based on NASDAQ listing standards and our Corporate Governance Guidelines. Each Audit Committee member also satisfies the SEC’s additional independence requirement for members of audit committees. Our Board has determined that Mr. Junius, Mr. Claflin, Mr. Samad and Ms. Szostak each meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules.
At each of its nine regularly scheduled meetings in 2022, the Audit Committee met as a group with management, our independent registered public accounting firm, PwC, and the Head of Internal Audit. In addition, in performing its oversight function, the Audit Committee held separate private sessions with senior management at each, and the independent auditors at all but one, of its regularly scheduled meetings, and held separate private sessions with the Head of Internal Audit at each of its regularly scheduled meetings (other than those meetings scheduled to primarily review and discuss the Company’s quarterly earnings report), to assure that all were carrying out their respective responsibilities. Both PwC and the Head of Internal Audit had full access to the Audit Committee, including at regular meetings during which members of management were not present.
In addition, the Audit Committee:
•Reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2022 and discussed them with management and PwC;
•Discussed with PwC various communications that PwC is required to provide to the Audit Committee, including matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees; and
•Received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC their independence.
Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee
Daniel M. Junius, Chair
Bruce L. Claflin
Sam Samad
M. Anne Szostak
48 | 2023 Proxy Statement

AUDIT COMMITTEE MATTERS
Independent Auditors’ Fees
The following table summarizes the fees, including out-of-pocket expenses, that PwC billed for professional services for each of the last two fiscal years.
For fiscal year 2022, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2022 ($)	2021 ($)
Audit fees (1)	2,759,249	2,410,842
Audit-related fees (2)	—	—
Tax fees (3)	1,294,024	2,284,402
All other fees (4)	900	900
Total fees	4,054,173	4,696,144
(1)Consists of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of our internal controls over financial reporting; statutory audits or financial audits for our subsidiaries or affiliates; and services associated with periodic reports and other documents filed with the SEC. 2021 fees include value-added taxes, which were immaterial in amount.
(2)Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees. These services include due diligence services pertaining to potential acquisitions and services pertaining to the Company’s transition to new accounting standards. No such services were performed in 2022 or 2021.
(3)Consists of tax compliance fees of $81,200 and $131,234 in 2022 and 2021, respectively, and tax advice and consulting fees of $1,212,824 and $2,153,168 in 2022 and 2021, respectively. Included in tax advice and consulting fees are $1,049,750 and $2,035,300 in 2022 and 2021, respectively, related to an alignment of our global structure with our growth strategy and proposed and enacted changes in tax laws and regulations. The remaining tax compliance and tax advice and consulting fees were for services that included general U.S. federal, state and local tax consulting and compliance advice; general international tax consulting, structure and compliance advice; and review of federal, state, local and international income, franchise and other tax returns. 2021 fees include value-added taxes, which were immaterial in amount.
(4)Consists of fees for online research tools for accounting and financial reporting rules and guidance.
Independent Auditor Fee Approval Policy
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services performed by our independent auditor, and the fees paid by us for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the Audit Committee pre-approves the engagement terms and fees for the annual audit. Certain types of other audit services, audit-related services and tax services have been pre-approved by the Audit Committee under the policy. The Audit Committee is ultimately responsible for the audit fee negotiations associated with the retention of our independent auditor, and any services that have not been pre-approved by the Audit Committee as previously described must be separately approved by the Audit Committee prior to the performance of such services.
The Audit Committee periodically establishes pre-approved fee levels for all pre-approved services. The Audit Committee then periodically reviews actual and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the Audit Committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the Audit Committee to assess the impact of the services on the independence of the independent auditor.
The Audit Committee may delegate pre-approval authority to one or more of its members and has delegated such authority to its chair. The Audit Committee member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at the next scheduled meeting. The Audit Committee does not delegate its pre-approval responsibilities to management.
During the last two fiscal years, no services were provided by PwC that were approved by the Audit Committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.
2023 Proxy Statement | 49

Executive Compensation
Proposal Three – Advisory Vote to Approve Executive Compensation
We are asking our shareholders to approve, on an advisory, non-binding basis, the compensation of our NEOs as described in this Proxy Statement at the 2023 Annual Meeting, as required pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This proposal is commonly referred to as “say-on-pay.”
In recognition of the preference expressed by our shareholders regarding the frequency of “say-on-pay” advisory votes, we have submitted a “say-on-pay” proposal to our shareholders on an annual basis since our 2011 Annual Meeting.
We have received overwhelming shareholder support of our “say-on-pay” proposal each year since our 2011 Annual Meeting. At the 2022 Annual Meeting, our shareholders approved our “say-on-pay” proposal with approximately 95% of the votes cast voting in favor of approving the compensation of our NEOs. The Board believes that this vote affirmed our shareholders’ support of our executive compensation program.
We encourage our shareholders, in deciding how to vote on this proposal, to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis section, which discusses in detail our executive compensation program and how it implements our executive compensation philosophy, how our executive compensation program helps drive our business and other corporate strategies, the compensation decisions the Compensation and Talent Committee has made under our executive compensation program and some recent changes made to our compensation program.
Our Board recommends that our shareholders approve the following resolution:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement for the 2023 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
As an advisory vote, it will not be binding. However, our Compensation and Talent Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution on executive compensation.
Proposal Four – Advisory Vote on the Frequency of Advisory Vote to Approve Executive Compensation
As required by Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory, non-binding basis, how frequently we should seek an advisory vote on the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. By voting on this proposal, shareholders may indicate whether they would prefer a “say-on-pay” vote once every one, two, or three years. You may also abstain from making a choice.
Our Board has determined that, consistent with our practice since 2011, a “say-on-pay” vote that occurs every year is the most appropriate frequency for us, and therefore recommends that you vote for a one-year frequency for the “say-on-pay” vote. In recommending a one-year interval, the Board considered the fact that executive compensation is evaluated, adjusted and approved annually by the Compensation and Talent Committee, and concluded that shareholder views should be considered in making these compensation decisions. In addition, we believe that an annual “say-on-pay” vote is consistent with our policy of seeking input and engaging in dialogue with our shareholders on our executive compensation philosophy, policies and practices.
50 | 2023 Proxy Statement

EXECUTIVE COMPENSATION
The Board and the Compensation and Talent Committee will carefully review the voting results of this proposal. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interest of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends that you vote “FOR” the option of EVERY ONE YEAR as the frequency with which shareholders are provided an advisory (“say-on-pay”) vote to approve executive compensation.

Executive Officers
Set forth below are the names, ages, current positions and biographical information of our executive officers as of March 31, 2023, other than Mr. Mazelsky, our President and CEO, whose biographical information is located on page 24:

Name	Age	Title
Brian P. McKeon	61	Executive Vice President, Chief Financial Officer and Treasurer
Tina Hunt, PhD	55	Executive Vice President, Strategy, Sector Development and Global Operations
Michael J. Lane	55	Executive Vice President and General Manager, Global Reference Laboratories and Information Technology
James F. Polewaczyk	60	Executive Vice President and Chief Commercial Officer
Martin Smith, PhD	55	Executive Vice President and Chief Technology Officer
Sharon E. Underberg	61	Executive Vice President, General Counsel and Corporate Secretary
Michael P. Johnson	46	Senior Vice President and Chief Human Resources Officer
Brian P. McKeon. Mr. McKeon has been Executive Vice President, Chief Financial Officer, and Treasurer since January 2014. He leads our finance and investor relations functions, and has oversight responsibility for our Water, OPTI Medical and Livestock, Poultry and Dairy businesses. Mr. McKeon previously had oversight responsibility over various functions, including our corporate development, strategy, global operations and information technology functions and the Companion Animal Group business in Latin America. Mr. McKeon has served as a Director of Alkermes plc since December 2020, where he serves as Chair of the Financial Operating Committee and as a member of the Compensation Committee. Mr. McKeon served as a Director of IDEXX from July 2003 through December 2013, including serving as Chair of the Audit Committee and as a member of the Compensation Committee. He also served as a Director of athenahealth, Inc. from September 2017 to February 2019. Mr. McKeon was Executive Vice President of Iron Mountain Incorporated from April 2007 to December 2013 and Chief Financial Officer of Iron Mountain from April 2007 to October 2013. Mr. McKeon was also Executive Vice President and Chief Financial Officer of The Timberland Company from March 2000 to April 2007. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc. Mr. McKeon holds an undergraduate degree in Accounting from the University of Connecticut and an MBA with high distinction from Harvard University.
Tina Hunt, PhD. Dr. Hunt has been Executive Vice President, Strategy, Sector Development and Global Operations since January 2023. In this role, she leads our global operations, marketing, medical affairs, corporate development, strategy and advanced analytics functions. Dr. Hunt joined IDEXX in 2006 and served in various leadership roles of increasing responsibilities, including leading the IDEXX VetLab organization and global operations function as Executive Vice President and General Manager of Point of Care Diagnostics and Worldwide Operations from January 2020 to December 2022 and as a Corporate Vice President from November 2016 to January 2020, with a portfolio that included the Company’s IDEXX VetLab, Diagnostic Imaging, and Telemedicine businesses. Prior to joining IDEXX, Dr. Hunt served as Vice President at Woodard Curran, where she led the firm's litigation support practice. Dr. Hunt has been a Director of Veeva Systems, Inc. since January 2022. She holds a PhD in Environmental Engineering from Purdue University, an MBA from the University of Southern Maine, an undergraduate degree in Civil Engineering from Punjab Engineering College and is a graduate of the Stanford University Graduate School of Business’s Executive Education Program.
Michael J. Lane. Mr. Lane has been an Executive Vice President of IDEXX since January 2020 and previously served as a Corporate Vice President from July 2015 to January 2020 and a Vice President from 2012 to July 2015. He has been the General Manager of IDEXX's Global Reference Laboratories business since November 2016, with a portfolio that also currently includes the Company's worldwide Telemedicine and IDEXX BioAnalytics businesses, as well as its Information Technology department. Prior to becoming the General Manager of our Global Reference Laboratories business, he served as the General Manager of the Company's U.S. Reference Laboratories from June 2014 to November 2016. In addition to his
2023 Proxy Statement | 51

responsibilities for the Reference Laboratories business, from July 2015 through December 2016, Mr. Lane provided strategic direction for the Company's SNAP Point-of-Care testing. In 1999, he joined the IDEXX VetLab organization, where he held various leadership positions with responsibilities in commercial marketing, product management, and new product development, and served as General Manager from 2012 to 2014. Mr. Lane joined IDEXX in 1997, supporting strategic planning and business development for diagnostic laboratory services as IDEXX entered the global reference laboratory market segment. Mr. Lane holds an undergraduate degree in International Politics and Economics from Middlebury College and an MBA from the Tuck School of Business at Dartmouth College.
James F. Polewaczyk. Mr. Polewaczyk has been an Executive Vice President and the Chief Commercial Officer of IDEXX since January 2020. After joining IDEXX as a Corporate Vice President in February 2007, he served in various leadership roles. From June 2014 to January 2020, he led the Company’s North American Companion Animal Group Commercial Operations. Prior to this, from July 2012 to June 2014, he led the Company’s Companion Animal Group Reference Laboratories and Telemedicine lines of business, and from 2007 to 2012, he led the Company’s Rapid Assay, Digital Imaging and Telemedicine business lines. Prior to joining IDEXX, from 2001 to 2006, Mr. Polewaczyk was General Manager of the Medical Consumables and Sensors business at Philips Medical Systems, a subsidiary of Royal Philips Electronics (now named Royal Philips). Prior to that, Mr. Polewaczyk spent 15 years at Hewlett-Packard Corporation in a variety of senior marketing and medical technology product development roles. Mr. Polewaczyk holds an undergraduate degree in Electrical Engineering from Worcester Polytechnic Institute and an MBA from Boston University.
Martin Smith, PhD. Dr. Smith has been Executive Vice President and Chief Technology Officer since August 2021. Prior to joining IDEXX, he served as Vice President and Chief Technology Officer of Cytiva, which is part of Danaher Corporation, from August 2020 to July 2021. Previously, Dr. Smith held various leadership positions with increasing responsibilities at Pall Corporation, most recently serving as Pall’s Chief Technology Officer from September 2014 to August 2020. Dr. Smith’s prior roles at Pall included Senior Vice President, Pall R&D from 2010 to 2014, Vice President, Research & Development, Pall Medical from 2008 to 2010 and Senior Director, Pall Life Science R&D from 2006 to 2008. Dr. Smith received an undergraduate degree in biological sciences from University of Essex, a master’s degree in Biotechnology from Reading University and a PhD in Cell Biology from University College London. He is the holder of multiple U.S.-issued patents in the area of separations science.
Sharon E. Underberg. Ms. Underberg serves as Executive Vice President, General Counsel and Corporate Secretary. In this capacity, she leads IDEXX’s global legal, corporate governance, compliance and corporate secretary functions. Ms. Underberg joined the Company in February 2019 as a Corporate Vice President and assumed the roles of General Counsel and Corporate Secretary in March 2019. She was appointed a Senior Vice President effective January 1, 2021, and an Executive Vice President effective February 9, 2022. Prior to joining IDEXX, Ms. Underberg served as General Counsel, Secretary and Senior Vice President of Eastman Kodak Company (Kodak) from January 2015 to January 2019. Prior to that, she served as Kodak’s Deputy General Counsel and Vice President, Legal Department, from September 2014 to January 2015, Assistant General Counsel and Vice President, Legal Department, from June 2006 to September 2014, and as Assistant Secretary from June 2004 to June 2006. Prior to joining Kodak in October 1989, Ms. Underberg was an attorney in private practice. She holds an undergraduate degree in Political Science from Brandeis University and a JD from the University of Pennsylvania School of Law.
Michael P. Johnson. Mr. Johnson has been our Senior Vice President and Chief Human Resources Officer since March 2022 and leads worldwide human resources. Prior to joining us, Mr. Johnson began his career in 1999 at Abbott Laboratories, Inc., a Fortune 100 human healthcare company, where he held various human resources positions of increasing seniority, including serving as Divisional Vice President of Diversity and Inclusion from July 2020 to March 2022, Divisional Vice President, Human Resources, for Abbott Diabetes Care from January 2017 to June 2020 and for Abbott Medical Optics from November 2013 to December 2016, and Regional Human Resources Director for a variety of international operations in Asia, Latin America and Europe from 2009 to 2013. Mr. Johnson holds an undergraduate degree in Organizational Administration from the University of Illinois.
52 | 2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes the material elements of our executive compensation program, including our principal compensation practices and policies, details the oversight provided by the Compensation and Talent Committee with respect to our executive compensation program and explains how we arrived at the specific compensation for our NEOs for 2022. Our NEOs for 2022 were as follows:

Name	Position
Jonathan J. Mazelsky	President and CEO
Brian P. McKeon	Executive Vice President, Chief Financial Officer and Treasurer
Michael J. Lane	Executive Vice President and General Manager, Global Reference Laboratories and Information Technology
James F. Polewaczyk	Executive Vice President and Chief Commercial Officer
Tina Hunt, PhD (1)	Executive Vice President, Strategy, Sector Development and Global Operations
(1)During 2022, Dr. Hunt served as Executive Vice President and General Manager, Point of Care Diagnostics and Worldwide Operations. Effective January 2, 2023, her title was modified to reflect changes in her responsibilities as she assumed a leadership role in advancing our corporate strategy and business development.
To assist your review, note that the information provided in our Compensation Discussion and Analysis is organized in the following six subsections:
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Executive Summary
Our Compensation Philosophy and Objectives

Philosophy
Our compensation philosophy is to attract, motivate, focus and retain talented executives who are aligned with and passionate about our Purpose: to be a great company that creates exceptional long-term value for our customers, employees and shareholders by enhancing the health and well-being of pets, people and livestock.

Objectives
In furtherance of this philosophy, our executive compensation program is designed to achieve three key objectives:

	Objectives

1		2	3

Attract, motivate, focus and retain highly-skilled executives who believe in and promote our mission and who embody IDEXX’s values.		Create alignment between management and shareholder interests by establishing a strong connection between compensation, stock ownership and the creation of shareholder value.
Reward executives for:
•Attaining short- and long-term financial and strategic objectives;
•Achieving continuous improvement in revenues, earnings, return on invested capital and growth in shareholder value; and
•Hiring, developing and promoting a talented workforce while building a highly-engaged, high-performance culture that values equity, diversity and inclusion.

Compensation Key Elements
In support of our compensation philosophy and objectives, our executive compensation program consists of the following three key elements, the value of which, in total for each NEO, are within a competitive range for similar positions of our peer group and market survey compensation data. As a whole, these elements are designed to be performance-based, with variable, at-risk pay from our annual and long-term performance-based compensation constituting a significant portion of total compensation:

Compensation Key Elements

Base Salary To provide a fixed amount of compensation that is positioned in a competitive range for similar positions, and takes into account the individual skills, abilities and performance of each of our executives, which supports our compensation philosophy of attracting and retaining talented individuals. Equity-Based Long-Term Incentives To motivate long-term performance and align the interests of management and shareholders, which supports our compensation philosophy of rewarding long-term performance and sustained shareholder value creation in a way that attracts and retains talented executives. In general, long-term incentive opportunities are structured so that, when combined with salary and target bonus opportunity, total target direct compensation is positioned in a competitive range. Annual Performance-Based Cash Bonus To motivate executives to achieve our annual goals for financial performance, as well as achieve key annual goals that strengthen the business and position us for longer-term performance. Target bonus percentages are positioned in a competitive range for similar positions and capped at 200% of target. At Risk
54 | 2023 Proxy Statement

EXECUTIVE COMPENSATION
2022 Performance Highlights
Management executed well in 2022 and delivered solid revenue and organic revenue growth, building on a couple of years of extraordinary growth during the COVID-19 pandemic. This strong execution was reflected in numerous achievements. We placed a record number of CAG Diagnostics premium instruments and software practice information management systems, highlighting our ability to support veterinarians during the recent period of near-term veterinary clinic capacity constraint challenges. Our ezyVet software product line drove revenue and profit delivery ahead of the expectations established during the acquisition process, demonstrating our ability to consistently deliver high levels of return on invested capital. We maintained high customer retention rates across our major modalities. Despite unprecedented supply chain challenges, we delivered 99% product availability and on-time delivery in each quarter of 2022, consistent with our customer-first mindset. And in 2022 we made significant strides with our innovation agenda by releasing eight new product, service and software solution enhancements across our modalities, which are critical to our long-term efforts to develop the companion animal diagnostics and information management sector.
In addition to delivering on achievements that drove near-term performance, IDEXX successfully accomplished numerous important goals resulting in substantial progress against our long-term strategy and positioning us to produce sustainable, long-term value creation for our shareholders and other stakeholders. Of particular note, we:
•Successfully in-licensed technology on a worldwide, exclusive basis for use in developing two new point-of-care diagnostic platforms and applications to advance high-return investments in innovation and address a significant opportunity to broaden the diagnostic menu available to our customers;
•Concluded significant successful commercial expansions in Brazil, Italy and Japan;
•Opened a new international warehouse and distribution center in Memphis, Tennessee to enhance capacity and support network optimization;
•Advanced frontline employee engagement programs that improved retention, productivity and compensation of our frontline employees;
•Established a target to reduce Scope 1 and Scope 2 greenhouse gas emissions by 37.8% by 2030 and source 100% renewable electricity by 2030, in alignment with the United Nations Paris Agreement to limit global temperature rise to 1.5 degrees Celsius, as well as our business strategy and ESG materiality assessment; and
•Launched sustainable insulated packaging for cold consumable shipments in Europe.
These 2022 accomplishments were achieved despite significant challenges, including near-term veterinary clinic capacity constraints, macroeconomic and geopolitical headwinds, including inflationary and interest rate effects, and unprecedented supply chain challenges. These achievements resulted from the outstanding leadership and work of IDEXX management and their global teams, and helped further strengthen our commercial engagement and execution capabilities, support our customer-first mindset and advance our innovation priorities.
2022 Performance-Related Executive Compensation Results
Despite solid execution by our management, we attained threshold performance for only one of the four financial metrics used to determine the 2022 annual performance-based cash bonus paid to our NEOs, resulting in a payout percentage between 50% of target and target for that metric and 0% for the other three. Our 2022 achievements against 2022 budget goals and thresholds are illustrated in the following graphs. The achievement levels reflected the adverse impacts of external pressures related to veterinary clinic capacity constraints that emerged during the first quarter, macroeconomic and geopolitical factors and unprecedented supply chain challenges.
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Organic Revenue Growth(1)	Operating Profit	Earnings per Share	ROIC(1)
Threshold 11.2% Budget Goal Result 7.4% (7.8%) ($906.3) $948.0 $898.8	($ in millions)	(Diluted)	Threshold ($8.08) $8.44 $8.03 (40.7%) 46.3% 43.7% Budget Goal Result

(1)    Refer to Appendix A for a description and reconciliation of organic revenue growth and ROIC to their most directly comparable financial measures under GAAP.
The Compensation and Talent Committee approved an overall payout of 81% of target for our 2022 Executive Incentive Plan after weighing our solid execution, substantial progress against our long-term strategy and financial performance. This payout percentage is a substantial reduction compared to the 120% to 165% of target annual payouts (and average of 140% of target annual payouts) approved under our annual performance-based cash bonus programs in 2017 through 2021, which were years in which we frequently surpassed the applicable budget goals. This substantial decrease in the approved payout percentage under the 2022 Executive Incentive Plan reflects the meaningful, direct and appropriate linkage of performance to our NEOs’ compensation. For greater detail regarding our achievement against non-financial goals in the context of our 2022 Executive Incentive Plan, refer to the discussion under “Non-Financial Performance Factor” beginning on page 66.
Despite the headwinds we faced in 2022, our longer-term financial performance remains strong, reflecting enduring and meaningful long-term value creation for our shareholders and other stakeholders. For example, our operating profit has increased 63% and our earnings per share have grown 64% since 2019. Our delivery of these long-term financial results is reflected in our compound annual total shareholder return over the last three- and five-year periods, which outperformed the S&P 500 Index and the average of our compensation peer group over those periods.

1-, 3- and 5-Year Compound Annual Total Shareholder Return %*

-38% -30% -19% S&P 500 Index Peer Group** 1 Year 3 Years 5 Years 16% 4% 6% 21% 14% 8%
*    Based on total return to shareholders, assuming dividend reinvestment for those companies issuing dividends. All periods ended December 31, 2022.
**    Average of the compensation peer group identified under “Compensation Benchmarking and Peer Group” beginning on page 61 and excludes IDEXX.
In alignment with the experience of our shareholders in 2022, all option awards granted to our CEO and other NEOs in 2022, representing approximately 58% of our CEO’s total target direct compensation opportunity and 49% on average of our other NEOs’ total target direct compensation opportunity, were underwater as of December 31, 2022. Furthermore, the value of our NEOs’ other unvested equity awards outstanding at the end of 2022 declined significantly as measured against their value at the end of 2021. For greater detail regarding changes to the value of outstanding unvested equity awards, refer to the discussion under “Pay Versus Performance” beginning on page 78.
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EXECUTIVE COMPENSATION
Total Direct Compensation Summary
Consistent with our executive compensation philosophy and objectives, the total direct compensation for each of our NEOs reflect their substantial contributions to our performance in 2022. Specifically, the Compensation and Talent Committee determined 2022 compensation for our NEOs in light of our solid long-term total shareholder returns and compelling performance against non-financial goals geared toward sustaining our long-term growth and delivering shareholder value, as well as continued execution resulting in solid revenue and organic revenue growth in 2022 and performance against 2022 financial goals. The Compensation and Talent Committee also factored in our performance in the context of a challenging macroeconomic, geopolitical and supply chain environment and near-term pressure on veterinary clinic capacity that first emerged in the first quarter of 2022 and continued throughout the year. In making these determinations, the Compensation and Talent Committee gave primary consideration to each NEO’s impact on our results in the context of our business model and their scope of responsibility, as well as other relevant factors (such as prior experience and sustained high performance) and data on prevailing market compensation levels in our identified peer group.
The following table provides an overview of total direct compensation paid to our NEOs for fiscal year 2022, including a breakdown of each of the three key elements of total direct compensation and the 2022 target annual performance-based cash bonus compared to the actual amount of the 2022 annual performance-based cash bonus.

		Annual Performance-Based Cash Bonus			Equity-Based Long-Term Incentives
	Base Pay (1) ($)	Target Bonus (% of Base Pay)	Target Bonus ($)	Actual Bonus ($)	Grant Value (2) ($)	Total Direct Compensation ($)
Jonathan J. Mazelsky	1,000,000	125%	1,250,000	1,012,500	7,750,000	9,762,500
Brian P. McKeon	647,149	75%	485,362	393,143	2,450,000	3,490,292
Michael J. Lane	540,750	75%	405,563	328,506	1,650,000	2,519,256
James F. Polewaczyk	540,750	75%	405,563	328,506	1,650,000	2,519,256
Tina Hunt, PhD	540,750	75%	405,563	328,506	1,650,000	2,519,256
(1)    Reflects annual base pay approved by the Compensation and Talent Committee in February 2022 and effective in March 2022.
(2)Reflects the aggregate grant value (expressed in dollars) approved by the Compensation and Talent Committee, which differs slightly from the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that results from the conversion of the approved grant value into shares and rounding the resulting number of shares underlying an award to the nearest whole number to avoid the issuance of fractional shares. Refer to Note 5 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for the relevant assumptions used to determine the grant date fair value of our stock awards and stock options.
For greater detail regarding the compensation determinations made by the Compensation and Talent Committee with respect to our NEOs, refer to the discussion under “How We Paid Our NEOs in 2022” beginning on page 63.
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Key Compensation Practices and Policies
We seek to promote the long-term interests of our shareholders through our prudent compensation practices and policies with respect to our NEOs and other senior executives:
Executive Compensation Program Design

What We Do	What We Don’t Do
 Align pay with our performance by weighting variable compensation at 90% of 2022 total target direct compensation for our CEO and an average of approximately 80% for our other NEOs
 Generally target total direct compensation value for our NEOs within a competitive market range, taking into account the Company’s performance and relative growth trajectory; the individual’s performance and experience; and competitive market factors
 Focus, in part, on effectiveness of management to invest in the future of the business through its innovation, employees, systems and processes
No uncapped payouts under our Executive Incentive Plan
Equity-Award-Related Practices

What We Do	What We Don’t Do
 Require a one-year minimum vesting period to equity awards granted to employees
 Set minimum fair market value exercise price for options
 Align executives with shareholder interests and support executive retention by providing a significant percentage of total target direct compensation in the form of long-term equity incentive awards
No dividends or the equivalents on unearned or unvested equity awards No backdating or “spring loading” of options, and no repricing or buyout of underwater stock options without shareholder approval
Compensation Governance and Risk Mitigation

What We Do	What We Don’t Do
 Review our peer group annually and engage in rigorous, annual benchmarking to align our executive compensation program with the market
 Assess annually the independence of the Compensation and Talent Committee’s compensation consultant and the absence of any conflicts of interest
 Conduct an annual compensation program risk assessment
 Provide limited benefits and perquisites to our senior executives that are not otherwise made available to our other salaried employees
 Require our senior executives to satisfy robust stock ownership guidelines to strengthen the alignment with our shareholders’ interests
 Maintain a clawback policy that allows us to recover annual and long-term performance-based compensation if we are required to restate our financial results, other than a restatement due to changes in accounting principles or applicable law (this policy will be reviewed and amended, as needed, in light of recent finalized regulations)
 Hold an advisory vote on executive compensation on an annual basis to provide our shareholders with an opportunity to give feedback on our executive compensation program
 Cap annual performance-based cash bonuses at 200% of target

 No employment contracts with our NEOs, other than with our CEO
 No tax gross-ups of perquisites or 280G excise taxes, except standard tax equalization measures for expatriates, relocation costs and de minimis amounts for spousal and partner travel expenses to our annual President’s Club events
 No supplemental executive retirement plan
 No single-trigger change-in-control bonus payments or vesting of equity awards (except for 25% vesting of equity awards upon a change-in-control)
 No stock options granted below fair market value
 No hedging, pledging or selling short our common stock by executive officers and Directors

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EXECUTIVE COMPENSATION
How We Determine Compensation
Compensation Mix
Consistent with our executive compensation philosophy and objectives described on page 54, we believe that variable compensation, such as performance-based cash bonuses and equity-based compensation with four-year vesting, should be a higher percentage of total compensation for our senior executives (including our NEOs) than for our other employees. We also believe that variable compensation relates most directly to creating long-term shareholder value by providing strong incentives to achieve strategic and financial objectives over time. It also serves to motivate, focus and retain executives.
When the Compensation and Talent Committee makes decisions with respect to each element of an executive’s compensation, it also considers the total compensation that may be awarded to the executive. Overall, the Compensation and Talent Committee’s goal is to award compensation that corresponds with our compensation philosophy and objectives when all elements of the compensation program are considered individually and in total.
In general, the total target direct compensation mix for our CEO and our other NEOs (as an average) for 2022 is as follows:
Base salary 10% Annual Performance-Based Cash Bonus 12.5% Equity-Based Long-term Incentives 77.5% RSUs 25% Premium Priced Options 25% Stock Options 50% At Risk 90%

Components of CEO 2022 Total Target Direct Compensation

Components of Other NEOs’ 2022 Total Target Direct Compensation (Average)

Base salary 20% Annual Performance-Based Cash Bonus 15% Equity-Based Long-term Incentives 65% RSUs 25% Stock Options 75% At Risk 80%
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Roles and Responsibilities
The Compensation and Talent Committee engages an independent compensation consultant, Farient, to inform and support its decisions on executive compensation.
Our independent compensation consultant participated along with the Compensation and Talent Committee and senior management in a collaborative process to determine the compensation that our NEOs earned in 2022:

Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation and Talent Committee (Composed solely of independent, non-employee Directors and reports to the Board)
•Oversees our executive compensation program, policies and practices, taking into account business goals and strategies, legal and regulatory developments and evolving best practices;
•Establishes performance goals for purposes of compensation decisions for our NEOs;
•Conducts an annual evaluation of the CEO’s performance in consultation with the full Board and determines his compensation;
•Reviews and approves the CEO’s recommendations for compensation for the other NEOs and senior executives, making changes when deemed appropriate;
•Approves all changes to the composition of the peer group; and
•Reviews and makes recommendations to the full Board with respect to Director compensation.

Independent Consultant to the Compensation and Talent Committee*
•Provides the Compensation and Talent Committee with analysis and advice pertaining to CEO, executive and Director compensation program design, including industry survey analysis, explanation of current and developing best practices and regulatory changes;
•Recommends a relevant group of peer companies against which to benchmark the competitiveness and appropriateness of our CEO, executive and Director compensation;
•Analyzes peer companies’ CEO and executive compensation annually, and Director compensation no less frequently than every two years, to assist the Compensation and Talent Committee in determining the appropriateness and competitiveness of our CEO, executive and Director compensation;
•Reviews any proposed changes to CEO, executive and Director compensation program design;
•Reviews compensation disclosure materials;
•Analyzes our compensation practices to assist the Compensation and Talent Committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on IDEXX; and
•Provides specific analysis and advice periodically as requested by the Compensation and Talent Committee.

Senior Management
•Our CEO recommends to the Compensation and Talent Committee annual compensation for the other NEOs and senior executives reporting directly to the CEO based on his assessment of their performance;
•Our CEO; Executive Vice President, General Counsel and Corporate Secretary; and our Senior Vice President and Chief Human Resources Officer work with the Compensation and Talent Committee Chair and our independent compensation consultant to set agendas, prepare materials for Compensation and Talent Committee meetings, attend meetings as appropriate and prepare meeting minutes;
•Our Executive Vice President, General Counsel and Corporate Secretary, with the assistance of internal legal counsel and external legal counsel, provides the Compensation and Talent Committee with legal advice and support on executive compensation and related matters from time to time; and
•Our Chief Financial Officer also works with our Senior Vice President and Chief Human Resources Officer in the preparation of some materials for Compensation and Talent Committee meetings.
No member of management is present in Compensation and Talent Committee meetings when matters related to their individual compensation are under discussion or when the Compensation and Talent Committee otherwise meets in executive session.

*    During 2022, the Compensation and Talent Committee was assisted by its independent compensation consultant Farient. Other than the support that it provided to the Compensation and Talent Committee, Farient provided no other services to the Company or management and only received compensation from the Company for the services provided to the Compensation and Talent Committee. During the year, the Compensation and Talent Committee conducted an assessment of Farient’s independence considering relevant SEC regulations and NASDAQ listing standards. In connection with such independence assessment, the Compensation and Talent Committee also determined that the services performed by, and the individual compensation advisors employed by, Farient raised no conflicts of interest.
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EXECUTIVE COMPENSATION
Results of the 2022 “Say-on-Pay” Advisory Vote
At our 2022 Annual Meeting, our shareholders casting votes on the proposal voted approximately 95% (represented by 66,515,843 votes) in favor of approving the compensation of our NEOs and 5% (represented by 3,643,026 votes) against. Although the results of this vote are non-binding, the Compensation and Talent Committee considered these results in determining compensation policies and decisions and concluded that the compensation paid to our NEOs and our overall pay practices are strongly supported by our shareholders.
We regularly engage shareholders on a year-round basis to convey our strategy and actively listen to their perspectives and concerns, including regarding our executive compensation program. For more information about our shareholder engagement efforts refer to the discussion under “Shareholder Communication and Engagement” on page 38.
The chart below illustrates the results of our last three annual shareholder votes regarding the compensation of our NEOs:
2020 96% 4% 2021 95% 5% 2022 95% 5% FOR AGAINST
Compensation Benchmarking and Peer Group
The Compensation and Talent Committee believes that market data, including compensation data from a peer group of comparable companies, is essential to determining compensation targets and actual awards that attract and retain highly talented senior executives. The Compensation and Talent Committee uses market data to assess the competitiveness of our compensation packages relative to similar companies and to ensure that our compensation program is consistent with our compensation philosophy. Annually (and more frequently, where appropriate), the Compensation and Talent Committee engages its independent compensation consultant to conduct a market benchmarking study for our senior executives, including our CEO and our other NEOs. The Compensation and Talent Committee’s objective is to provide executives with total target direct compensation that is generally within a competitive market range, unless the circumstances warrant a different determination (e.g., prior experience, sustained high performance).
Our executive compensation program is benchmarked against a peer group of healthcare equipment, veterinary medicine and life sciences tools and services companies selected by our Compensation and Talent Committee. The Compensation and Talent Committee, with input from our independent compensation consultant, reassesses our peer group composition annually to identify appropriate changes needed to ensure that the peer group continues to provide an appropriate benchmark for competitive pay analysis. All changes recommended by our independent compensation consultant are subject to the review and approval of the Compensation and Talent Committee.
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We view the peer group selection process as a critical aspect of our executive compensation program because benchmarking our pay practices against our market peers provides us with key information relevant to the attraction and retention of talent. The composition of our peer group is based upon a number of criteria, including the following:

Industry and Business Characteristics
Our peer companies are publicly-traded U.S. companies that operate in similar industries and, to the extent possible, have similar cost structures, business models and global reach. Generally speaking, we look to companies that fall within our industry classification, based on the Global Industry Classification Standard (GICS), and specifically companies that qualify as Healthcare Equipment and Supplies and Life Sciences Tools & Services companies under GICS.

Size
Based on the strong correlation between compensation opportunity levels and company size, we look for comparably sized companies as measured by metrics such as revenue, net income, market capitalization and number of employees.

Competition for Executive Talent	In selecting our peer group, we seek to identify companies with which we compete with respect to attracting or retaining executive talent.
Competition for Investor Capital	Because compensation expense is a factor in financial performance and resulting margins, it is important to consider companies that shareholders may consider as alternative investment opportunities.
Statistical Reliability
We believe that, to provide a number of data points that will yield statistically meaningful benchmarking opportunities, our peer group should be composed of at least twelve companies, with a target group of between fifteen and twenty.

Additional Factors	In addition to the foregoing, we consider certain other refining characteristics when selecting peers, including our ISS and Glass Lewis peer companies and companies that identify IDEXX as a peer for compensation purposes.
Overall Reasonableness
While individual peer companies may satisfy some but not all of the relevant criteria, we view the group as a whole and determine whether, in totality, the group is reasonable and defensible for benchmarking purposes and whether the resulting comparison data is rational.

In February 2022, when the Compensation and Talent Committee set 2022 base salaries, approved the 2022 Executive Incentive Plan and made 2022 equity awards, our peer group included the following firms:
IDEXX Compensation Peer Group (16 Companies in Total)

Peer Company	Ticker Symbol	Peer Company	Ticker Symbol
Agilent Technologies, Inc.	A	Illumina, Inc.	ILMN
Align Technology, Inc.	ALGN	Intuitive Surgical, Inc.	ISRG
Bio-Rad Laboratories, Inc.	BIO	PerkinElmer, Inc.	PKI
The Cooper Companies, Inc.	COO	ResMed Inc.	RMD
DexCom, Inc.	DXCM	STERIS plc	STE
Edwards Lifesciences Corporation	EW	Teleflex Incorporated	TFX
Elanco Animal Health Incorporated	ELAN	Waters Corporation	WAT
Hologic, Inc.	HOLX	Zoetis Inc.	ZTS
This peer group included the same companies that constituted the peer group referenced by the Compensation and Talent Committee when it determined 2021 compensation, except that we:
•removed Varian Medical Systems, Inc., following its acquisition by Siemens Healthineers AG in 2021; and
•added Intuitive Surgical, Inc., which operates within a similar industry as and had a similar valuation multiple to IDEXX at the time of peer selection.
As part of our compensation benchmarking process, we utilize a blend of peer group data and survey data representing companies similar to IDEXX in size and business model.

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EXECUTIVE COMPENSATION
How We Paid Our NEOs in 2022
In making compensation determinations for our NEOs, the Compensation and Talent Committee gives primary consideration to their impact on our results in the context of our business model and their scope of responsibility, in addition to other relevant factors (such as prior experience and performance) and data on prevailing market compensation levels. The Compensation and Talent Committee also gives considerable weight to the CEO’s evaluation of the other NEOs because of his unique knowledge of their responsibilities, performance and contributions. Before making its final decisions regarding Mr. Mazelsky’s 2022 compensation, the Compensation and Talent Committee consulted with the Board and considered the Board members’ feedback and assessment of Mr. Mazelsky’s overall performance.
The Compensation and Talent Committee’s 2022 compensation decisions for each of our NEOs reflect their contributions to our performance. In particular, the Compensation and Talent Committee’s February 2022 decisions with respect to base salaries and equity-based long-term incentive compensation reflect each NEO’s substantial contributions to our history of strong long-term performance and value creation, and its decisions with respect to the payout under the 2022 Executive Incentive Plan reflect our NEOs’ contributions to our relative achievement against our non-financial and financial goals in 2022.
The Compensation and Talent Committee’s compensation decisions in February 2022 for Mr. Mazelsky relating to his equity-based long-term incentive compensation also reflect his outstanding performance and the exceptional leadership he continued to demonstrate as President and CEO while guiding the organization through the operational complexities and macroeconomic challenges he has successfully navigated during his tenure. The Compensation and Talent Committee increased the value of Mr. Mazelsky’s annual equity award in 2022 while keeping his base salary the same as it was in 2021, reflecting our philosophy that the portion of the CEO’s total compensation that is variable and at-risk should grow as a percentage of total compensation over time.
For each of our NEOs, including our CEO, the Compensation and Talent Committee determines each component of compensation — base salary, annual performance-based cash bonus and equity-based long-term incentive compensation — based on various relevant factors. We describe those components and how they are determined in more detail in the sections that follow.
Base Salary
The Compensation and Talent Committee reviews and approves base salary levels annually, typically in the first fiscal quarter, as part of our compensation planning process. The Compensation and Talent Committee targets base salary for the executives within a competitive market range. Individual executive base salary levels may vary at the high or low end of the competitive range when factoring in contributions to our overall financial performance, and an individual’s strengths, level and scope of responsibilities, skills, experience, past performance and potential.
The 2022 base salaries of our NEOs are included in the table under “Total Direct Compensation Summary” on page 57. In February 2022, the Compensation and Talent Committee approved 2022 base salary increases for each of our NEOs other than our CEO to more closely align these base salaries within the market range for these positions and to ensure they are internally equitable.
Annual Performance-Based Cash Bonus
Pursuant to the 2022 Executive Incentive Plan (Executive Incentive Plan) that the Compensation and Talent Committee adopted in February 2022, each of our NEOs and other participating senior executives received an annual performance-based cash bonus for 2022 calculated by multiplying the executive’s target bonus amount by an overall performance factor consisting of two weighted components:

Overall Performance Factor

Target Annual Performance- Based Cash Bonus Amount	x	Financial Performance Factor	+	Non- Financial Performance Factor	=	Actual Annual Performance- Based Cash Bonus Amount
		60% Weighting		40% Weighting

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Each participating executive’s target bonus amount is equal to a certain percentage of their annual base salary, and their actual bonus is capped at 200% of this target bonus amount, mitigating the risk associated with this type of incentive compensation design. The Compensation and Talent Committee sets the target percentages to provide a suitable mix of fixed and variable compensation and to maintain an appropriate weighting of annual versus longer-term incentives, consistent with our compensation philosophy.

Base Salary	x	Target Incentive %	=	Target Annual Performance-Based Cash Bonus Amount
The overall performance factor used to calculate these bonuses consists of:
•a financial performance factor, determined by measuring against four specific financial metrics selected by the Compensation and Talent Committee (for more detail, refer to the discussion under “Financial Performance Factor” beginning on page 64); and
•a non-financial performance factor, determined by measuring our achievement of non-financial performance goals, typically approved by the Board in February of each fiscal year, that are focused on strengthening and positioning IDEXX for sustained future growth and profitability (for more detail, refer to the discussion under “Non-Financial Performance Factor” beginning on page 66).
The Compensation and Talent Committee annually establishes the respective weightings of the financial and non-financial performance factors. For 2022, the Compensation and Talent Committee established weightings of 60% for the financial performance factor and 40% for the non-financial performance factor. These were the same as the weightings used for 2021.
Overall and Individual Performance Factors
In 2022, the overall performance factor was calculated as 81% for each of the NEOs based on achievement against both the financial and non-financial factors. As described in greater detail below, our financial performance in 2022 resulted in a payout rating between threshold and target with respect to one of the four financial metrics used to calculate the financial performance factor, ROIC, and a payout rating of zero with respect to the other three financial metrics, organic revenue growth, operating profit and earnings per share (diluted). The plan design for 2022 required performance against a financial metric goal sufficient to trigger a 50% payout for such metric. With respect to the non-financial factors, the Compensation and Talent Committee considered as particularly compelling the substantial progress our NEOs achieved against our long-term growth strategy, especially while managing through the business and operational challenges related to the dynamic external factors impacting the business, including near-term veterinary clinic capacity constraints, macroeconomic and geopolitical conditions, including inflationary and interest rate headwinds, and unprecedented supply chain challenges. The Compensation and Talent Committee also considered the relative contributions made by each NEO to the achievement of our financial and non-financial goals and the scope of and tenure in their roles at IDEXX, in determining the final amount of each award. Based on these considerations, the Compensation and Talent Committee determined that it was appropriate to award each NEO a 2022 annual performance-based cash bonus that equaled 81% of their target, a substantial decline from the 120% to 165% of target payouts (and average of 140% of target annual payouts) approved under our annual performance-based cash bonus programs in 2017 through 2021, reflecting the Company’s underperformance in 2022 against the target financial metrics, and lower than the target payout percentage non-executive employees outside of the 2022 Executive Incentive Plan received for 2022 performance, underscoring the direct line of sight and accountability by our NEOs for company performance.
Financial Performance Factor
The Compensation and Talent Committee annually establishes the financial metrics used to calculate the financial performance factor and their respective weightings. For 2022, the Executive Incentive Plan included four financial performance metrics: organic revenue growth, operating profit, earnings per share (diluted) and ROIC:

Organic Revenue Growth Rating	+	Operating Profit Rating	+	Earnings per Share (Diluted) Rating	+	ROIC Rating	=	Financial Performance Factor
40% Weighting		20% Weighting		20% Weighting		20% Weighting
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EXECUTIVE COMPENSATION
These metrics relate to Company-wide performance that our participating senior executives directly influence, which ensures a connection between their annual performance and the actual performance-based cash bonus payment amounts. In addition, the Compensation and Talent Committee selected these financial metrics (and the applicable weighting) because it believes that strong performance in these financial measures of growth, profitability and return will maximize shareholder value:

Financial Metric	Purpose
Organic Revenue Growth	•Drives our overall performance •Enables profitability and economic return
Operating Profit
•Reflects the profitability of our core business operations and demonstrates the efficiency with which we convert our top-line revenue into profits
•Drives focus on sustaining revenue growth that is profitable

Earnings per Share (Diluted)	•Measures our profitability to shareholders after financing costs and taxes •Supports alignment with our shareholders’ interests
ROIC	•Measures the efficiency with which we use our invested capital to generate returns •In balance with revenue growth, drives long-term shareholder value creation
The Compensation and Talent Committee established 2022 threshold, budget (i.e., target) and maximum performance goals for each of these metrics, which are aligned with the goals included in the Company’s 2022 annual business plan approved by the Board:
•The threshold goal for each metric is the minimum level of performance required to achieve a payout rating for that metric. The payout rating for threshold performance is 50%, and below threshold performance will result in a 0% payout rating for that metric.
•The budget goals are aligned with the 2022 annual business plan approved by the Board and are intended to encourage stretch performance while at the same time being achievable. Establishing these budget goals as performance targets incentivizes our participating senior executives to deliver on those financial goals, and achieving the budget goal will result in a 100% payout rating for the applicable metric.
•The maximum goal for each metric is set at a level that requires superior performance, and performance at or above the maximum goal will result in a maximum payout rating of 180% for that metric.
In the event performance of any metric is between the threshold and target goals or target and maximum goals, the payout rating for that metric is calculated on a sliding scale, ranging from 50% to 180%, under the 2022 Executive Incentive Plan. In February 2023, the Compensation and Talent Committee approved a 2023 Executive Incentive Plan with a payout range for financial performance factor metrics ranging from 25% to 200% to more closely align with the practices of our peer group and create consistency with the overall maximum percent payout permitted under the annual performance-based cash bonus program.
The following table illustrates our performance versus the budget goal, encouraging stretch performance, with respect to each financial metric selected by the Compensation and Talent Committee for the 2022 Executive Incentive Plan, and the resulting calculation of the financial performance factor. The as adjusted 2022 budget goals for earnings per share (diluted) and ROIC were lower than 2021 results primarily due to over $80 million of discrete R&D investments made in 2022 to support our innovation for continued long-term growth, and also due to adverse foreign currency exchange impacts, acquisition-related expenses, the effects of our exit from Russia and a strategic decision to maintain higher inventory levels to mitigate supply chain challenges.

	Organic Revenue Growth (1)	Operating Profit ($ in millions)	Earnings per Share (Diluted)	ROIC (2)	2022 Financial Performance Factor (%)
2022 Actual	7.4%	$898.8	$8.03	43.7%
2022 Budget Goal (3) (4)	11.2%	$948.0	$8.44	46.3%
Variance to 2022 Budget Goal	(3.8) %	$(49.2)	$(0.41)	(2.6) %
Payout Rating (4)	0.0%	0.0%	0.0%	76.3%
Weighting	40%	20%	20%	20%
Weighted Average Percentage	0.0%	0.0%	0.0%	15.3%	15%
(1)Organic revenue growth is a non-GAAP financial measure. Information regarding organic revenue growth and its calculation is provided in Appendix A.
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(2)ROIC is a non-GAAP financial measure. Information regarding ROIC and its calculation is provided in Appendix A.
(3)In evaluating financial performance, the Compensation and Talent Committee reviewed the 2022 goals as adjusted to eliminate, among other things, the effects of differences between actual foreign currency exchange rates during 2022, as compared to the rates assumed in setting the budget, and the effects of discrete items not anticipated at the beginning of the 2022 fiscal year, such as acquisitions and acquisition-related expenses, impacts from our exit from Russia and over $80 million of discrete R&D investments, as well as the tax effects of share-based compensation activity under ASU 2016-09, ”Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.”
(4)Achievement of the Company’s budget goal for each of the financial metrics equates to 100% payout for that metric, with separate pre-defined performance scales for each financial metric resulting in an increase or decrease in the percentage payout, as described above.
Non-Financial Performance Factor
The Compensation and Talent Committee determines the non-financial performance factor, representing 40% of the overall performance factor under the Executive Incentive Plan, by considering achievement against the annual non-financial goals approved by the Board and intended to strengthen the business to support long-term performance.
The Board approved annual non-financial goals for the 2022 Executive Incentive Plan focused on five strategic priorities set in February 2022:
•Innovate for continued long-term growth;
•Enhance our global commercial presence and execution;
•Deliver a differentiated customer experience;
•Strengthen and engage our talent while building a more diverse and inclusive organization; and
•Advance our commitment to corporate responsibility and sustainability.
The Compensation and Talent Committee evaluated our 2022 performance against these goals, and based upon that evaluation, it determined that the Company exceeded its targets in its non-financial performance goals and that the non-financial performance factor for the senior executives was 180% of target. The Compensation and Talent Committee believed this represented an appropriate recognition of management’s strong execution of our growth strategy in 2022 — especially in light of a dynamic external environment, including veterinary clinic capacity constraints, macroeconomic and geopolitical headwinds and unprecedented supply chain challenges — as well as the substantial progress management achieved against our compelling long-term strategic and investment plans to support future growth and enduring long-term value creation for our shareholders and other stakeholders. The following table summarizes the achievements against our 2022 goals that were considered by the Compensation and Talent Committee in making this determination:

2022 Strategic Goal Priorities	2022 Assessment Highlights
Innovate for Continued Long-term Growth
•Released eight new product, service and software solution enhancements across IDEXX modalities, including expanded Fecal Dx antigen testing to include flea tapeworm antigen testing and new markers for the IDEXX 4Dx Plus Test enabling veterinarians to provide timely treatment to more infected pets that may be asymptomatic, improving the pets’ prognosis..
•Successfully in-licensed technology on a worldwide, exclusive basis for use in developing two new point-of-care diagnostic platforms and applications to advance high-return investments in innovation and address a significant opportunity to broaden the diagnostic menu available to customers.

Enhance our Global Commercial Presence and Execution
•Conducted significant successful commercial expansions in Brazil, Italy and Japan.
•Achieved a record number of global premium instrument placements resulting in a 13% increase in the premium instruments installed base.
•Achieved record cloud-based software placements with cloud-based practice information management software solutions representing approximately 90% of placements in 2022.

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2022 Strategic Goal Priorities	2022 Assessment Highlights
Deliver a Differentiated Customer Experience
•Opened a new warehouse and distribution center in Memphis, Tennessee, our first North America facility dedicated to international region shipments, which will enhance capacity significantly, including freezer and cooler capacity, and support network optimization for scale and agility to enable continued growth and meet on-time delivery for customers around the globe.
•Maintained 99% product availability and on-time delivery levels amid unprecedented supply chain challenges.
•Advanced our goal of providing customers with an industry-leading suite of cloud-native veterinary practice information management systems and related vertical SaaS applications by successfully growing the ezyVet software product line, which has materially outperformed our original revenue growth expectations.
•Launched a limited release Pet Owner Engagement application to beta customers, which digitally connects veterinary practices and pet owners throughout the full visit journey.

Engage our Talent While Building a More Diverse and Inclusive Organization
•Hired an experienced Chief Human Resources Officer.
•Advanced frontline employee engagement programs that improved retention, productivity and compensation of our frontline employees.
•Launched a new employee recognition program that includes key recognition acknowledgments throughout the year and engages the employee population in a holistic manner.
•Achieved our goal of 35.5% of employees in compensation grades considered Director or above self-identifying as women (inclusive of promotions and new hires approved as of year end to be effective in 2023).
•Hired a new Head of Diversity and Inclusion.
•100% of people leaders completed diversity, equity and inclusion training in 2022.
•Announced a goal to increase representation of underrepresented groups in U.S. management to 33% by 2030.

Advance our Commitment to Corporate Responsibility and Sustainability
•Released our Corporate Responsibility Report aligned with Sustainability Accounting Standards Board and Task Force for Climate-Related Financial Disclosure frameworks.
•Announced goals to reduce our operational greenhouse gas emissions (Scope 1 and Scope 2) by 37.8% (from a 2021 baseline) by 2030 and source 100% renewable electricity by 2030, which are science-based and aligned with our business strategy and ESG materiality assessment.
•Launched sustainable insulated packaging for cold consumable shipments in Europe.
•Launched the first annual One Good Thing giving and volunteering campaign, contributing to a total of nearly 14,000 volunteer hours provided by our employees in 2022.
•Enhanced our governance practices by adopting a stand-alone conflict of interest policy and a corporate social initiative support policy.
•Supported increased access to veterinary care in underserved communities, community engagement and a more diverse veterinary population through the IDEXX Foundation.

Under our 2022 Executive Incentive Plan, applying the financial performance factor and the non-financial performance factor, as described above, resulted in each of our NEOs receiving an annual performance-based cash bonus that equaled 81% of their target. This percentage of target payout under our 2022 Executive Incentive Plan is a substantial decrease compared to 120% to 165% of target payouts (and average of 140% of target payouts) under our 2017 through 2021 annual performance-based cash bonus programs, reflecting alignment between pay and the Company’s underperformance against 2022 financial goals. The Compensation and Talent Committee believes that this bonus amount is appropriate in light of our NEOs’ continued solid execution, the substantial progress achieved in support of future growth and enduring, long-term value creation for our shareholders and other stakeholders, as well as our delivery of solid financial performance despite external headwinds driven by macroeconomic and geopolitical conditions, unprecedented supply chain challenges and near-term veterinary clinic capacity constraints.
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Equity-Based Long-Term Incentive Compensation
We believe that granting equity-based awards is an effective tool in recruiting and retaining the key talent necessary to ensure our continued success and further aligns the interests of our senior executives with those of our shareholders by rewarding long-term total shareholder return while providing a retention incentive through multi-year vesting periods. We also believe that in order to attract and retain key talent and support long-term value creation, our annual equity awards should be designed to be easy to understand and communicate.
Types and Mix of Equity Awards
Our annual equity awards made to our senior executives consist of stock options and RSUs, with the following key terms:

	Stock Options	RSUs
Vesting	Vest in four equal annual installments*
Term	Term expires on the day immediately prior to the tenth anniversary of grant date	Not applicable
Exercise Price	Closing sale price of our common stock on the NASDAQ Global Select Market on the grant date**	Not applicable
*     Awards granted prior to February 2020 vest in five equal annual installments.
**     The Compensation and Talent Committee also has historically granted premium-priced stock options to Mr. Mazelsky with an exercise price equal to 110% of the closing sale price of our common stock on the grant date. In February 2023, the Compensation and Talent Committee granted Mr. Mazelsky premium-priced stock options with an exercise price equal to 115% of the closing sale price of our common stock on the grant date.
Generally, unvested RSUs and stock options are forfeited when employment at IDEXX ends, and vested stock options are exercisable only while employed by IDEXX or within three months after employment at IDEXX ends. However, our equity awards include certain death and disability provisions, as well as post-retirement provisions aimed to enhance our ability to retain talent and facilitate succession and transition planning for key positions. For more information regarding these provisions, refer to the discussion under “Stock Incentive Plans” beginning on page 83.
Senior executives generally receive 75% of their annual equity award value in the form of stock options and the remaining 25% in the form of RSUs, with Mr. Mazelsky generally receiving one-third of his annual stock option award value in the form of premium-priced stock options. Historically, Mr. Mazelsky’s premium-priced stock option awards had an exercise price equal to 110% of the closing sale price of our common stock on the grant date, but in approving Mr. Mazelsky’s 2023 annual equity awards, the Compensation and Talent Committee approved premium-priced stock option awards with an exercise price equal to 115% of the closing sale price of our common stock on the grant date to further align Mr. Mazelsky’s interest with shareholders and require a greater increase in stock price for his premium-priced option awards to be in the money. Given the different risk/reward characteristics of stock options and RSUs, the Compensation and Talent Committee believes that this annual equity award mix, together with a multi-year vesting schedule, is an effective means of implementing our compensation philosophy, which seeks to align the interests of our executives and shareholders and retain key talent. Our senior executives have the most direct impact on our performance, and we therefore believe they should bear the highest risk, and realize the highest potential reward, associated with that performance.
Stock options, which only have value to the extent our stock price increases and vest ratably over time, create alignment with shareholder interests and serve as effective incentives for our senior executives to create long-term shareholder value. Stock options are also retentive even after vesting because the opportunity to exercise is generally contingent on continued employment.
RSUs, which also vest ratably over time, vary in value depending on the stock price of our common stock prior to vesting, but will have some value in the long term, which encourages retention and rewards the creation of shareholder value over time.
2022 NEO Annual Equity Awards
In determining the value of annual equity awards granted to each NEO, the Compensation and Talent Committee evaluates a number of factors, including a competitive assessment of the market and each executive’s responsibilities, performance, long-term leadership potential and equity holdings. The Compensation and Talent Committee also considers the impact of equity award values in total on shareholder dilution and shareholder value transfer in relation to the average of such totals for the Company’s peers.
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The Compensation and Talent Committee does not target any particular pay positioning percentile for equity awards, but does target being in a competitive range. The Compensation and Talent Committee also reviews compensation summaries for each NEO that set forth the value of outstanding vested and unvested stock options and RSUs and the cumulative value realized by the executives upon exercise of stock options and vesting of RSUs since commencement of employment.
In February 2022, the Compensation and Talent Committee granted the following equity awards to all our NEOs given these considerations:

	Stock Option Award Value ($) (1)(2)	Premium-Priced Stock Option Award Value ($) (1)(3)	Restricted Stock Unit Award Value ($) (1)(4)	Total Equity Award Value ($) (1)
Jonathan J. Mazelsky (5)	3,875,000	1,937,500	1,937,500	7,750,000
Brian P. McKeon	1,837,500	—	612,500	2,450,000
Michael J. Lane	1,237,500	—	412,500	1,650,000
James F. Polewaczyk	1,237,500	—	412,500	1,650,000
Tina Hunt, PhD	1,237,500	—	412,500	1,650,000
(1)     Reflects the aggregate grant value (expressed in dollars) approved by the Compensation and Talent Committee, which differs slightly from the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that results from the conversion of the approved grant value into shares and rounding the resulting number of shares underlying an award to the nearest whole number to avoid the issuance of fractional shares. Refer to Note 5 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for the relevant assumptions used to determine the grant date fair market value of our stock awards and stock options.
(2)     Stock options awards vest ratably over four years and have a term of 10 years.
(3)     Premium-priced stock option awards vest ratably over four years, have a term of 10 years and have an exercise price equal to 110% of the closing sale price of our common stock on the NASDAQ Global Select Market on the grant date. In February 2023, the Compensation and Talent Committee approved an additional grant of premium-priced stock option awards that vest ratably over four years, have a term of 10 years and have an exercise price equal to 115% of the closing sale price of our common stock on the NASDAQ Global Select Market on the grant date.
(4)    Restricted stock units vest ratably over four years.
(5)     The 2022 annual equity awards granted to Mr. Mazelsky will continue to vest so long as he remains an IDEXX employee, Board member or consultant.
In alignment with the experience of our shareholders in 2022, all of our NEOs’ 2022 stock option awards, representing approximately 58% of our CEO’s 2022 total target direct compensation and on average 49% of our other NEOs’ 2022 total target direct compensation, were underwater as of December 31, 2022.
Minimal Executive Benefits and Perquisites
We provide a wide array of health and welfare benefits that support our employees’ overall well-being. This includes comprehensive health, life and disability insurance, generous time-off and leave and financial support. We provide free counseling for employees and their dependents through our mental wellness partner and Employee Assistance Program. In addition, all U.S. employees may participate in our 401(k) retirement plan, for which we provide a 5% matching contribution to each participant, and all full-time U.S. employees who have been employed for at least one month have an opportunity to purchase shares of our common stock through payroll deductions pursuant to our 1997 Employee Stock Purchase Plan, as amended. All employees have access to financial education and our employees in North America can engage with a financial coach. We also provide reimbursement to our employees for reasonable relocation costs when necessary based on business needs.
In 2022, the benefits available exclusively to our senior executives were Company-funded supplemental disability coverage, annual executive physical examinations and wellness coaching, and tax return preparation and financial planning services, which had a combined value of under $15,000 per executive. In addition, we have fractional interests in aircraft available, as needed, to provide efficient business travel for our CEO, other senior executives and Board members, subject to compliance with our policies. Personal use of these aircraft is prohibited, unless a special exception is approved by the Board Chair or Audit Committee Chair in the case of the CEO, and by the CEO in all other cases. There was no personal use of these aircraft in 2022. The supplemental disability coverage is provided for additional financial security in the case of disability. Annual physical examinations and wellness coaching are provided because the health of our executives is critical to their performance. The tax preparation and financial planning service is provided to maximize the amount of time that our senior executives are able to spend on Company business rather than personal financial matters. In addition, some of our senior executives and their spouses and partners may be invited to participate in our annual President’s Club event recognizing our
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highest performing sales employees, and we reimburse them for their reasonable travel expenses, including the expenses of their spouses and partners.
We do not gross up our senior executives’ perquisites and benefits to compensate for any taxes due on the value of these perquisites and benefits, with the exception of typical tax equalization benefits for executives on expatriate assignments and gross-up payments for reasonable relocation costs. In addition, de minimis tax gross-up payments on the reimbursed expenses for spousal or partner travel to our President’s Club events are provided to all employees who attend these events — not just our senior executives.
Tax Considerations Under Section 162(m)
Under Section 162(m) of the Code, as amended, compensation paid to any “covered employee,” including, among others, our NEOs, in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Since compensation design objectives may not always be consistent with the requirements for tax deductibility, the Compensation and Talent Committee will in its discretion and when it deems appropriate, enter into compensation arrangements under which payments will not be deductible under Section 162(m).
How We Manage Risk and Governance
Executive Stock Ownership and Retention
We maintain stock ownership guidelines intended to further align the financial interests of our senior executives with those of our shareholders. These guidelines set target levels of ownership of our common stock for our NEOs and other senior executives (including all of our Senior Vice Presidents):

Target Multiple of Annual Base Salary
CEO	10X
Executive Vice Presidents	4X
Senior Vice Presidents	1X
These target levels determine whether the senior executive must retain additional stock acquired upon the vesting and release of RSUs or the exercise of options. Specifically, unless and until the value of our common stock held by a senior executive equals or exceeds their target level as of March 31 (or their hire date or date of promotion during the year they were hired or so promoted), this executive must retain:
•At least 75% of our common stock received upon the exercise of options or the vesting and release of RSUs during the following year, after payment or withholding of any applicable exercise price and taxes; and
•All other shares of our common stock held by the senior executive.
We do not apply the value of unexercised stock options (whether or not vested) or unvested RSUs towards satisfying these guidelines, as we believe that these guidelines are meant to encourage outright ownership of our common stock and to further align the financial interests of our senior executives with those of our shareholders. Each senior executive’s compliance with the guidelines is measured annually and reviewed by the Compensation and Talent Committee.
All NEOs were in compliance with the guidelines as of December 31, 2022. For more information regarding the stock ownership guidelines applicable to our non-employee Directors, refer to “Director Stock Ownership Guidelines” on page 43.
Recovery of Incentive Compensation (Clawback Policy)
Under our Amended and Restated Clawback Policy, we may seek to recover certain performance-based incentive compensation (including performance-based equity compensation) granted to our senior executives in the event we are required to restate our financial results for any of the three most recent fiscal years, other than a restatement due to changes in accounting principles or applicable law. During 2023, we will review and revise the Clawback Policy to comply with the final NASDAQ listing standards adopted to implement the requirements of Rule 10D-1 under the Exchange Act.
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Policy on Short-Sales, Derivatives and Hedging
Pursuant to our Policy on Short Sales, Derivative Transactions and Hedging, no Director or employee of IDEXX may engage in short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities; or purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities.
Anti-Pledging Policy
We maintain a Policy on Pledging of Company Stock that prohibits our Directors and senior executives from pledging, hypothecating or otherwise encumbering our equity securities as collateral for indebtedness, including holding shares in a margin or similar account that would subject our equity securities to margin calls or otherwise making them available as collateral for a margin loan.
Executive Agreements
In connection with Mr. Mazelsky’s appointment as our President and CEO in October 2019, IDEXX and Mr. Mazelsky entered into the Mazelsky Employment Agreement. Among other things, the Mazelsky Employment Agreement provides Mr. Mazelsky with certain severance benefits if he were to be terminated by IDEXX other than for cause (as defined in the Mazelsky Employment Agreement) or in connection with a change in control (as described below). For more information regarding these severance benefits, refer to the discussion under “Potential Payments Upon Termination or Change in Control” beginning on page 85.
In addition, each of the NEOs and certain other senior executives has a change in control agreement with IDEXX. With respect to Mr. Mazelsky, the terms of this change in control agreement are included in the Mazelsky Employment Agreement. The purpose of these agreements is to provide strong incentives for these senior executives to act in the best interest of our stakeholders before, during and after any change in control transaction by providing them with certain payments, benefits and accelerated vesting of equity awards in the event their employment is terminated or materially changed following a change in control. The agreements do not provide for any 280G excise tax gross-ups. The change in control agreements (other than the Mazelsky Employment Agreement) renew annually unless we provide timely notice of our intent not to renew. The Compensation and Talent Committee believes these terms are reasonable and consistent with market practice. The Compensation and Talent Committee periodically reviews the change in control agreements and obtains updated industry benchmarking advice from its independent compensation consultant to assist in determining whether any modifications to the agreements are necessary or whether we should permit renewal. For more information regarding these change in control agreements and the payments and benefits provided thereunder, refer to the discussion under “Potential Payments Upon Termination or Change in Control” beginning on page 85.
Equity Award Grant Policy
We have an equity award grant policy that determines when and how we grant equity awards. This policy provides for an award date on the date the Compensation and Talent Committee approves an equity award at its regularly scheduled February meeting, and as to any other equity awards, fixed award dates that occur outside the quarterly quiet periods during which our executives and Directors are precluded from trading in our securities. In addition, the Compensation and Talent Committee may grant an equity award on other dates if determined to be advisable. However, our equity award grant policy prohibits manipulating either the timing of the release of material nonpublic information or the timing of the grant of an equity-based award with the intent of benefiting any equity award grantee.
Prior to 2023, most equity awards, including all annual awards to the NEOs, were made on February 14 following the meeting of the Compensation and Talent Committee at which annual compensation determinations are made. Beginning in 2023, these annual equity awards are made on the date of the regularly scheduled February Compensation and Talent Committee meeting, which shortly follows our earnings announcement for the fourth quarter of the prior year. All annual equity awards to our NEOs require the approval of the Compensation and Talent Committee. Pursuant to the equity award grant policy, the Compensation and Talent Committee has delegated to the Compensation and Talent Committee Chair the power and authority to grant certain new hire equity awards for executive officers, subject to certain limitations set forth in the equity award grant policy.
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Risk Analysis
The Compensation and Talent Committee engaged Farient to conduct an analysis of our compensation practices to assist the Compensation and Talent Committee in determining whether those practices created risks that were reasonably likely to have a material adverse effect on IDEXX. The results of this analysis were presented by Farient to the Compensation and Talent Committee in December 2022. Based on this analysis, the Compensation and Talent Committee determined that our compensation practices were not reasonably likely to have a material adverse effect on IDEXX. This conclusion was based on the use of a reasonably balanced pay mix; multiple performance metrics used for the cash bonus plan, including non-financial goals; capped cash bonus payouts; multi-year equity compensation vesting periods; stock ownership guidelines; a clawback policy; and a prohibition against pledging and hedging activity.
Compensation and Talent Committee Report
The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement for the year ended December 31, 2022. Based on this review and discussion, the Compensation and Talent Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.
Compensation and Talent Committee
M. Anne Szostak, Chair
Lawrence D. Kingsley
Sam Samad
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Executive Compensation Tables
Summary Compensation Table for 2022
The following table sets forth the compensation earned during 2022, 2021 and 2020 by our CEO, Chief Financial Officer and the three other highest-paid executives for the Company’s 2022 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
Jonathan J. Mazelsky	2022	1,000,000	—	1,937,696	5,812,593	1,012,500	25,599	(3)	9,788,388
President and Chief Executive Officer	2021	976,923	—	1,500,029	4,499,229	2,062,500	26,340		9,065,021
	2020	814,039	—	1,125,087	3,375,000	1,700,000	24,049		7,038,175
Brian P. McKeon	2022	644,249	—	612,702	1,837,483	393,143	23,249	(4)	3,510,826
Executive Vice President, Chief Financial Officer and Treasurer	2021	625,485	—	550,065	1,649,731	777,521	22,233		3,625,035
	2020	597,202	—	499,878	1,500,047	732,000	21,058		3,350,185
Michael J. Lane	2022	538,327	—	412,512	1,237,583	328,506	24,263	(5)	2,541,191
Executive Vice President and General Manager, Global Reference Laboratories and Information Technology	2021	521,154	—	349,843	1,049,814	649,688	22,159		2,592,658
	2020	485,539	—	200,125	600,002	600,000	23,339		1,909,005
James F. Polewaczyk	2022	538,327	—	412,512	1,237,583	328,506	23,158	(6)	2,540,086
Executive Vice President and Chief Commercial Officer	2021	521,154	—	349,843	1,049,814	649,688	22,476		2,592,975
	2020	486,461	—	250,083	749,981	600,000	19,175		2,105,700
Tina Hunt, PhD	2022	538,327	—	412,512	1,237,583	328,506	20,935	(7)	2,537,863
Executive Vice President, Strategy, Sector Development and Global Operations	2021	513,462	—	349,843	1,049,814	649,688	20,298		2,583,105
	2020	—	—	—	—	—	—		—
(1)Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 5 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards and stock options.
(2)Amounts shown reflect the NEOs' annual, performance-based cash bonus amounts under our Executive Incentive Plan. Refer to the discussion under "Annual Performance-Based Cash Bonus” beginning on page 63 above.
(3)Amount shown includes $15,250 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, company-issued accessories and premiums paid on behalf of Mr. Mazelsky under the Company’s disability and life insurance plans.
(4)Amount shown includes $15,250 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, reimbursements for executive physical examinations and premiums paid on behalf of Mr. McKeon under the Company’s disability and life insurance plans.
(5)Amount shown includes $15,250 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees and premiums paid on behalf of Mr. Lane under the Company’s disability and life insurance plans.
(6)Amount shown includes $15,250 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, reimbursements for executive physical examinations and premiums paid on behalf of Mr. Polewaczyk under the Company’s disability and life insurance plans.
(7)Amount shown includes $15,250 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, company-issued accessories, reimbursements for executive physical examinations and premiums paid on behalf of
Dr. Hunt under the Company’s disability and life insurance plans.
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2022 Grants of Plan-Based Awards
The following table sets forth each grant of an award made to the NEOs during the Company’s 2022 fiscal year. All equity awards were made under the 2018 Plan described below.

			Estimated Possible Pay-outs under Non-Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#) (5)(7)	All Other Option Awards: Number of Securities Underlying Options (#) (6)(7)	Exercise /Base Price of Option Awards ($) (1)	Grant Date Fair Value of Stock and Option Awards ($) (8)
Name	Grant Date	Action Date (1)	Target ($) (3)	Maximum ($) (4)
Jonathan J. Mazelsky (9)	2/14/22	2/09/22	—	—	3,833	—	—	1,937,696
	2/14/22	2/09/22	—	—	—	22,563	505.53	3,875,046
	2/14/22	2/09/22	—	—	—	12,557	556.08	1,937,546
			1,250,000	2,500,000	—	—	—	—
Brian P. McKeon	2/14/22	2/08/22	—	—	1,212			612,702
	2/14/22	2/08/22	—	—	—	10,699	505.53	1,837,483
			485,362	970,724	—	—	—	—
Michael J. Lane	2/14/22	2/08/22	—	—	816	—	—	412,512
	2/14/22	2/08/22	—	—	—	7,206	505.53	1,237,583
			405,563	811,126	—	—	—	—
James F. Polewaczyk	2/14/22	2/08/22	—	—	816	—	—	412,512
	2/14/22	2/08/22	—	—	—	7,206	505.53	1,237,583
			405,563	811,126	—	—	—	—
Tina Hunt, PhD	2/14/22	2/08/22	—	—	816	—	—	412,512
	2/14/22	2/08/22	—	—	—	7,206	505.53	1,237,583
			405,563	811,126	—	—	—	—
(1)On each of the action dates reflected, the Compensation and Talent Committee approved the grant of the above stock options and RSUs to the NEOs at the closing sale price of the common stock on the NASDAQ Global Select Market on the applicable grant date. Refer to the discussion under "Equity Award Grant Policy'" on page 71.
(2)The non-equity incentive plan awards reported under this caption represent the possible annual, performance-based cash bonus amounts under our Executive Incentive Plan, the material terms of which are discussed under "Annual Performance-Based Cash Bonus” beginning on page 63. The actual award payments under the Executive Incentive Plan, as determined by the Compensation and Talent Committee in February 2023, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2022 above. The Executive Incentive Plan does not provide for a threshold payout, and if minimum performance goals are not met, no annual performance-based cash bonus is earned under the plan.
(3)Annual performance-based cash bonus amounts for 2022 awarded under the Executive Incentive Plan are determined by multiplying a target bonus, represented as a percentage of annual base salary, by a factor calculated by combining two weighted measures:
(1) Company financial performance against budget with respect to pre-determined financial metrics (60% weight), and (2) achievement of non-financial performance goals, and in consideration of individual performance (40% weight). For a discussion of the 2022 financial metrics and performance goals under the Executive Incentive Plan, refer to the discussion under "Annual Performance-Based Cash Bonus" beginning on page 63. For 2022, Mr. Mazelsky had a target bonus of 125% of base salary, and Mr. McKeon, Mr. Lane,
Mr. Polewaczyk and Dr. Hunt each had a target bonus of 75% of base salary. The “Target” amount set forth above represents an assumption that the financial and non-financial performance goal ratings for each of the NEOs participating in the Executive Incentive Plan is 100%.
(4)The maximum annual performance-based cash bonus for fiscal year 2022 was determined under the Executive Incentive Plan as 200% of target bonus.
(5)Granted under our 2018 Plan as RSUs that vest in equal annual installments over a four-year period commencing on the first anniversary of the date of grant (subject to the executive's continued employment). For more information regarding these RSUs, refer to the information under "Equity-Based Long Term Incentive Compensation" beginning on page 68.
(6)Options become exercisable in equal annual installments over a four-year period commencing on the first anniversary of the date of grant (subject to the executive's continued employment).
(7)Pursuant to the 2018 Plan, upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executives, is subject to the vesting provisions described below under “Stock Incentive Plans” beginning on page 83. Under the change in control agreements between the Company and each of its executives, vesting of options and RSUs held by each executive may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive’s employment, as described below under "Change in Control Agreements" beginning on page 86.
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(8)Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 5 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock option awards.
(9)Mr. Mazelsky’s stock options and RSUs granted in February 2022 will continue to vest so long as he is an employee of the Company, a member of the Board or a consultant of the Company. In the event of termination of Mr. Mazelsky's employment by the Company other than for cause (except following a change in control), even if he is not a member of the Board or a consultant of the Company, his stock options and RSUs granted in February 2022 will continue to vest in accordance with their terms for two years. Refer to “Mazelsky Employment Agreement” on page 85.
In addition to the footnotes to the Summary Compensation Table for 2022 and 2022 Grants of Plan-Based Awards table above, the following sections of this Proxy Statement further describe other material factors of the compensation and awards described in those tables. For a description of the material terms of Mr. Mazelsky’s employment agreement, refer to the discussion under “Mazelsky Employment Agreement” on page 85. For a discussion of the change in control agreements we have in place with each of our NEOs, refer to the discussion under "Change in Control Agreements" beginning on page 86. For a description of the material terms of the 2018 Plan, refer to the discussion under "Stock Incentive Plans" beginning on page 83. For an explanation of the amount of salary and bonus in proportion to total compensation, and a description of the criteria applied in determining grants of plan-based awards, refer to the “Compensation Discussion and Analysis” beginning on page 53.
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2022 Outstanding Equity Awards at 2022 Fiscal Year End
The table below sets forth information with respect to unexercised options and stock awards that have not vested for each of the NEOs as of the end of the Company’s 2022 fiscal year.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares/ Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (4)
Jonathan J. Mazelsky (5)	2/14/2015	26,848	—	79.540	2/13/2025	—	—
	2/14/2016	41,260	—	67.850	2/13/2026	—	—
	2/14/2017	23,326	—	141.600	2/13/2027	—	—
	2/14/2018	20,560	5,140	178.260	2/13/2028	504	205,612
	2/14/2019	12,742	8,494	206.940	2/13/2029	870	354,925
	8/5/2019	12,070	8,046	260.070	8/4/2029	768	313,313
	11/4/2019	16,796	11,196	306.526	11/3/2029	—	—
	2/14/2020	20,040	20,038	288.780	2/13/2030	1,948	794,706
	2/14/2021	4,419	13,255	544.080	2/13/2031	2,067	843,253
	2/14/2021	2,475	7,425	598.480	2/13/2031	—	—
	2/14/2022	—	22,563	505.530	2/13/2032	3,833	1,563,711
	2/14/2022	—	12,557	556.083	2/13/2032	—	—
Brian P. McKeon (6)	2/14/2017	23,326	—	141.600	2/13/2027	—	—
	2/14/2018	20,560	5,140	178.260	2/13/2028	504	205,612
	2/14/2019	12,742	8,494	206.940	2/13/2029	870	354,925
	8/5/2019	6,036	4,022	260.070	8/4/2029	384	156,657
	2/14/2020	8,907	8,906	288.780	2/13/2030	865	352,885
	2/14/2021	2,431	7,290	544.080	2/13/2031	758	309,234
	2/14/2022	—	10,699	505.530	2/13/2032	1,212	494,448
Michael J. Lane	2/14/2016	462	—	67.850	2/13/2026	—	—
	2/14/2017	2,218	—	141.600	2/13/2027	—	—
	2/14/2018	5,997	1,998	178.260	2/13/2028	196	79,960
	2/14/2019	5,310	3,539	206.940	2/13/2029	362	147,682
	2/14/2020	3,563	3,562	288.780	2/13/2030	346	141,154
	2/14/2021	1,547	4,639	544.080	2/13/2031	482	196,637
	2/14/2022	—	7,206	505.530	2/13/2032	816	332,895
James F. Polewaczyk	2/14/2016	2,627	—	67.850	2/13/2026	—	—
	2/14/2017	7,857	—	141.600	2/13/2027	—	—
	2/14/2018	5,140	1,285	178.260	2/13/2028	126	51,403
	2/14/2019	3,717	2,477	206.940	2/13/2029	253	103,214
	2/14/2020	4,454	4,452	288.780	2/13/2030	432	176,239
	2/14/2021	1,547	4,639	544.080	2/13/2031	482	196,637
	2/14/2022	—	7,206	505.530	2/13/2032	816	332,895
Tina Hunt, PhD	2/14/2017	1,924	—	141.600	2/13/2027	—	—
	2/14/2018	5,140	1,285	178.260	2/13/2028	126	51,403
	2/14/2019	3,717	2,477	206.940	2/13/2029	253	103,214
	2/14/2020	3,563	3,562	288.780	2/13/2030	346	141,154
	2/14/2021	1,547	4,639	544.080	2/13/2031	482	196,637
	2/14/2022	—	7,206	505.530	2/13/2032	816	332,895
(1)Upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executives, is subject to the vesting provisions described below under “Stock Incentive Plans” beginning on page 83. Under the change in control agreements between the Company and each of its executives, vesting of options and RSUs held by each executive may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive’s employment. Refer to “Change in Control Agreements” beginning on page 86.
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(2)Option grants made in or after 2020 become exercisable in equal annual installments over a four-year period commencing on the first anniversary of the date of grant. Option grants made prior to 2020 become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. RSU grants made in or after 2020 vest in equal installments over a four-year period commencing on the first anniversary of the date of grant. RSU grants made prior to 2020, vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.
(3)Options expire on the day immediately prior to the tenth anniversary of the date of grant.
(4)Market value of unvested stock awards is determined by multiplying the number of unvested shares by $407.96, the closing sale price of the Company’s common stock at December 30, 2022, the last trading day of 2022.
(5)Mr. Mazelsky was granted a one-time Interim CEO equity award on August 5, 2019 in connection with his appointment as our Interim President and CEO and a one-time promotion equity award on November 4, 2019 in connection with his appointment as our President and CEO. Mr. Mazelsky’s stock options and RSUs granted in February 2021 and February 2022 will continue to vest so long as he is an employee of the Company, a member of the Board or a consultant of the Company. In the event of termination of Mr. Mazelsky's employment by the Company other than for cause (except following a change in control), his stock options and RSUs will continue to vest in accordance with their terms for two years. Refer to the discussion under "Mazelsky Employment Agreement" on page 85.
(6)Mr. McKeon was granted a one-time additional equity award on August 5, 2019 in recognition of his assumption of additional responsibilities following Mr. Mazelsky's appointment as our Interim President and CEO.
2022 Option Exercises and Stock Vested
The table below sets forth information with respect to exercises of stock options and vesting of RSUs for the NEOs during the 2022 fiscal year.

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jonathan J. Mazelsky	43,706	15,145,850	3,448	1,705,434
Brian P. McKeon	706	258,686	2,277	1,132,324
Michael J. Lane	—	—	922	466,099
James F. Polewaczyk	—	—	781	394,819
Tina Hunt, PhD	—	—	675	341,233
(1)Reflects the gross number of shares acquired and value realized upon exercise by each NEO, without reduction for shares that were used to pay the exercise price or to satisfy tax obligations.
(2)Reflects the number of shares acquired and value of such shares upon vesting prior to the withholding of the following number of shares for each NEO to satisfy their tax obligations: Mr. Mazelsky (1,602), Mr. McKeon (1,054), Mr. Lane (276), Mr. Polewaczyk (235) and Dr. Hunt (204).
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Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are required to provide annual disclosure of certain information to describe the relationship between “compensation actually paid” to our CEO and other NEOs and our financial performance. For further information regarding our compensation philosophy and how executive compensation aligns with performance, refer to the discussion under “Compensation Discussion and Analysis” beginning on page 53.
Pay Versus Performance Table for 2022
The following pay versus performance table sets forth information required by Item 402(v) of Regulation S-K, including: (i) the total compensation earned by our CEO (as reported on our Summary Compensation Table), (ii) the “compensation actually paid” to our CEO (calculated in accordance with Item 402(v) of Regulation S-K), (iii) the average of the total compensation earned by our other NEOs (derived from our Summary Compensation Table), (iv) the average “compensation actually paid” to our other NEOs (calculated in accordance with Item 402(v) of Regulation S-K), (v) our net income and (vi) our organic revenue growth rate, in each case, for each of the covered fiscal years of 2020, 2021 and 2022, as well as our cumulative total shareholder return and that of the S&P 500 Health Care Index (our pay versus performance peer group) over such period.

Year (1)	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (2)(4)	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs (3)(4)	Value of Initial Fixed $100 Investment Based on:		IDEXX Net Income ($MM)	IDEXX Organic Revenue Growth (7)
					IDEXX TSR (5)	Peer Group TSR (6)
2022	$9,788,388	$(13,754,140)	$2,782,492	$(3,411,052)	$156.23	$140.29	$679.1	7%
2021	$9,065,021	$28,210,038	$2,848,443	$8,009,991	$252.16	$143.09	$744.8	16%
2020	$7,038,175	$34,873,879	$2,311,502	$10,522,557	$191.43	$113.45	$581.8	12%
(1)    For each of the years presented in the table, our CEO was Jonathan J. Mazelsky. Our other NEOs were Brian P. McKeon (2020-2022), James F. Polewaczyk (2020-2022), Michael J. Lane (2020-2022), Tina Hunt (2021-2022), and Sharon E. Underberg (2020).
(2)    The table below provides a summary of deductions and additions made from the summary compensation table (SCT) total for our CEO to calculate the “compensation actually paid” to our CEO. The amount has been calculated in accordance with Item 402(v) of Regulation S-K and the dollar amount of the “compensation actually paid” does not reflect the actual amount of compensation earned or paid to the CEO during the applicable year. There were no equity award forfeitures nor dividends or other earnings paid on stock or option awards in any of the applicable years and thus no adjustments are reflected for such events in the table below.

Year		2022	2021	2020
Summary Compensation Table for CEO		$9,788,388	$9,065,021	$7,038,175
Deductions	Grant date value of Stock Awards granted during fiscal year as reported in the SCT	1,937,696	1,500,029	1,125,087
	Grant Date value of Option Awards granted during fiscal year as reported in the SCT	5,812,593	4,499,229	3,375,000
Additions	Fair value as of year end of outstanding and unvested equity awards granted during fiscal year	6,449,518	8,858,781	11,773,116
	Change in fair value (comparing year end to the end of prior fiscal year) of equity awards granted in a prior fiscal year that are outstanding and unvested at year end	(15,299,044)	13,640,628	18,767,155
	Fair value of equity awards on vest date for equity awards granted and vested during fiscal year	—	—	—
	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of equity awards granted in a prior fiscal year that vested during the fiscal year	(6,942,713)	2,644,866	1,795,521
Compensation Actually Paid to CEO		$(13,754,140)	$28,210,038	$34,873,879
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(3)     The table below provides a summary of deductions and additions made from the average summary compensation table (SCT) total for our other NEOs to calculate the average “compensation actually paid” to our other NEOs. The amount has been calculated in accordance with Item 402(v) of Regulation S-K and the dollar amount of the average “compensation actually paid” does not reflect the actual average amount of compensation earned or paid to the other NEOs during the applicable year. There were no equity award forfeitures nor dividends or other earnings paid on stock or option awards in any of the applicable years and thus no adjustments are reflected for such events in the table below.

Year		2022	2021	2020
Summary Compensation Table Average for other NEOs		$2,782,492	$2,848,443	$2,311,502
Deductions	Grant date value of Stock Awards granted during fiscal year as reported in the SCT	462,560	399,899	300,042
	Grant Date value of Option Awards granted during fiscal year as reported in the SCT	1,387,558	1,199,793	900,003
Additions	Fair value as of year end of outstanding and unvested equity awards granted during fiscal year	1,520,657	2,340,819	3,139,539
	Change in fair value (comparing year end to the end of prior fiscal year) of equity awards granted in a prior fiscal year that are outstanding and unvested at year end	(3,973,866)	3,751,718	5,913,551
	Fair value of equity awards on vest date for equity awards granted and vested during fiscal year	—	—	—
	Change in fair value (comparing the vesting date to the end of the prior fiscal year) of equity awards granted in a prior fiscal year that vested during the fiscal year	(1,890,216)	668,703	358,010
Average Compensation Actually Paid to Other NEOs		$(3,411,052)	$8,009,991	$10,522,557
(4)    Equity values used to determine the deductions and additions set forth in the tables in notes (2) and (3) above to calculate “compensation actually paid” for our CEO and average “compensation actually paid” for our other NEOs are calculated in accordance with FASB ASC Topic 718. Adjustments with respect to stock option awards have been made as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility and risk free rates) as of the relevant measurement date in accordance with U.S. GAAP.
(5)    The measurement period to calculate total shareholder return (TSR) begins as of market close on December 31, 2019 and ends on December 31, 2020, 2021 and 2022, as applicable. The calculation of TSR assumes an initial investment of $100 as of the close of trading on December 31, 2019, and assumes dividends, if any, were reinvested.
(6)    The peer group TSR set forth in the table utilizes the S&P 500 Health Care Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. The measurement period to calculate the S&P 500 Health Care Index TSR beings as of market close on December 31, 2019 and ends on December 31, 2020, 2021 and 2022, as applicable. The calculation of the S&P 500 Health Care Index TSR assumes an investment of $100 in the S&P 500 Health Care Index as of the close of trading on December 31, 2019, and assumes dividends, if any, were reinvested.
(7)    For a discussion of how organic revenue growth was used by IDEXX to link “compensation actually paid” to our NEOs in 2022 to our financial performance, refer to the discussion under “Financial Performance Factor” beginning on page 64. Organic revenue growth is a non-GAAP financial measure. Information regarding organic revenue growth and its calculation is provided in Appendix A. While we use a variety of financial performance measures for the purpose of evaluating performance as part of our executive compensation programs, we have determined that organic revenue growth is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used in 2022 to link “compensation actually paid” to the NEOs, to the Company’s performance, because it is the metric with the highest weighting in the financial performance factor portion of our 2022 Executive Incentive Plan.
As detailed earlier under “Compensation Discussion and Analysis” beginning on page 53, we seek to create alignment between management and shareholder interests. We do so, in part, by compensating our NEOs primarily with variable and “at-risk” compensation elements, and in particular, by making a majority of the value of our NEOs’ total target direct compensation in the form of long-term equity awards. As a result, the decline in our stock price during 2022 resulted in negative “compensation actually paid” for our CEO and negative average “compensation actually paid” for our other NEOs in 2022. That was despite a payout ratio of 81% of target under our 2022 Executive Incentive Plan.
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Relationship Between Compensation Actually Paid and Certain Measures
The following graphs describe the relationship between the annual total compensation actually paid to our CEO, the average annual total compensation actually paid to our other NEOs, the total shareholder return of our stock, the total shareholder return of the S&P 500 Health Care Index, our net income and our organic revenue growth rate, as each is disclosed in the pay versus performance table above.
Compensation Actually Paid Versus TSR

Compensation (millions)
$40
$30
$20
$10
$0
($10)
($20)
$300
$225
$150
$75
$0
Indexed TSR
2019
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
IDEXX TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income

$40
$30
$20
$10
$0
($10)
($20)
Compensation (millions)
$800
$600
$400
$200
$0
Net Income (millions)
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Net Income

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Compensation Actually Paid Versus Organic Revenue Growth

$40
$30
$20
$10
$0
($10)
($20)
Compensation (millions)
20%
15%
10%
5%
0%
Organic Revenue Growth Rate
2020
2021
2022
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other NEOs
Organic Revenue Growth

2022 Financial Performance Measures
Pursuant to Item 402(v)(6) of Regulation S-K, we are required to provide a tabular list of at least three, and up to seven, financial performance measures, which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our NEOs, for 2022, to our performance.
Based on the components of our CEO and other NEO pay, as well as the financial metrics used to calculate the financial performance factor of our 2022 Executive Incentive Plan, it is our assessment that the following were the most important financial performance measures used by us to link “compensation actually paid” to our CEO and other NEOs in 2022 to company performance:

Financial Performance Measures (1)
Organic revenue growth	Operating profit
Earnings per share (diluted)	ROIC
(1)    For a description of the financial performance measures and how they factor into our annual performance-based cash bonus program, refer to the discussion under “Financial Performance Factor” beginning on page 64.
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CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to provide annual disclosure of the ratio of (i) the total annual compensation of our CEO, to (ii) the total annual compensation of our median employee. For fiscal year 2022:
•the total annual compensation of our CEO was $9,788,388;
•the total annual compensation for the employee identified as our median employee was $67,749; and
•the ratio of our CEO’s annual total compensation to that of our median employee was 144 to 1.
In calculating this ratio, we used the same median employee that we identified for fiscal year 2020, as permitted by the applicable SEC rules, because there has been no change in our employee population or employee compensation arrangements that we believe could significantly affect our pay ratio calculations. We identified our median employee, who is a salaried employee located in the United States, by examining the total gross earnings for fiscal year 2020 using available payroll data for such period (i.e., base salary plus bonus or commission, income from vesting equity, if applicable, overtime paid and other income and allowances) for all individuals, excluding our CEO, employed by us on December 31, 2020 (whether employed on a full-time, part-time, seasonal or temporary basis). We converted amounts paid in foreign currencies to U.S. dollars using the applicable average exchange rate for fiscal year 2020. Except for this currency conversion, we did not make any assumptions, adjustments or estimates with respect to total gross earnings, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. As of December 31, 2020, we estimate that we had a total of 9,285 employees (excluding the CEO), of whom 5,917 were U.S. employees and 3,368 were non-U.S. employees. For purposes of identifying the median employee, we excluded, as the SEC rules allow, a total of 454 employees in the following countries: Belgium (11), Brazil (178); Czech Republic (11); Denmark (7); Finland (11); India (10); Ireland (2); Korea (32); Mexico (13); Norway (5); Poland (19); Russia (20); Singapore (18); Slovakia (4); Sweden (18); Taiwan (31); Thailand (27); Ukraine (33); and United Arab Emirates (4). After excluding such employees, 5,917 U.S. employees and 2,914 non-U.S. employees were considered for identifying the median employee.
After identifying our median employee using the methodology described above, we calculated annual total compensation for this employee using the same methodology we use for our NEOs in the Summary Compensation Table for 2022 set forth in this Proxy Statement under the heading “Executive Compensation Tables.” The compensation for our hourly employees is variable based on, among other things, the amount of overtime worked. For purposes of the pay ratio calculation, a significant portion of our CEO’s annual total compensation includes annual equity awards that are not widely distributed to our employees, including our median employee.
The foregoing pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because the applicable SEC rules permit companies to adopt a variety of methodologies and exclusions and to make reasonable estimates and assumptions based on the particular compensation practices of such companies, the pay ratio reported by other companies may not be comparable to the one we report above.
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Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,907,586	(2)	219.8961	7,330,455	(3)
Equity compensation plans not approved by security holders	—		—	—
(1)Only stock option awards were used in computing the weighted-average exercise price.
(2)Consists of shares of common stock subject to outstanding options, restricted stock units and deferred stock units under the 2009 Plan (993,441 shares) and 2018 Plan (914,145 shares). As of December 31, 2022, the Company had 1,700,655 options outstanding with a weighted average exercise price of $219.8961 and a weighted average term of 5.27 years, and 206,931 full-value shares outstanding and granted under equity compensation plans (145,553 restricted stock units granted to employees, 2,184 restricted stock units granted to Directors, 588 deferred stock units issued to employees, and 58,606 deferred stock units issued to Directors). Excludes 1,034,209 shares issuable under the Company’s 1997 Employee Stock Purchase Plan (the 1997 Plan) in connection with the current and future offering periods. Refer to Note 5 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for a description of our equity compensation plans.
(3)Includes 6,296,246 shares available for issuance under the 2018 Plan. The 2018 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 1,034,209 shares issuable under the 1997 Plan in connection with the current and future offering periods. Refer to Note 5 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for a description of our equity compensation plans.
Stock Incentive Plans
In February 2018, the Board adopted the 2018 Plan, which was approved by the shareholders at our 2018 Annual Meeting. Prior to the 2018 Plan, options and other equity awards were granted under the 2009 Plan and prior stock incentive plans, each of which were approved by our shareholders. The vesting, change in control, transferability and other relevant provisions for grants under the 2018 Plan are generally the same as for grants under the 2009 Plan.
Upon a “change in control” (as defined in the 2018 Plan), options and awards granted to all participants, including our executives and Directors, are subject to the following vesting provisions: 25% of the unvested options and stock appreciation rights vest and become exercisable, and the restrictions and deferral limitations and other conditions applicable to any restricted stock or other stock unit award shall lapse as to 25% of the remaining number of shares subject to the award, unless the successor company in a corporate transaction does not assume or substitute awards, in which case all awards granted under the 2018 Plan become fully vested and exercisable. In addition, if a participant is terminated by the successor company without cause, as defined in the 2018 Plan (unless otherwise provided in the applicable award agreement or employment agreement between the participant and the Company), within two years following a change in control, then all awards held by such participant become fully vested and exercisable.
In general, options granted under the 2018 Plan and 2009 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the grantee only while they are serving as an employee or Director of the Company or, except as described below, within three months after they cease to serve as an employee or Director of the Company; provided, however, that the Board has the discretion to allow a grantee to designate a beneficiary to exercise the options upon the grantee’s death.
If a grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while serving as an employee or Director, or dies within three months after ceasing to serve as an employee or Director, options are exercisable within one year following the date of death or disability. In addition, options granted to Directors and employees since February 2016 will vest immediately upon the grantee’s death or disability. Options expire on the day immediately prior to the tenth anniversary of the date of grant.
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When RSUs granted under the 2009 Plan and the 2018 Plan vest, an equivalent number of shares of our common stock is then issued and delivered to the grantee. Generally, if a grantee ceases to be an employee or Director, then the balance of each RSU award that has not yet vested will be forfeited, except that unvested RSUs from awards granted since February 2016 will vest immediately upon the grantee’s death or disability.
Our currently outstanding options and RSUs include the following post-retirement provisions:

Equity Award	Post-Retirement Vesting	Post-Retirement Exercisability (Options Only) (1)
Stock Options Granted to Directors Prior to 2022	None	Two years following retirement date, provided the Director has served on the Board for at least five years.
Stock Options Granted to Directors in 2022 or Later	None	Three years following retirement date, provided the Director has served on the Board for at least five years.
Stock Options and RSUs Granted to Employees Prior to 2018 or in 2020 or 2021	None	Two years following retirement date, provided the employee retires from IDEXX at or after age 60 and has been employed by IDEXX or any of its subsidiaries for at least ten years.
Stock Options and RSUs Granted to Employees in 2018 or 2019
Continued vesting for an additional two vesting periods after retirement, provided the employee retires from IDEXX at or after age 60, has been employed by IDEXX or any of its subsidiaries for at least ten years and provides notice to IDEXX at least six months prior to retirement.

Until the 90th day following the second, post-retirement vesting date, provided the employee retires from IDEXX at or after age 60, has been employed by IDEXX or any of its subsidiaries for at least ten years and provides notice to IDEXX at least six months prior to retirement.

Stock Options and RSUs Granted to Employees in 2022 or Later
Continued vesting for an additional two vesting periods after retirement, provided the retirement date is after the first anniversary of the grant date, and the employee retires from IDEXX at or after age 60, has been an IDEXX employee for at least ten years and provides notice to IDEXX at least six months prior to retirement.

Three years following retirement date, provided the employee retires from IDEXX at or after age 60, has been an IDEXX employee for at least ten years and provides notice to IDEXX at least six months prior to retirement.

(1)    Notwithstanding any post-retirement exercisability period, no stock option is exercisable on or after the tenth anniversary of its grant date.
Deferred stock units are granted to our Directors pursuant to the Director Plan, and for information regarding deferred stock units, refer to the discussion under “Director Plan” beginning on page 41.
Executive Bonus Recovery Policy (Clawback Policy)
Effective March 3, 2010, the Board adopted a Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements, also known as a “clawback policy,” that applies to annual performance-based cash incentive compensation granted to all officers of the Company subject to reporting under Section 16 of the Exchange Act on or after March 3, 2010. For purposes of the policy as originally adopted, “incentive compensation” meant bonuses and other cash incentive payouts, whether paid or unpaid, vested or unvested. In March 2014, the policy was amended to include stock options, restricted stock units and other similar equity awards within the definition of “incentive compensation” subject to the policy.
In December 2020, the policy was amended and restated to remove the fraud or willful misconduct requirement for seeking to recover incentive compensation granted or awarded to an executive on or after December 2, 2020 and to expand its application with respect to such incentive compensation to all officers subject to reporting under Section 16 of the Exchange Act and current or former direct reports to our CEO.
Under the clawback policy, if the Company is required to restate its financial results for any of the three most recent fiscal years, other than a restatement due to changes in accounting principles or applicable law, and the Board or the Compensation and Talent Committee determines that an executive subject to the policy has received more incentive compensation for the relevant fiscal year than would have been paid had the incentive compensation been based on the restated financial results, the Board or Compensation and Talent Committee will take such action in its discretion that it determines appropriate to recover or recoup the incentive compensation that would not have been paid or awarded to the executive.
A required condition to the recovery or recoupment of incentive compensation granted or awarded prior to December 2, 2020 under the clawback policy is that the Board or Compensation and Talent Committee determine that the executive engaged in fraud or willful misconduct that caused or partially caused the restatement. The Board or Compensation and Talent Committee has the sole discretion to determine whether an executive has engaged in such conduct.
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During 2023, we will review and revise the clawback policy to comply with the final NASDAQ listing standards adopted to implement the requirements of Rule 10D-1 under the Exchange Act.
Potential Payments Upon Termination or Change in Control
Mazelsky Employment Agreement
In connection with the promotion of Mr. Mazelsky to our President and CEO in October 2019, the Company and Mr. Mazelsky entered into the Mazelsky Employment Agreement. This agreement provides, among other things, that if Mr. Mazelsky were to be terminated by IDEXX other than for cause (except within two years following a change in control), he will be entitled to the following severance benefits: (i) base salary continuation for two years following termination, (ii) a lump sum cash payment equal to two years of the employer portion of medical coverage for Mr. Mazelsky and his covered dependents to the same extent as was paid immediately prior to termination, and (iii) continued vesting of any outstanding equity incentive awards that otherwise would have vested during the two-year period following termination, which awards, if stock options, would remain exercisable for a period of 90 days following the end of such two-year period. In addition, any options that were vested immediately prior to such termination date will remain exercisable for a period of 90 days following his termination (or, if Mr. Mazelsky is retirement-eligible (as defined in the applicable equity award agreement) as of such termination date, for a period of 24 months following such termination date).
Under the Mazelsky Employment Agreement, “cause” with respect to Mr. Mazelsky is defined as: (i) willful misconduct or gross negligence in the performance of his duties; (ii) willful failure or refusal to perform reasonably assigned directives of, or internal investigations conducted by or at the direction of, the Board; (iii) an indictment or conviction for a felony or any other crimes (whether or not a felony) involving fraud, theft, breach of trust, or similar acts; (iv) willful or continued failure to comply with Company rules, regulations, policies or procedures; or (v) abuse of alcohol or another controlled substance that would reasonably be expected to result in a material adverse effect on the business, financial condition or reputation of the Company.
As a condition of receipt of any payments or benefits under the Mazelsky Employment Agreement, Mr. Mazelsky will be required to sign a release in the form attached as an exhibit to the Mazelsky Employment Agreement and to abide by the provisions thereof. The release contains a release and waiver of certain claims Mr. Mazelsky or his heirs and assigns may have against the Company (or its successor) and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. In addition, Mr. Mazelsky’s entitlement to the severance benefits described above are subject to his ongoing compliance with standard non-competition, non-solicitation and other restrictive covenants for a period of two years following termination of Mr. Mazelsky’s employment for any reason.
The Mazelsky Employment Agreement also includes change in control provisions pursuant to which, if the employment of Mr. Mazelsky is terminated either by the Company other than for cause or by Mr. Mazelsky for good reason (as defined in the Mazelsky Employment Agreement) within two years following a change in control, he will receive certain payments and benefits, as described below under the heading “Change in Control Agreements.”
The following table describes potential payments to Mr. Mazelsky under the Mazelsky Employment Agreement described above, assuming he was terminated without cause on December 31, 2022 and not in connection with or after a change in control. The actual amounts to be paid out can only be determined in the event of and at the time of its actual termination.
Potential Termination Payments

Name	Salary (1) ($)	Benefits (2) ($)	Continued Vesting of Equity Awards (3) ($)	Total ($)
Jonathan J. Mazelsky	2,000,000	34,221	10,614,613	12,648,834
(1)Mr. Mazelsky's salary will be paid by the Company for two years following termination. Amount shown is two times the annual base salary in effect as of December 31, 2022.
(2)Amount shown represents the estimated amount of the lump sum cash payment equal to two years of the employer portion of medical coverage for Mr. Mazelsky and his covered dependents based on the level of coverage in effect as of December 31, 2022.
(3)Mr. Mazelsky's stock options and RSUs would continue to vest in accordance with their terms for two years following termination. This amount represents the intrinsic value of unvested stock options and RSUs as of December 31, 2022 that would continue to vest for two years following termination on December 31, 2022 using the closing sale price of the Company’s common stock as of December 31, 2022 to illustrate the potential value at termination.
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Certain Payments in Connection with Death or Disability
In the event the employment of our executive officers, including our NEOs, terminates in connection with death or disability, they are entitled to certain benefits under certain contracts, agreements, plans or arrangements. Specifically, upon death or disability, unvested RSUs from awards granted since February 2016 vest immediately and options granted since February 2016 vest immediately. Assuming such death or disability acceleration provisions were triggered on December 31, 2022 with respect to each of our NEOs, the intrinsic value of accelerated equity (stock options and RSUs) would be: $11,677,349 for
Mr. Mazelsky; $6,418,113 for Mr. McKeon; $2,493,198 for Mr. Lane; $2,184,068 for Mr. Polewaczyk; and $2,042,913 for Dr. Hunt. For more information regarding these terms of our equity awards, refer to the discussion under “Stock Incentive Plans” beginning on page 83.
Our executives may elect to purchase Company-funded individual disability insurance for additional financial security in the case of disability. If a participating NEO suffered a covered disability resulting in a termination of employment, such NEO would receive a $5,000 per month benefit until age 65. Assuming our NEOs became eligible for payouts under such coverage on December 31, 2022, our NEOs would receive total payments in the amounts of: $150,000 for Mr. Mazelsky; $0 for
Mr. McKeon; $585,000 for Mr. Lane; $315,000 for Mr. Polewaczyk; and $615,000 for Dr. Hunt.
Except as described above with respect to Mr. Mazelsky’s employment agreement and the death and disability benefits, as well as the change in control agreements described below, the Company does not have any other contracts, agreements, plans or arrangements with any NEO providing for the payment of severance or other benefits to such NEOs upon a termination of employment with the Company for any reason, other than arrangements that are generally available to all salaried employees.
Change in Control Agreements
The Company has entered into executive employment agreements (or change in control agreements) with its executives, including each of the NEOs. With respect to Mr. Mazelsky, the terms of his change in control agreement are included in the Mazelsky Employment Agreement.
The existing change in control agreements for all of the NEOs are identical except as described below.
Each change in control agreement, other than the Mazelsky Employment Agreement, has an initial term that automatically renews for successive periods of one year, unless the Company provides notice of nonrenewal to the executive within 120 days prior to the renewal date.
The change in control agreements provide for the Company to make certain payments and provide certain benefits to the NEOs upon a qualifying termination of employment that follows a change in control of the Company, as described further below. For a further discussion of the Company’s reasons for having change in control agreements, refer to the discussion of change in control agreements under “How We Manage Risk and Governance” beginning on page 70.
The change in control agreements define a change in control of the Company as any of the following events (provided, in each case, that with respect to any payments or benefits subject to Section 409A of the Code, the following events must constitute a “change in control event” within the meaning of the applicable Treasury regulation):
•The acquisition by any person of 35% or more of the shares of common stock or combined voting power of the Company’s outstanding securities;
•A change in the composition of the Company’s Board such that a majority of the Board no longer consists of incumbent directors, or directors nominated or elected by incumbent directors, who had been directors of the Company during the 24 months prior to the change in composition;
•Approval by the shareholders of a complete liquidation or dissolution of the Company or sale of substantially all of the assets of the Company; or
•A reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (business combination), unless immediately following such business combination:
•The shareholders of the Company immediately prior to such business combination own more than a majority of the outstanding shares of common stock and the combined voting power of the Company’s outstanding voting securities of the corporation resulting in the business combination in substantially the same proportion as their ownership immediately prior to the transaction;
•No person owns 20% or more of the stock of the corporation resulting from the business combination; and
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•At least half of the members of the board of the corporation resulting from the business combination were members of the Board at the time of the agreement providing for such business combination.
Under each of the change in control agreements (other than the Mazelsky Employment Agreement), for a period of two years following a change in control, the Company may not generally reduce the executive’s annual base salary or target bonus, or the aggregate benefits to which the executive is entitled under incentive plans and welfare benefit plans, below the level to which the executive was entitled prior to the change in control.
If the employment of an executive is terminated either by the Company without “cause,” as defined below, or by the executive for “good reason,” as defined below, within the period of two years following a change in control, then the Company shall provide the following payments and benefits to the executive:
•For each executive other than Mr. Mazelsky, a prorated payment of the executive’s target bonus for the portion of the year of termination prior to the date of termination;
•An amount equal to two times (or three times in the case of Mr. Mazelsky) the sum of the executive’s annual base salary plus the average bonus received by the executive for the three full fiscal years preceding the change in control;
•The continuation of all benefits under welfare, benefit, savings and retirement plans (including, without limitation, medical, dental and life insurance plans) for a period of two years, or, in the case of Mr. Mazelsky, a lump sum cash payment equal to three years of the employer portion of medical coverage for Mr. Mazelsky and his covered dependents to the same extent as was paid immediately prior to termination; and
•Any other amounts or benefits required to be paid to the executive under any plan, program, policy or practice or contract or agreement of the Company.
The Company will also reimburse the executive up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs in connection with obtaining new employment outside the State of Maine until the earlier of two years from termination of the executive’s employment or the date they secure full-time employment.
Upon a change in control, each outstanding stock option, RSU or other equity award (each of which is referred to as an equity award) held by an executive shall become immediately exercisable or vested with respect to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. If the executive’s employment is terminated without cause, or by the executive for good reason, within two years following a change in control, all equity awards held by the executive shall become fully vested and exercisable. In addition, the 2018 Plan provides that all equity awards become fully vested and exercisable in the event a successor company in a corporate transaction does not assume or substitute the outstanding awards.
Under the change in control agreements (other than the Mazelsky Employment Agreement), “cause” is defined as the willful failure of the executive to substantially perform the executive’s duties with the Company, or the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. The Mazelsky Employment Agreement defines “cause” as (i) willful misconduct or gross negligence in the performance of his duties; (ii) willful failure or refusal to perform reasonably assigned directives of, or internal investigations conducted by or at the direction of, the Board; (iii) an indictment or conviction for a felony or any other crimes (whether or not a felony) involving fraud, theft, breach of trust, or similar acts; (iv) willful or continued failure to comply with Company rules, regulations, policies or procedures; or (v) abuse of alcohol or another controlled substance that would reasonably be expected to result in a material adverse effect on the business, financial condition or reputation of the Company.
Under the change in control agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the executive:
•Any material reduction of the executive’s annual base salary (and, with respect to Mr. Mazelsky, any material reduction of Mr. Mazelsky’s annual bonus opportunity);
•Any material reduction of the executive’s authority, duties or responsibilities;
•Any material reduction of the budget over which the executive has authority;
•A material change in the geographic location at which the executive is employed; or
•Certain breaches by the Company of the agreement.
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Under the change in control agreements with Mr. Mazelsky, Mr. McKeon and Ms. Underberg, if the executive does not hold the same position with the entity surviving any change in control as they hold with the Company, then good reason will be deemed to exist. In addition, good reason will be deemed to exist under the change in control agreement with Mr. Mazelsky if Mr. Mazelsky is required to report to a corporate officer or employee instead of directly to the Board.
Any notice of termination for good reason must be given to the Company (or its successor) within 60 days of the initial existence of one or more of the conditions described above. The Company (or its successor) will then be entitled to a period of 30 days during which it may remedy the condition(s) and not be required to pay benefits under the change in control agreement.
Under the change in control agreements, there is no tax “gross-up” provision and the Company is not required to reimburse the executives for any tax liabilities resulting from payments received by them under their change in control agreements.
As a condition of receipt of any payments or benefits under the change in control agreements, the executives will be required to sign a customary release prepared and provided by the Company (or its successor) and to abide by the provisions thereof. The release will contain a release and waiver of any claims the executive or their representatives may have against the Company (or its successor) and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims.
The Company has also entered into standard Confidential Information, Work Product and Restrictive Covenant Agreements with its executives, including each of the NEOs. Each agreement provides that for a period of two years (or one year for any executive located outside the United States) after termination of employment, the executive may not perform the same or similar responsibilities performed for the Company in any business enterprise that competes with the Company or recruit, solicit or induce any customer or employee of the Company to terminate their relationship or employment with the Company. Each of these agreements further includes standard provisions that all developments made or conceived by the executive during their employment by the Company shall be the sole property of the Company and that the executive will not disclose or use the Company’s proprietary information for their own benefit or the benefit of others.
If an executive violates any provision of the Confidential Information, Work Product and Restrictive Covenant Agreement, unexercised stock options and unvested stock options and RSUs granted to this executive will be terminated, canceled and/or forfeited in accordance with the terms of the applicable equity award agreements. Additionally, the Company may seek injunctive or other equitable relief.
The following table describes potential payments to each of our NEOs under the change in control agreements that were in effect as of December 31, 2022. The table assumes a change in control occurred and the officer’s employment was terminated either by the Company without cause or by the officer for good reason on December 31, 2022. The actual amounts to be paid out can only be determined in the event of and at the time of a change in control and a qualifying termination of each NEO.
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Potential Change in Control Payments

Name	Salary (1) ($)	Multiple Average of Bonus (1) ($)	Pro-Rated Bonus (1) ($)	Benefits ($)		Outplacement ($)	Accelerated Vesting of Equity Awards (2) ($)	Total ($)
Jonathan J. Mazelsky	3,000,000	4,725,022	—	51,332	(3)	25,000	11,677,349	19,478,703
Brian P. McKeon	1,294,298	1,361,697	485,362	31,482	(4)	25,000	6,418,113	9,615,952
Michael J. Lane	1,081,500	1,030,885	405,563	41,885	(5)	25,000	2,493,198	5,078,031
James F. Polewaczyk	1,081,500	1,035,134	405,563	41,837	(6)	25,000	2,184,068	4,773,102
Tina Hunt, PhD	1,081,500	930,433	405,563	41,751	(7)	25,000	2,042,913	4,527,160
(1)Amounts for Mr. Mazelsky are three times his salary and three times his average annual bonus for the prior three years. Amounts shown for all other NEOs represent two times their annual salary and two times their average annual bonus for the prior three years. In addition, the NEOs other than Mr. Mazelsky would be entitled to a pro-rated amount of their target bonus for the then-current fiscal year. Salary and bonus payments shall generally be paid in a lump sum on the 90th day following the date of termination, (or, in the case of Mr. Mazelsky, on the 60th day following the date of termination), provided that the executive has signed the required release and the statutory period during which the executive is entitled to revoke the release has expired on or before that day. Benefits shall be paid by the Company as stated in notes (3) though (7) below.
(2)Represents the intrinsic value of accelerated equity awards (stock options and RSUs), calculated based on the exercise price of the underlying awards and the closing sale price of the Company’s common stock as of December 31, 2022. Absent a qualifying termination upon a change in control each outstanding equity award held by an executive shall become immediately exercisable or vested with respect to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. Assuming that a change in control occurred on December 31, 2022 and the NEO’s employment was not terminated by the Company without cause or by the NEO for good reason, the intrinsic value of accelerated equity awards would be: $2,919,337 for Mr. Mazelsky, $1,604,528 for
Mr. McKeon, $623,300 for Mr. Lane, $546,017 for Mr. Polewaczyk and $510,728 for Dr. Hunt.
(3)Amount shown represents the lump sum cash payment equal to three years of the employer portion of the costs of continued health benefits for Mr. Mazelsky and his covered dependents to the same extent as was paid immediately prior to termination.
(4)Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. McKeon for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,907), and (b) premiums paid on behalf of Mr. McKeon under the Company’s accidental death and dismemberment, disability and life insurance plans ($2,575).
(5)Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Lane for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($34,221), and (b) premiums paid on behalf of Mr. Lane under the Company’s accidental death and dismemberment, disability and life insurance plans ($7,664).
(6)Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Polewaczyk for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($34,221), and (b) premiums paid on behalf of Mr. Polewaczyk under the Company’s accidental death and dismemberment, disability and life insurance plans ($7,616).
(7)Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Dr. Hunt for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($34,221), and (b) premiums paid on behalf of Dr. Hunt under the Company’s accidental death and dismemberment, disability and life insurance plans ($7,530).
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General Information about the 2023 Annual Meeting and Voting
This Proxy Statement and How Proxies Work
As an IDEXX shareholder as of the close of business on March 20, 2023 (Record Date), you are entitled to vote at the 2023 Annual Meeting. Our Board is asking for your proxy to vote at the 2023 Annual Meeting and any adjournment or postponement of the 2023 Annual Meeting. You are receiving this Proxy Statement and accompanying materials in connection with that proxy solicitation.
Giving us your proxy means that you authorize us to vote your shares at the 2023 Annual Meeting in the manner that you direct, or if you do not direct us, in the manner recommended by the Board in this Proxy Statement. You can vote for or against one or all of the Director nominees or abstain from voting for one or all nominees. You also can vote for or against the other proposals (or in the case of Proposal Four for one of the three options) or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” each proposal as recommended by the Board of Directors (or in the case of Proposal Four the option to seek a non-binding, advisory shareholder vote to approve the compensation of our NEOs each year).
Who Can Vote
As of the Record Date, there were 82,972,826 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the 2023 Annual Meeting.
Most of our shareholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned in street name:
•Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being made available directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2023 Annual Meeting.
•Beneficial Owner of Shares Held in Street Name: If your shares are held in a brokerage account through a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being made available to you through your bank, broker, trustee or nominee. As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee or nominee on how to vote and are also invited to attend the 2023 Annual Meeting. Your bank, broker, trustee or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you have obtained a legal proxy from your bank, broker, trustee or nominee entitling you to vote your shares at the 2023 Annual Meeting.
Notice of Internet Availability (Notice and Access)
Instead of mailing printed copies of our proxy materials to each shareholder, we are furnishing our proxy materials via the Internet. This reduces the costs and environmental impact of distributing these materials. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability instructs you how to access and review the proxy materials, how to submit your proxy on the Internet and how to vote by telephone.
If you would like a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. In addition, if you received a printed copy of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual shareholder meetings.
The Notice of Internet Availability is first being sent to shareholders on or about March 31, 2023. Also on or about March 31, 2023, we will first make available to our shareholders this Proxy Statement and the form of proxy relating to the 2023 Annual Meeting, as well as our 2022 Annual Report on Form 10-K filed with the SEC on February 16, 2023.
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How to Vote
You can vote online at the virtual 2023 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the virtual 2023 Annual Meeting. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual meeting. You can revoke your proxy and change your vote at the 2023 Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the 2023 Annual Meeting.
We are offering shareholders four methods of voting:
•You may vote over the Internet;
•You may vote by telephone;
•If you are a registered holder of our shares, you may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope accompanying the paper proxy card; or
•You may vote online at the virtual 2023 Annual Meeting. If you attend the 2023 Annual Meeting over the Internet, you will be able to vote your shares online, even if you already voted by Internet, telephone or mail. You will need to enter your control number (included in your Notice of Internet Availability, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2023 Annual Meeting.
Refer to the bottom of the “Notice of 2023 Annual Meeting of Shareholders” beginning on page 3 to determine how to vote your shares by mail, telephone or Internet.
Revoking a Proxy
You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:
•Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;
•Providing written notice to our Executive Vice President, General Counsel and Corporate Secretary before or at the 2023 Annual Meeting prior to the voting on any proposal, if you are a registered holder of our shares; or
•Voting online at the virtual 2023 Annual Meeting.
The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the virtual 2023 Annual Meeting over the Internet will not, by itself, revoke your proxy.
Quorum
We need a quorum to transact business at the 2023 Annual Meeting. This means that at least a majority of the issued and outstanding shares entitled to vote as of the Record Date must be represented at the 2023 Annual Meeting, either by proxy or in person. Abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by us, are not voted and do not count towards establishing a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
Votes Needed
Approval of Proposals One, Two and Three each requires the favorable vote of a majority of the votes cast and for Proposal Four the option of the frequency with which we should seek a non-binding, advisory vote to approve the compensation of our NEOs that receives the greatest number of votes will be the frequency considered supported by shareholders. Only votes for or against a proposal (or in the case of Proposal Four for one of the three frequency options) count as votes cast. Abstentions and broker non-votes (which are described below) are not counted as votes cast and so have no effect on the outcome of the proposal.
For details regarding our Director Resignation Policy applicable in the event that an incumbent Director is not re-elected, please refer to the information under “Majority Voting and Director Resignation” on page 19.
An independent inspector of elections appointed for the 2023 Annual Meeting will tabulate affirmative and negative votes, abstentions and broker non-votes. Preliminary voting results will be announced at the 2023 Annual Meeting. Final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the 2023 Annual Meeting.
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Broker Non-Votes
If you are a beneficial owner of shares held in “street name” and do not give voting instructions to your bank or brokerage firm, your bank or brokerage firm will be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The following are non-discretionary items on which your bank or brokerage firm may not vote without voting instructions from you:
•Election of Directors (Proposal One)
•The Advisory Vote to Approve Executive Compensation (Proposal Three)
•The Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation (Proposal Four)
For these non-discretionary items, if your bank or brokerage firm does not have voting instructions, the bank or brokerage firm must indicate on its proxy that it does not have authority to vote on these matters on your behalf, and your shares will be treated as “broker non-votes” with respect to these proposals. Ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered to be a discretionary item on which banks and brokerage firms may vote.
Conduct of the 2023 Annual Meeting
Pursuant to our Amended and Restated By-Laws, the independent Non-Executive Board Chair adopted rules and procedures that he believes are appropriate to ensure that the 2023 Annual Meeting is conducted properly. These Rules of Conduct and Procedures are currently available at our online pre-meeting forum that beneficial owners can enter at www.proxyvote.com and registered shareholders can enter at www.proxyvote.com/idxx. In addition, these Rules of Conduct and Procedures will also be available at the 2023 Annual Meeting at www.virtualshareholdermeeting.com/IDXX2023.
Pre-Meeting Forum and Submitting Questions
The virtual format for our 2023 Annual Meeting will allow us to implement a pre-meeting forum to communicate more effectively with you. You can access the pre-meeting forum and submit written questions in advance of our 2023 Annual Meeting, vote, and also access copies of the 2023 Annual Meeting’s Rules of Conduct and Procedures, as well as our proxy statement and annual report, by visiting www.proxyvote.com for beneficial owners and www.proxyvote.com/idxx for registered shareholders.
Virtual 2023 Annual Meeting
We are pleased to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Hosting our 2023 Annual Meeting as a completely virtual meeting will provide easy access for shareholders, facilitate shareholder participation and reduce the environmental impact of our 2023 Annual Meeting. For more information regarding the virtual format, refer to the discussion under “Virtual Shareholder Meeting” on page 39.

The 2023 Annual Meeting will be conducted over the Internet via live audio webcast at 10:00 a.m., Eastern Time, on Wednesday, May 17, 2023. Shareholders of record as of March 20, 2023, may attend, vote and submit questions during the virtual 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/IDXX2023. To participate in the virtual annual meeting, you will need the control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. The audio webcast will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

Technical Difficulties Accessing the Virtual Meeting
If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:
1-855-449-0991 (Toll-free)
1-720-378-5962 (Toll line)

The audio webcast will include consideration of the proposals and a live question-and-answer session. During the live question-and-answer session, we will answer questions as they come in and address those submitted in advance at the pre-meeting forum, as time permits. Shareholders accessing the audio webcast will be able to submit questions in writing or, by following instructions on our online pre-meeting forum or at www.virtualshareholdermeeting.com/IDXX2023, dial in to a toll-free number and verbally ask live questions during the meeting.
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Voting on Other Matters
If other matters are properly presented for consideration at the 2023 Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we do not know of any other matters to be raised at the 2023 Annual Meeting and the dates by which other matters to be voted on at the 2023 Annual Meeting must have been submitted by our shareholders pursuant to Rule 14a-8 of the Exchange Act or our Amended and Restated By-Laws have passed.
Solicitation of Proxies
We will pay the expenses of the solicitation of proxies by our Board. Proxies can be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc. to distribute and solicit proxies and will pay MacKenzie Partners, Inc. a fee of approximately $15,000, plus reasonable out-of-pocket expenses, for its services.
Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of our common stock held in their names and, as required by law, we will reimburse them for their reasonable out-of-pocket expenses for this service.
Householding of Annual Meeting Materials
Some of our shareholders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability. This means that only one copy of such documents may have been sent to multiple shareholders in your household. This reduces printing costs, postage fees and environmental impact. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number:
Investor Relations
IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, Maine, 04092
Telephone: 207-556-8155
If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.
2023 Proxy Statement | 93

Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders
Proposals Submitted Under Rule 14a-8
The deadline to submit a proposal for inclusion in our proxy materials for the 2023 Annual Meeting has passed.
To be considered for inclusion in next year’s proxy materials, shareholder proposals submitted pursuant to Rule 14a-8 must be submitted in writing to our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 and received by December 2, 2023.
Proposals Submitted Outside of Rule 14a-8
Our Amended and Restated By-Laws establish advance notice procedures, summarized below, that shareholders must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting outside of the process under Rule 14a-8.
Nominations for Director and/or an item of business to be introduced at an Annual Meeting must be submitted in writing to our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 and received by the applicable deadline indicated below.
Shareholder nominations or other proposals must include certain information regarding:
•The shareholder submitting the nomination or proposal;
•Any nominee for Director; and/or
•The item of business.
Proxy Access Nominations. For your nomination of one or more Director candidates to be properly brought before the 2024 Annual Meeting and included in our proxy materials pursuant to Section 2.8 of our Amended and Restated By-Laws (proxy access nomination), we must receive written notice of your intention to introduce a proxy access nomination at our 2024 Annual Meeting, and all supporting information required by our Amended and Restated By-Laws, no earlier than November 2, 2023 and no later than December 2, 2023 (i.e., not less than 120 days or more than 150 days before the first anniversary of the date this Proxy Statement was first released to shareholders in connection with the 2023 Annual Meeting). The adjournment or postponement of the 2024 Annual Meeting (or the public notice thereof) shall not affect the time period required to give notice of a proxy access nomination with respect to the 2024 Annual Meeting.
Other Nominations or Items of Business. For your nomination of one or more Director candidates or any other item of business (excluding proxy access nominations and proposals submitted under Rule 14a-8) to be properly brought before the 2024 Annual Meeting, we must receive written notice of your intention to introduce such nomination or proposed item of business at our 2024 Annual Meeting, and all supporting information required by our Amended and Restated By-Laws, not less than 90 days or more than 120 days before the first anniversary of the 2023 Annual Meeting. However, if the date of our 2024 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the date of the 2023 Annual Meeting, then we must receive such notice at the address noted above not earlier than the 120th day before such Annual Meeting; and not later than the close of business on the later of the 90th day before such Annual Meeting or the 10th day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that our 2024 Annual Meeting is held between April 27, 2024 and July 16, 2024, as is currently expected, we must receive the written notice of your intention to introduce a nomination or proposed item of business at our 2023 Annual Meeting, and all supporting information, no earlier than January 18, 2024 and no later than February 17, 2024.
Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for Director nominees submitted under the advance notice requirements of our Amended and Restated By-Laws must also comply with the additional notice and other requirements of Rule 14a-19. A notice providing any additional information required by Rule 14a-19 must be submitted in writing to our Executive Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 and received by March 18, 2024.
94 | 2023 Proxy Statement

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements
This Proxy Statement and the accompanying materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve significant risks and uncertainties, which may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.
Forward-looking statements may be identified by the use of words such as “anticipate,” “could,” “continue,” “expect,” “intend,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or the negative version of those words or comparable words or phrases or by using future dates in connection with any discussion of future performance, actions or events. Forward-looking statements contained in this Proxy Statement include our belief that 2022 performance positions us to address the significant opportunities ahead and create sustainable, long-term value for stakeholders; our plans regarding product development, including our plans to develop two new point-of-care diagnostic platforms and applications as a result of the in-licensing of certain intellectual property rights; our product potential, including our target for incremental premium hematology analyzer placements; our future financial performance, including the model of our long-term financial potential; and our ESG goals and commitments.
No forward-looking statement can be guaranteed and actual results may differ materially from those projected or implied. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be carefully evaluated together with the many risks and uncertainties that affect our business, particularly the matters described under the headings “Business,” “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in our 2022 Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, if any, which we incorporate herein by reference.
Other Matters
The Board knows of no other matters to be presented for shareholder action at the 2023 Annual Meeting. If, however, other matters do properly come before the 2023 Annual Meeting or any adjournments or postponements of the 2023 Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
The Board hopes you will attend the 2023 Annual Meeting. Whether or not you plan to attend the 2023 Annual Meeting, you are urged to vote at your earliest convenience in the manner and method described at the bottom of the “Notice of 2023 Annual Meeting of Shareholders” beginning on page 3.
By order of the Board of Directors,
Sharon E. Underberg
Executive Vice President,
General Counsel and Corporate Secretary
March 31, 2023
2023 Proxy Statement | 95

Appendix A – Reconciliation of Non-GAAP Financial Measures
We report our results in conformity with U.S. GAAP. We use certain non-GAAP financial measures in this Proxy Statement that exclude or adjust certain items to supplement our consolidated results presented in accordance with GAAP or as part of our executive compensation program. Our reconciliation of these non-GAAP financial measures is included in this Appendix.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.
After-Tax Return on Invested Capital, Excluding Cash and Investments (ROIC)
After-tax return on invested capital, excluding cash and investments (ROIC), is a non-GAAP financial measure that represents our after-tax income from operations for the year ended December 31, 2022, divided by our average invested capital, excluding cash and investments, using the beginning and ending balance sheet values. ROIC, after-tax income from operations and average invested capital, excluding cash and investments, are not measures of financial performance under GAAP and should be considered in addition to, and not as replacements of or superior measures to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. We believe that reporting ROIC provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital.
In this Proxy Statement, we report our ROIC for 2022. The reconciliation of this non-GAAP financial measure is as follows:

Numerator (amounts in thousands)	For the Year Ended December 31, 2022
Income from operations (as reported)	$898,765
After-tax income from operations (1)	$709,722

Denominator (dollar amounts in thousands)	As of December 31, 2022	As of December 31, 2021
Total shareholders’ equity	$608,737	$689,992
Credit facility	579,000	73,500
Long-term debt, current and long-term	769,369	850,201
Deferred income tax assets	(55,215)	(24,784)
Deferred income tax liabilities	8,150	8,935
Total invested capital	$1,910,041	$1,597,844
Less cash and cash equivalents	112,546	144,454
Total invested capital, excluding cash and investments	$1,797,495	$1,453,390
Average invested capital, excluding cash and investments (2)	$1,625,443
After-tax return on invested capital, excluding cash and investments (ROIC)	43.7%
(1)After-tax income from operations represents income from operations reduced by our reported effective tax rate of 21.0% for the year ended December 31, 2022. Refer to Note 14 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for information on our effective tax rate.
(2)Average invested capital, excluding cash and investments, represents the average of the amount of total invested capital, excluding cash and investments, as of December 31, 2021 and December 31, 2022.
96 | 2023 Proxy Statement

APPENDIX A
Comparable EPS Growth
Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted), as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates and excluding the tax benefits of share-based compensation activity under ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (ASU 2016-09) and non-recurring or unusual items (if any). Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, earnings per share (diluted) growth reported in accordance with GAAP. We believe that reporting comparable EPS growth provides useful information to investors by facilitating better period-over-period comparisons of our fundamental earnings per share performance by excluding items that vary independent of performance and providing greater transparency regarding a key metric used by management.
In this Proxy Statement, we report the comparable EPS growth for 2022, which excludes the impact of tax benefits of share-based compensation activity under ASU 2016-09 and changes in foreign currency exchange rates. We estimate the net impact of changes in foreign currency exchange rates on EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.
The reconciliation of this non-GAAP financial measure is as follows:

	For the Year Ended December 31, 2022 ($)	For the Year Ended December 31, 2021 ($)	Year-over-Year Growth
Earnings per share (diluted)	8.03	8.60	(7)%
Less: comparability adjustments
Share-based compensation activity	0.15	0.38
Change from currency	(0.22)
Comparable EPS Growth	8.10	8.22	(1)%
Amounts presented may not recalculate due to rounding.
2023 Proxy Statement | 97

Comparable Operating Margin Improvement
Comparable operating margin improvement represents the percentage change in operating margin, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, and excluding non-recurring or unusual items. Comparable operating margin improvement should be considered in addition to, and not as a replacement of or a superior measure to, operating margin improvement reported in accordance with GAAP. We believe that reporting comparable operating margin improvement provides useful information to investors by facilitating better period-over-period comparisons of our fundamental operating margin performance by excluding items that vary independent of performance and providing greater transparency regarding a key metric used by management.
In this Proxy Statement, we report the comparable operating margin improvement for 2022, which excludes changes in foreign currency exchange rates in 2022. We estimate the net impact of changes in foreign currency exchange rates on operating margin results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.
The reconciliation of this non-GAAP financial measure is as follows:

Dollar amounts in thousands	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021	Year-over-Year Change (basis points)
Income from operations	$898,765	$932,028
Operating margin	26.7%	29.0%	-230 bps
Less: comparability adjustments
Change from currency	(24,864)	—
Comparable income from operations	$923,629	$932,028
Comparable operating margin (2)	26.6%	29.0%	-240 bps
(1)Amounts presented may not recalculate to constant currency operating margin or constant currency margin improvement due to rounding.
Free Cash Flow and the Ratio of Free Cash Flow to Net Income
Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, including tax benefits attributable to share-based compensation, reduced by the Company’s investments in property and equipment. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. We believe that reporting free cash flow provides useful information to investors because free cash flow indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business.
In this Proxy Statement, we report our free cash flow and the ratio of free cash flow to net income for 2022. The reconciliation of these non-GAAP financial measures is as follows:

Dollar amounts in thousands	For the Year Ended December 31, 2022
Net cash provided by operating activities	$542,984
Investing cash flows attributable to purchases of property and equipment	(148,838)
Free cash flow	$394,146
Net income	$679,089
Ratio of free cash flow to net income (expressed as a percentage)	58%

98 | 2023 Proxy Statement

APPENDIX A
Organic Revenue Growth
Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, certain business acquisitions and divestitures. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. We believe that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers.
We exclude from organic revenue growth the effect of changes in foreign currency exchange rates because these changes are not under management’s control, are subject to volatility and can obscure underlying business trends. We calculate the impact on revenue resulting from changes in foreign currency exchange rates by applying the difference between weighted average exchange rates during 2022 and 2021 to foreign-currency-denominated revenues for 2021.
We also exclude from organic revenue growth the effect of certain business acquisitions and divestitures because the nature, size and number of these transactions can vary dramatically from period to period, and because they either require or generate cash as an inherent consequence of the transaction, and therefore can also obscure underlying business and operating trends. We consider acquisitions to be a business when all three elements of inputs, processes and outputs are present, consistent with ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” In a business combination, if substantially all the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, we do not consider these assets to be a business. A typical acquisition that we do not consider a business is a customer list asset acquisition, which does not have all elements necessary to operate a business, such as employees or infrastructure. We believe that the efforts required to convert and retain these acquired customers are similar in nature to our existing customer base and therefore are included in organic revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial twelve months from the date of acquisition, that are directly attributable to business acquisitions.
In this Proxy Statement, we report the Company’s organic revenue growth and CAG Diagnostics recurring revenue organic growth in 2022. The reconciliation of these non-GAAP financial measures is as follows:

Dollar amounts in thousands	Net Revenue For the Year Ended December 31, 2022 ($)	Net Revenue For the Year Ended December 31, 2021 ($)	Dollar Change ($)	Percentage Change	Change from Currency	Change from Acquisitions	Organic Revenue Growth(1)
Total Company	3,367,324	3,215,360	151,964	4.7%	(3.4)%	0.7%	7.4%
CAG Diagnostics recurring revenue	2,660,280	2,534,562	125,718	5.0%	(3.4)%	0.1%	8.2%
(1)Amounts presented may not recalculate due to rounding.

2023 Proxy Statement | 99

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
IDEXX LABORATORIES, INC. ONE IDEXX DRIVE WESTBROOK, ME 04092

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/IDXX2023
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E58088-P19475	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IDEXX LABORATORIES, INC.
The Board of Directors recommends you vote FOR each of the following nominees listed in Proposal One below:
1.	Election of Directors (Proposal One).
	Nominees		For	Against	Abstain
	1a.	Daniel M. Junius	☐	☐	☐

	1b.	Lawrence D. Kingsley	☐	☐	☐

	1c.	Sophie V. Vandebroek, PhD	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Two).						☐	☐	☐

3.	Advisory Vote on Executive Compensation. To approve a nonbinding advisory resolution on the Company’s executive compensation (Proposal Three).						☐	☐	☐
The Board of Directors recommends you vote FOR 1 Year on the following proposal:
						1 Year	2 Years	3 Years	Abstain
4.	Advisory Vote on the Frequency of Advisory Votes on Executive Compensation. To recommend, by nonbinding advisory vote, the frequency of future advisory votes on the Company's executive compensation (Proposal Four).					☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.idexxproxymaterials.com.

E58088-P19475

IDEXX LABORATORIES, INC. Proxy for the 2023 Annual Meeting of Shareholders To Be Held on May 17, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Lawrence D. Kingsley and Sharon E. Underberg, and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse side of this ballot, all shares of Common Stock of IDEXX Laboratories, Inc. (the “Company”) which the undersigned would be entitled to vote at the 2023 Annual Meeting to be held at 10:00 AM EDT on Wednesday, May 17, 2023 at www.virtualshareholdermeeting.com/IDXX2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in accordance with the judgment of the proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side